UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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PINNACLE ENTERTAINMENT, INC.
(Name of Registrant as Specified in Its Charter)
N/A
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2011

TO THE STOCKHOLDERS OF PINNACLE ENTERTAINMENT, INC.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 24, 2011, at 9:00 a.m., local time, at the Four Seasons Hotel St. Louis, 999 North Second Street, St. Louis, Missouri 63102, and at any adjournments or postponements thereof (the “Annual Meeting”), for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect seven directors to serve on the Company’s Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year;

3. To approve amendments to the Company’s 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”), to permit a one-time value-for-value stock option exchange program for employees other than the Company’s directors and executive officers (the “Amendments to the 2005 Plan”);

4. To approve an advisory resolution regarding the compensation of the Company’s named executive officers;

5. To act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

6. To act upon such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Material, or Notice. The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Annual Meeting.

Important Change:  Due to a change in the New York Stock Exchange rules, your broker cannot vote your shares without your instructions for the election of directors, for the Amendments to the 2005 Plan, for the advisory resolution regarding the compensation of the Company’s named executive officers, or for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. If you do not provide voting instructions to your broker, your shares will not be voted or counted for the election of directors, for the Amendments to the 2005 Plan, for the advisory resolution regarding the compensation of the Company’s named executive officers, or for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. It is, therefore, important that beneficial owners instruct their brokers how they wish to vote their shares.

Stockholders of record as of March 28, 2011 can vote at the Annual Meeting. On or about April 12, 2011, we will mail the Notice or, for stockholders who have already requested to receive a printed set of proxy materials, this proxy statement, the accompanying proxy card and annual report. Please vote before the Annual Meeting in one of the following ways:

1. By Internet — You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

2. By Telephone — You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

3. By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

Your vote is very important. Please vote before the meeting using one of the methods above to ensure that your vote will be counted. Your proxy may be revoked at any time before the vote at the Annual Meeting by following the procedures outlined in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Godfrey
Secretary

Las Vegas, Nevada
April 12, 2011

PINNACLE ENTERTAINMENT, INC.
8918 SPANISH RIDGE AVENUE
LAS VEGAS, NEVADA 89148

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2011

This Proxy Statement is being furnished to the stockholders of Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle” or the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of the Company’s stockholders to be held on Tuesday, May 24, 2011, at 9:00 a.m., local time, at the Four Seasons Hotel St. Louis, 999 North Second Street, St. Louis, Missouri 63102, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s Common Stock, $0.10 par value per share (“Pinnacle Common Stock”), will be asked to vote upon:

(i) the election of seven directors to serve on the Company’s Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

(ii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2011 fiscal year;

(iii) the approval of amendments to the Company’s 2005 Equity and Performance Incentive Plan, as amended (the “2005 Plan”), to permit a one-time value-for-value stock option exchange program for employees other than the Company’s directors and executive officers (the “Amendments to the 2005 Plan”);

(iv) the approval of an advisory resolution regarding the compensation of the Company’s named executive officers;

(v) to act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

(vi) any other business that properly comes before the Annual Meeting.

This Proxy Statement, the accompanying Proxy Card and the Notice Regarding the Availability of Proxy Material are first being mailed to the Company’s stockholders on or about April 12, 2011. The address of the principal executive offices of the Company is 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of Pinnacle Common Stock at the close of business on March 28, 2011 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 61,895,179 shares of Pinnacle Common Stock outstanding and entitled to vote, held of record by 2,297 stockholders. A majority, or 30,947,590 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote for each share of Pinnacle Common Stock held as of the Record Date.

Voting of Proxies; Votes Required

All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted: (i) “FOR” the election of each director nominee listed on the Proxy Card; (ii) “FOR” the ratification of the appointment of independent auditors for the 2011 fiscal year; (iii) “FOR” the approval of the Amendments to the 2005 Plan; (iv) “FOR” the approval of the advisory resolution on the compensation of the Company’s named executive officers; and (v) for “1 YEAR” for the frequency vote on the compensation of the Company’s named executive officers. The Company’s Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion made for adjournment of the Annual Meeting.

You may submit your proxy by mail, telephone or the internet. Proxies submitted by any of those methods will be treated in the same manner. If you are a stockholder of record, you may submit your proxy by signing and returning the enclosed Proxy Card by mail, telephone at 1-800-690-6903 or on the internet at http://www.proxyvote.com/. If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other nominee.

Whether the proxy is submitted by mail, telephone or the internet, any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation to, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). If you voted by telephone or the Internet and wish to change your vote, you may call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote.

The Company has adopted a majority vote standard in uncontested director elections. To be elected, each director nominee must receive more “FOR” votes than “AGAINST” votes. Abstentions and “broker non-votes” will have no effect on the election of directors because only votes “FOR” or “AGAINST” a nominee will be counted.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year requires approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to such proposal.

The proposal to approve the Amendments to the 2005 Plan requires the approval by the affirmative vote of a majority of the votes cast “FOR,” “AGAINST” or “ABSTAIN” with respect to such proposal, provided that the total votes so cast on the proposal represent more than 50% of all shares entitled to vote on the proposal.

The proposal to approve an advisory resolution regarding the compensation of the Company’s named executive officers requires approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” with respect to such proposal.

For the proposal to act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the frequency of every year, two years, or three years that receives the affirmative vote of a majority of the votes cast will be the frequency recommended by our stockholders for future advisory votes on the compensation of the Company’s named executive officers.

Abstentions and Broker Non-Votes

A stockholder may “ABSTAIN” on any proposal that may properly come before the Annual Meeting. If a stockholder chooses to “ABSTAIN,” such stockholder’s shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters and will be considered entitled to vote, but will have no effect with respect to the outcome of the vote to elect directors, to ratify the appointment of the Company’s independent auditors, to adopt the advisory resolution on the compensation of the Company’s named executive officers, or to recommend, on an advisory basis, the frequency of the advisory vote on the compensation of the Company’s named executive officers. However, according to the New York Stock Exchange, or the NYSE, rules, a vote to “ABSTAIN” on the proposal to approve the Amendments to the 2005 Plan will be considered as a vote cast with respect to such matter, and will have the same effect as a vote “AGAINST” such proposal.

Under the rules of the NYSE, if a broker or other financial institution holds a client’s shares in its name and the client does not provide voting instructions to them, that firm has discretion to vote such shares for certain routine matters. Proposal No. 2, the ratification of the appointment of our independent auditor, is a routine matter. On the other hand, the broker or other financial institution that holds a client’s shares in its name does not have discretion to vote such shares for non-routine matters. Proposals Nos. 1, 3, 4, and 5 are non-routine matters, and the firm that holds shares in its name may not vote on those items absent instruction from the client. When a firm votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting but are not considered voting power for purposes of voting on the non-routine items. Accordingly, broker non-votes will have no effect on any proposals, except that, with respect to the Amendments to the 2005 Plan, broker non-votes will not count toward the requirement that the total number of votes cast on the proposal, including abstentions, represent over 50% of the total shares entitled to vote on the proposal.

Appraisal and Dissenters’ Rights

Under Delaware law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this Proxy Statement.

Solicitation of Proxies and Expenses

Proxies are being solicited by the Company. The Company will bear the cost of the solicitation of proxies from its stockholders, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. The directors, executive officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, e-mail or in person. Such directors, executive officers and employees will not be specifically compensated for such services. Arrangements may also be made with brokers, custodians, nominees, and other record holders to forward proxy solicitation materials to the beneficial owners of shares of Pinnacle Common Stock held of record by such brokers, custodians, nominees and other record holders, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in connection therewith.

PROPOSAL 1

ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)

At the Annual Meeting, holders of Pinnacle Common Stock will be asked to vote on the election of seven directors who will constitute the full Board of Directors of the Company. The Board of Directors has adopted a majority vote standard in uncontested director elections. Because we did not receive advance notice under our Bylaws of any stockholder nominees for director, the 2011 election of directors is an uncontested election. To be elected in an uncontested election, a director nominee must receive more “FOR” votes than “AGAINST” votes. Abstentions and “broker non-votes” will have no effect on the election of directors because only votes “FOR” or “AGAINST” a nominee will be counted. Your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the seven nominees for director, because the election of directors is not considered a “routine” matter under the NYSE rules.

Each director elected will hold office until the next annual meeting of stockholders (and until his successor shall have been duly elected and qualified). The Company is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, the Board has adopted a director resignation and recusal policy in our Corporate Governance Guidelines. Under this policy, the Board of Directors will nominate for re-election only those incumbent candidates who tender irrevocable resignations. The Board of Directors has obtained such resignations from each director nominee for election at the Annual Meeting. The irrevocable resignations will be effective upon (1) the failure to receive the required vote at any annual meeting at which directors are nominated for re-election and (2) Board acceptance of the resignations. In the event that a director nominee does not receive the required vote at the Annual Meeting, the Corporate

Governance and Nominating Committee will recommend to the Board of Directors whether to accept or reject a tendered resignation. The Board of Directors will publicly disclose its decision within 90 days following certification of the stockholder vote. In addition, the Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. If the Board of Directors does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board of Directors accepts the resignation, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors.

On March 1, 2011, the Board of Directors reduced the size of the Board to seven members effective immediately prior to the Annual Meeting. On March 10, 2011, Michael Ornest retired from the Board. Following the Annual Meeting, our Board of Directors may increase the size of our Board of Directors and fill any resulting vacancy or vacancies, but the Board of Directors has no present intention to do so. If our Board of Directors increases the size of our Board of Directors and elects a new director to fill the resulting vacancy or vacancies, the new director or directors must stand for election at the next year’s annual meeting of stockholders. All of the nominees listed below currently serve on the Board of Directors of the Company.

General

Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy abstains with respect to one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders for a substitute nominee as directed by the Board of Directors.

There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director, nominee and/or executive officer of the Company other than arrangements or understandings with any such director, nominee and/or executive officer acting in his capacity as such. See “— Information Regarding the Director Nominees.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Selection of Nominees for Director

It is the policy of the Board, as set forth in the Company’s Corporate Governance Guidelines, to select director nominees who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment, and willingness to devote the requisite time to their duties as director, and who will contribute to the Company’s overall corporate goals. Board members are evaluated and selected based on their individual merit, as well as in the context of the needs of the Board as a whole.

The Corporate Governance and Nominating Committee is responsible for identifying, recruiting, reviewing, and recommending to the Board qualified individuals to be nominated for election or reelection as directors, consistent with the criteria set forth in the Company’s Corporate Governance Guidelines. Depending on the circumstances, the Corporate Governance and Nominating Committee considers candidates recommended by Board members, third parties and, to the extent deemed appropriate, director search firms.

Before recommending to the Board a new or incumbent director for election or reelection, the Corporate Governance and Nominating Committee reviews his or her qualifications, including capability, availability to serve, conflicts of interest, understanding of the gaming industry, finance and other elements relevant to the Company’s business, educational, business and professional background, age and past performance as a Board member (including past attendance at, and participation in, meetings of the Board and its committees and contributions to their activities). The Corporate Governance and Nominating Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant. The Corporate Governance and Nominating Committee also receives disclosures relating to a director’s independence and assists the Board in making determinations as to the independence of the directors. The Corporate Governance and Nominating Committee also conducts an annual review of the composition of the Board as a whole, including whether the Board reflects the appropriate degree of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities, and satisfies the other requirements set forth in the Company’s Corporate Governance Guidelines.

In particular, the Corporate Governance and Nominating Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s business. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Corporate Governance and Nominating Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Corporate Governance and Nominating Committee considers the effectiveness of those efforts as part of its annual self-evaluation process.

The Corporate Governance and Nominating Committee will consider Board nominee recommendations by stockholders who have beneficially owned more than five percent of the Company’s then-outstanding shares of Pinnacle Common Stock for at least two consecutive years as of the date of making the proposal and who submit in writing the names and supporting information to the Chair of the Corporate Governance and Nominating Committee at the address of the Company’s principal executive offices. A stockholder recommendation must contain: (a) the name and address of the stockholder making the recommendation, the class and number of shares of the Company’s capital stock owned beneficially by such stockholder, and documentary support that such stockholder satisfies the requisite stock ownership threshold and holding period; and (b) as to the proposed nominee, the name, age, business and residence addresses, principal occupation or employment, number of shares of Pinnacle Common Stock held by the nominee, a résumé of his or her business and educational background, information that would be required in a proxy statement soliciting proxies for the election of such nominee, and a signed consent of the nominee to serve as a director, if nominated and elected. In order to be considered, a stockholder recommendation for nomination with respect to an upcoming annual meeting of stockholders must be received by the Chair of the Corporate Governance and Nominating Committee no later than the 120th calendar day before the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting, with certain exceptions that are set forth in the Company’s Corporate Governance Guidelines.

The Company’s policies and procedures regarding the selection of director nominees are described in greater detail in the Company’s Corporate Governance Guidelines and the Charter of the Corporate Governance and Nominating Committee, which are available on the Company’s website at www.pnkinc.com and which charter is attached to this Proxy Statement as Attachment 3. In addition, printed copies of such Corporate Governance Guidelines and Charter are available upon written request to Investor Relations, Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148.

As contrasted to a stockholder recommendation of a nominee for consideration by the Company’s Corporate Governance and Nominating Committee, stockholders who wish to nominate directors at future annual meetings must comply with the applicable provisions of the Company’s Bylaws, as described in this Proxy Statement under the caption “Stockholder Proposals for the Next Annual Meeting.”

Information Regarding the Director Nominees

Set forth below is information with respect to the nominees, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion that they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service as a Pinnacle’s director and their age. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve on the Board of Directors, if elected.

Name	Age	Position with the Company

Stephen C. Comer(b)(d)	61	Director
John V. Giovenco(c)(g)	75	Director
Richard J. Goeglein(a)(g)	76	Chairman of the Board and Director
Bruce A. Leslie(a)(b)(e)(f)	60	Director
James L. Martineau(c)(d)	70	Director
Lynn P. Reitnouer(d)(e)	78	Director
Anthony M. Sanfilippo(a)(g)	53	President, Chief Executive Officer and Director

(a)	Member of the Executive Committee

(b)	Member of the Audit Committee

(c)	Member of the Corporate Governance and Nominating Committee

(d)	Member of the Compensation Committee

(e)	Member of the Compliance Committee

(f)	Member of the Risk Management Oversight Committee

(g)	Member of Advisory Committee (which was formed in January 2011)

Mr. Comer has been one of the Company’s directors since July 2007. Mr. Comer brings substantial accounting expertise to the Company. Mr. Comer serves as a Director of Southwest Gas Corporation and has served that in that role since January 2007. In addition, Mr. Comer served as Managing Partner of Deloitte & Touche LLP (Nevada operations) from 2002 to 2006; as Managing Partner and other positions, Arthur Andersen (Los Angeles and Nevada operations) from 1972 to 2002; and as Member of the American Institute of Certified Public Accountants and Nevada Society of Certified Public Accountants. Mr. Comer’s over 35 years of accounting experience and expertise and his integral involvement in other public gaming companies’ auditing practices provide our Board with invaluable expertise in these areas. In addition, Mr. Comer provides an important perspective as the Company addresses its capital and liquidity needs.

Mr. Giovenco has been one of the Company’s directors since February 2003 and lead director of the Company from February 2008 until May 2009 and Interim Chief Executive Officer from November 2009 to March 2010; Director, Great Western Financial Corporation from 1979 to 1993; President and Chief Operating Officer, Sheraton Hotels Corporation during 1993; Director, Hilton Hotels Corporation from 1980 to 1992; President and Chief Operating Officer, Hilton Gaming Corporation from 1985 to 1993; Executive Vice President-Finance, Hilton Hotels Corporation from 1980 to 1993; Chief Financial Officer, Hilton Hotels Corporation from 1974 to 1985; Chief Financial Officer, Hilton Gaming Corporation from 1972 to 1974; and Partner, Harris, Kerr, Forster, Certified Public Accountants (predecessor firm to PKF International) from 1967 to 1971. Mr. Giovenco brings over 40 years of broad ranging business and financial experience and expertise to the Company. His 20-year tenure at Hilton Hotels Corporation, including his services as Chief Financial Officer of Hilton Hotels and as President and Chief Operating Officer of Hilton Gaming Corporation, as well as his recent service as Interim Chief Executive Officer of the Company, brings to the Board extensive leadership and management experience and expertise, as well as unique and invaluable perspectives on all aspects of the Company’s business.

Mr. Goeglein has been one of the Company’s directors since December 2003. Mr. Goeglein brings more than 32 years of experience in the hospitality and gaming industry. In addition to his position as director of the Company,

Mr. Goeglein has served as the Chairman of the Board of the Company since March 2010, lead director of the Company from May 2009 to November 2009, Interim Nonexecutive Chairman of the Board from November 2009 to March 2010; and was also a Director of the Company from 1997 to 1998; Owner and Managing Member, Evening Star Holdings, LLC (Business Consulting Firm) since mid-2005; Owner and Managing Member, Evening Star Hospitality, LLC (acquirer, developer and operator of non-gaming resort properties) from 2003 to early 2005; President and Chief Operating Officer, Holiday Corporation (the parent company of Holiday Inn, Harrah’s Hotels and Casinos, Hampton Inns and Embassy Suites) from 1984 to 1987; Executive Vice President and Director, Holiday Corporation from 1978 to 1984; President and Chief Executive Officer, Harrah’s Hotels and Casinos from 1980 to 1984; and Director, Boomtown, Inc. from 1993 to 1997. Mr. Goeglein served as President from 1997 and Chief Executive Officer from 2000 of Aladdin Gaming, LLC and Aladdin Gaming Holdings, LLC (developer and operator of the Aladdin Resort & Casino in Las Vegas, Nevada), in each case until September 21, 2001. Aladdin Gaming, LLC filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code on September 28, 2001. Mr. Goeglein’s extensive experience as a senior executive in the hospitality industry, including his service as chief executive officer of Harrah’s Hotels and Casinos and Aladdin Gaming LLC, provide significant insight and expertise to our Board in all facets of the Company’s operations and in its financing activities.

Mr. Leslie has been one of the Company’s directors since October 2002; Partner, Armstrong Teasdale LLP (law firm) from January 2008; Of Counsel, Beckley, Singleton (law firm) from 2003 to 2008; Partner, Leslie & Campbell (law firm) from 2001 to 2003; Partner, Bernhard & Leslie (law firm) from 1996 to 2001; Partner, Beckley, Singleton from 1986 to 1996; and Partner, Vargas & Bartlett (law firm) from 1979 to 1986. Mr. Leslie is an honorary citizen of the City of New Orleans. Mr. Leslie’s extensive legal career, including his representation of various clients on gaming industry issues, gives him the leadership and consensus building skills to guide our Board on a variety of matters, including risk management and litigation oversight.

Mr. Martineau has been one of the Company’s directors since 1999 and is currently a business advisor and private investor; Chairman, Genesis Portfolio Partners, LLC (start-up company development) since 1998 to 2009; Director, Apogee Enterprises, Inc. since 1973 to June 2010; Director, Borgen Systems from 1994 to 2005; Director, Northstar Photonics (telecommunications business) from 1998 to 2002; Executive Vice President, Apogee Enterprises, Inc. (a glass design and development corporation that acquired Viracon, Inc. in 1973) from 1996 to 1998; President and Founder, Viracon, Inc. (flat glass fabricator) from 1970 to 1996; and Trustee, Owatonna Foundation since 1973. Mr. Martineau’s background as an entrepreneur and as a businessman has been very valuable to the Board both in an operational context and in terms of evaluating its various development projects. Mr. Martineau’s service on several other boards of directors provides him with insights that are valuable to the Board in the areas of corporate governance and other Board functions.

Mr. Reitnouer has been one of the Company’s directors since 1991; Director, Hollywood Park Operating Company from September 1991 to January 1992; Partner, Crowell Weedon & Co. (stock brokerage) since 1969; Director and Chairman of the Board, COHR, Inc. from 1986 to 1999; Director and Chairman of the Board, Forest Lawn Memorial Parks Association from 1975 to 2006; and Trustee, University of California Santa Barbara Foundation (and former Chairman) since 1992. Mr. Reitnouer has served as a member of our Board for more than 19 years and brings to the Board an in-depth understanding of the Company’s business, history and organization. In addition, Mr. Reitnouer’s career in the brokerage industry provides the Board with valuable insights as the Company deals with its financing requirements.

Mr. Sanfilippo joined us as President, Chief Executive Officer and a director in March 2010. Prior to joining Pinnacle Entertainment, Mr. Sanfilippo was the President and Chief Executive Officer of Multimedia Games, Inc. from June 2008 until March 2010. Mr. Sanfilippo also served as a director of Multimedia Games from June 2008 until March 2011. Prior to joining Multimedia Games, Mr. Sanfilippo was employed with Harrah’s Entertainment, Inc. (Harrah’s), the world’s largest casino company and a provider of branded casino entertainment. While at Harrah’s, Mr. Sanfilippo served as President of both the Western Division (2003 — 2004) and the Central Division (1997 — 2002 and 2004 — 2007), overseeing the operations of more than two dozen casino and casino-hotel destinations. Mr. Sanfilippo was also part of the senior management team that led the successful integration of numerous gaming companies acquired by Harrah’s, including Jack Binion’s Horseshoe Casinos, the Grand Casino & Hotel brand, Players International, and Louisiana Downs Racetrack. In addition to his duties as divisional President, Mr. Sanfilippo was also President and Chief Operating Officer for Harrah’s New Orleans and a member of the Board of Directors of Jazz Casino Corporation prior to its acquisition by Harrah’s. Mr. Sanfilippo has directed tribal gaming operations in Arizona, California and Kansas, and has held gaming licenses in most states that offer legalized gambling. Mr. Sanfilippo brings to the Company and our Board more than 25 years of industry experience, including managing and developing gaming operations in diverse jurisdictions, including Louisiana, Missouri, Indiana and Nevada. Mr. Sanfilippo’s extensive experience as a senior executive in the gaming industry and gaming manufacturing industry provide our Board with invaluable expertise in these areas.

Director Independence

The Board of Directors has determined that, other than Anthony M. Sanfilippo, who is the President and Chief Executive Officer of the Company, each nominee is an independent director, as defined by the Corporate Governance Rules of the NYSE and the categorical independence standards adopted by the Board of Directors. The Board of Directors considered all relationships between the independent directors and the Company and determined that each such director either had no relationship with the Company (except as director and stockholder) or only had relationships that fall within the Company’s categorical independence standards. A copy of the categorical independence standards are attached as Appendix A to this Proxy Statement and are available on the Company’s website at www.pnkinc.com. The Board of Directors has also determined that all members of the Audit, Corporate Governance and Nominating, and Compensation Committees are independent directors, as defined by the Corporate Governance Rules of the NYSE and the categorical independence standards adopted by the Board of Directors. The directors nominated by the Board of Directors for election at the Annual Meeting were recommended by the Corporate Governance and Nominating Committee.

Communications with Directors

Stockholders and interested parties wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Chair of any committee, or the non-management directors as a group or any of the individual directors about matters of general interest to stockholders are welcome to do so by writing the Company’s Secretary at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148. The Secretary will forward these communications as directed by the stockholders and interested parties.

Executive Sessions of the Board and Leadership Structure

The Company’s non-management directors meet periodically in executive session, as required by the Company’s Corporate Governance Guidelines. Richard Goeglein, the Company’s Chairman of the Board, presides at these executive sessions. If the non-management directors were to include directors who are not independent pursuant to the NYSE rules, then the independent directors will meet in executive session at least once a year. Any non-management director may request that an executive session of the non-management members of the Board be scheduled.

The Company’s Bylaws mandate that the Chairman of the Board be a director who is not the current Chief Executive Officer or current employee of the Company. The Company believes that this structure ensures a greater role for the non-employee directors in the oversight of the Company and active participation of the non-employee directors in setting agendas and establishing priorities and procedures for the work of the Board. The Company believes that this leadership structure also is preferred by a significant number of the Company’s institutional stockholders.

Pursuant to the Company’s Bylaws, the Chairman of the Board may call special meetings of stockholders, and the Board of Directors and may act as Chairman of the meeting of stockholders and presides at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, the Company’s Bylaws or as may be provided by law.

Code of Ethical Business Conduct

The Company has adopted a Code of Ethical Business Conduct, a code of ethics that applies to all of the Company’s directors, officers and employees. Any substantive amendments to the provisions of the Code of Ethical Business Conduct that apply to the Chief Executive Officer or the Chief Financial Officer and any waiver from a provision of the Code of Ethical Business Conduct to the Chief Executive Officer or the Chief Financial Officer will be disclosed on the Company’s website or in a Current Report on Form 8-K filed with the SEC. The Code of Ethical Business Conduct is publicly available on the Company’s website at www.pnkinc.com and in print upon written request to Investor Relations, Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148.

Board Meetings and Board Committees

The full Board of Directors of the Company had 17 meetings in 2010. During 2010, each incumbent director of the Company during his term attended at least 75% of the meetings of the Board of Directors and the committees of the Board on which he served, except for Mr. Sanfilippo who was appointed as a director in March 2010.

Although the Company has no formal policy with regard to Board members’ attendance at its annual meetings of stockholders, all of the Company’s directors then serving attended the Company’s 2010 Annual Meeting of Stockholders, except for Mr. Reitnouer.

The Company has an Executive Committee, which is currently chaired by Mr. Sanfilippo and consists of Messrs. Landau, Leslie, Goeglein and Sanfilippo. The Executive Committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the fullest extent authorized by Delaware law. During 2010, the Executive Committee had four meetings and acted by unanimous written consent on nine occasions.

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s Audit Committee is currently chaired by Mr. Landau and consists of Messrs. Landau, Comer and Leslie. Among its functions, the Committee is:

•	to be directly responsible for the appointment, compensation, retention and oversight of the work of any independent public accounting firm engaged to audit the Company’s financial statements or to perform other audit, review or attest services for the Company;

•	to discuss with the independent auditors their independence;

•	to review and discuss with the Company’s independent auditors and management the Company’s audited financial statements; and

•	to recommend to the Company’s Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the previous fiscal year for filing with the SEC.

Messrs. Landau, Comer and Leslie are independent as that term is defined in Rule 303A.02 of the NYSE listing standards and Rule 10A-3(b)(1)(ii) of the Exchange Act. The Board has determined that Messrs. Landau and Comer are each an “audit committee financial expert” as defined by SEC rules, based upon, among other things, their accounting backgrounds and, in the case of Mr. Landau, his having served as the chief financial officer of a large public company involved in the gaming industry, and, in the case of Mr. Comer, his having served as a partner of a major accounting firm. The Audit Committee met eight times in 2010. Following the Annual Meeting, the composition of the Audit Committee will change.

The Company has a Compensation Committee, which is currently chaired by Mr. Reitnouer and consists of Messrs. Reitnouer, Martineau and Comer. Among its functions, the Compensation Committee is:

•	to determine and approve, either as a committee or together with the Company’s other independent directors, the annual salary and other compensation of the Chief Executive Officer;

•	to make recommendations to the Board of Directors regarding the compensation of the other four highest-compensated officers of the Company; and

•	to provide recommendations with respect to, and administer, the Company’s incentive-compensation, stock option and other equity-based compensation plans.

The Compensation Committee met twenty times in 2010 and acted by unanimous written consent on two occasions. The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Compensation Committee. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain outside counsel or other experts or consultants, as it deems appropriate. For a discussion regarding the Compensation Committee’s use of outside advisors and the role of executives officers in compensation matters, see “Executive Compensation — Compensation Discussion and Analysis — Role of Management in Compensation Process and Role of Outside Consultants” below.

The Company has a Corporate Governance and Nominating Committee, which is currently chaired by Mr. Martineau and consists of Messrs. Martineau, Giovenco and Landau. Among its functions, the Corporate Governance and Nominating Committee is:

•	to establish procedures for the selection of directors;

•	to identify, evaluate and recommend to the Board candidates for election or reelection as directors, consistent with criteria set forth in the Company’s Corporate Governance Guidelines;

•	to develop and recommend to the Board, if appropriate, modifications or additions to the Company’s Corporate Governance Guidelines or other corporate governance policies or procedures; and

•	to develop procedures for, and oversee, an annual evaluation of the Board and management.

The Corporate Governance and Nominating Committee met four times in 2010.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, which are attached to this Proxy Statement as Attachments 1, 2 and 3, respectively, and are available on the Company’s website at www.pnkinc.com. Printed copies of these documents are also available upon written request to Investor Relations, Pinnacle Entertainment, Inc., 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148.

The Company has a Compliance Committee that monitors the Company’s compliance with gaming laws in the jurisdictions in which it operates. Messrs. Leslie, Landau and Reitnouer currently serve on the Company’s Compliance Committee with other Compliance Committee members who are not directors, and on the Compliance Subcommittee of the Board of Directors. The Compliance Subcommittee was instituted to ensure timely notification to the Board of Directors of any material compliance issues, assist the Compliance Committee in performing its duties and to supervise the Company’s actions in response to reports received from the Company’s employee hotline.

The Company has a Risk Management Oversight Committee, which is currently chaired by its sole member, Mr. Leslie. The purpose of the Risk Management Oversight Committee is to oversee the risk management activities of the Company. Among its functions, the Risk Management Oversight Committee is:

•	to meet with the director of the Company’s Risk Management Department to review the Company’s existing insurance policies;

•	to discuss with the Company’s principal independent insurance brokers the Company’s insurance policies and programs for their assessment as to the appropriateness of such programs; and

•	to discuss with such insurance brokers their relationships with, and independence from, the Company’s insurance carriers.

It is not the duty of the Risk Management Oversight Committee to determine the Company’s insurance policies and programs, but simply to consult with and review the determinations made by the responsible members of management with respect to such matters. Each director holds office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his resignation or removal from office.

During 2010, the Company had an Executive Search Committee, which was chaired by Mr. Martineau and consisted of Messrs. Martineau, Comer, Leslie and Ornest. The Executive Search Committee was a special committee whose function was to identify and recommend a new Chief Executive Officer to the Board of Directors.

This special committee was dissolved upon the appointment of Mr. Sanfilippo as the Company’s President and Chief Executive Officer.

In January 2011, the Board of Directors established an Advisory Committee consisting of Messrs. Sanfilippo, Goeglein and Giovenco. The Advisory Committee is a special committee whose functions are to evaluate potential acquisitions and other transactions and make recommendations with regard thereto to the full Board.

The Board’s Role in Risk Oversight

The Board of Directors and each of the committees of the Board of Directors indentifies, prioritizes and evaluates various risks that are in the purview of their charters. Management also independently identifies, prioritizes and evaluates enterprise risks. Management regularly reports on such risks to the Board of Directors. Particular financial risks are overseen by the Audit Committee of the Board; compliance and reputational risks are typically overseen by the Compliance Committee of the Board and a compliance subcommittee. The enterprise risk management program as a whole is reviewed annually by the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or any Committee. Also, the Compensation Committee periodically reviews the most important enterprise risks to ensure that compensation programs do not encourage excessive risk-taking. The Board’s administration of its risk oversight function has not affected the Board’s leadership structure.

Director Compensation

Director Fees

The compensation of the Company’s non-employee directors is paid in the form of an annual retainer, meeting and chair fees and stock-based awards. The fees that each non-employee director, Chairman of the Board, Interim Chairman of the Board, or committee chair, received for his service during 2010 are the following:

•	An annual retainer of $60,000;

•	An additional $20,000 retainer for the Chair of the Audit Committee;

•	An additional $20,000 retainer for the Chair of the Compensation Committee;

•	An additional $10,000 retainer for the Chair of the Corporate Governance and Nominating Committee;

•	An additional $7,500 retainer for the Chair of the Risk Management Committee;

•	An attendance fee of $1,500 for each regularly scheduled Board or committee meeting, other than meetings of the Audit Committee and the Executive Search Committee (which was formed in November 2009 and disbanded in March 2010) which had a meeting fee of $2,000 per meeting; and

•	An attendance fee of $500 for each telephonic special meeting of the Board of Directors.

•	An annual retainer of $185,000 for the Chairman of the Board as of March 3, 2010. Prior to that date, there was an additional $100,000 annual retainer for the Interim Non-Executive Chairman of the Board. The annual retainer paid to the Chairman of the Board was in lieu of the annual retainer, Board and committee attendance fees.

In March 2010, after the appointment of Mr. Sanfilippo as the Company’s President and Chief Executive Officer, bonuses were awarded to each member of the Executive Search Committee: $35,000 for the Chair and $10,000 for each other member. In addition, in January 2011, the Board of Directors formed an Advisory Committee and members of such committee (other than Mr. Sanfilippo) are paid an attendance fee of $2,000 per meeting or per day of service.

Equity Grants

In 2010, Pinnacle granted to each non-employee director who was then serving 9,000 options, which were granted on the date of the 2010 Annual Meeting of Stockholders. The exercise price for each option was the closing price of Pinnacle Common Stock on the date of grant. All of the options vested immediately upon the date of grant.

In addition, Pinnacle granted to each non-employee director who was then serving 4,500 restricted stock units, which vested on March 31, 2011, and were granted on the date of the 2010 Annual Meeting of Stockholders.

Directors Health Plan

On February 27, 2007, the Board of Directors approved the Directors Health and Medical Insurance Plan, or the Directors Health Plan. Pursuant to the terms of the Directors Health Plan and before December 31, 2010, members of the Board of Directors, their spouses and minor children, including full-time students up to age 24, were eligible to participate in the health and medical insurance plans applicable to the Company’s corporate executives, which was the Executive Health Plan. Prior to the amendments to the Directors Health Plan described below, directors who were in office at age 70 and directors who were in office at the time of a change of control, as defined in the Directors Health Plan, were entitled, along with their spouses and minor children, including full-time students up to age 24, to a continuation of health and medical coverage for five years, or, in the case of spouses or minor children, until they were no longer eligible for coverage. If at any time during this extended coverage period, the eligible director, or his spouse or minor children, is insured under another health plan or Medicare, the Company’s health plans will provide secondary coverage to the extent permitted by law. Upon a change in control, the Company will use its best efforts to provide continuation of health insurance under individual policies provided to the directors.

In December 2010, the Board of Directors terminated the Executive Health Plan effective January 1, 2011, so that coverage for directors and their dependents is now provided pursuant to the Company’s group health plan. Directors are entitled to receive the same coverage as the Company’s employees. In March 2011, the Directors Health Plan was further amended to provide coverage for current members of the Board of Directors, their spouses and children up to age 26 under the Company’s group health plan, and upon cessation of the services of a member who is in office on January 1, 2011, a continuation of health and medical coverage under the Company’s group health plans for the member, his spouse and children up to age 26 for a period, for one year for every two years of service, up to a maximum of five years of extended medical coverage. Any new director who joins our Board after January 1, 2011 will not be entitled to extended coverage following cessation of service as a director, but may be eligible to elect continuation coverage as provided by law under the Company’s group health plan. The Directors Health Plan further provides that, to the extent that a director receives coverage outside of the Company’s group health plan network, the director will be responsible for paying the first $5,000 of any co-payments or co-deductibles, and the Company will be responsible for any amount that exceeds $5,000.

Amended and Restated Directors Deferred Compensation Plan

Participation in the Company’s Amended and Restated Directors Deferred Compensation Plan, or the Directors Plan, is limited to directors of Pinnacle, and each eligible director may elect to defer all or a portion of his annual retainer and any fees for meetings attended. Any such deferred compensation is credited to a deferred compensation account, either in cash or in shares of Pinnacle Common Stock, at each director’s election. The only condition to each director’s receipt of shares credited to his deferred compensation account is cessation of such director’s service as a director of Pinnacle.

As of the date the director’s compensation would otherwise have been paid, and depending on the director’s election, the director’s deferred compensation account will be credited with either:

•	cash;

•	the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the amount of the director’s compensation for the calendar quarter which he elected to defer, by the average of the closing price of Pinnacle Common Stock on the NYSE on the last ten business days of the calendar quarter for which such compensation is payable; or

•	a combination of cash and shares of Pinnacle Common Stock as described above.

If a director elects to defer compensation in cash, all such amounts credited to the director’s deferred compensation account will bear interest at an amount to be determined from time to time by the Board of Directors. No current director has deferred compensation in cash.

If a director has elected to receive shares of Pinnacle Common Stock in lieu of his retainer, and we declare a dividend, such director’s deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle Common Stock obtained by dividing the dividends which would have been paid on the shares credited to the director’s deferred compensation account by the closing price of Pinnacle Common Stock on the NYSE on the date such dividend was paid. In addition, if we declare a dividend payable in shares of Pinnacle Common Stock, the director’s deferred compensation account is credited at the end of each calendar quarter with the number of full and/or fractional shares of Pinnacle Common Stock for such stock dividend.

Participating directors do not have any interest in the cash and/or Pinnacle Common Stock credited to their deferred compensation accounts until distributed in accordance with the Directors Plan, nor do they have any voting rights with respect to such shares until shares credited to their deferred compensation accounts are distributed. The rights of a director to receive payments under the Directors Plan are no greater than the rights of an unsecured general creditor of Pinnacle.

Each participating director may elect to have the aggregate amount of cash and shares credited to his deferred compensation account distributed to him in one lump sum payment or in a number of approximately equal annual installments over a period of time not to exceed fifteen years. The lump sum payment or the first installment will be paid as of the first business day of the calendar quarter immediately following the cessation of the director’s service as a director. Before the beginning of any calendar year, a director may elect to change the method of distribution of any future interests in cash and/or Pinnacle Common Stock credited to his deferred compensation account in such calendar year.

The maximum number of shares of Pinnacle Common Stock that can be issued pursuant to the Directors Plan is 375,000 shares, of which 42,804 shares are available for issuance under the Directors Plan as of March 28, 2011. The shares of Pinnacle Common Stock to be issued under the Directors Plan may be either authorized and unissued shares or reacquired shares. Messrs. Leslie and Comer are the only directors that currently participate in the Directors Plan.

Director Summary Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2010, except for John V. Giovenco who was Interim Chief Executive Officer from November 2009 through March 2010. For details regarding the compensation Mr. Giovenco received as a non-employee director and as an Interim Chief Executive Officer, please see the Summary Compensation Table for the named executive officers.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(a)	($)(b)(c)	($)(d)(e)	($)

Stephen C. Comer(f)	$144,500	$60,480	$63,978	$268,958
Richard J. Goeglein	$198,924	$60,480	$63,978	$323,382
Ellis Landau	$141,000	$60,480	$63,978	$265,458
Bruce A. Leslie(f)	$154,000	$60,480	$63,978	$278,458
James L. Martineau	$184,500	$60,480	$63,978	$308,958
Michael Ornest	$135,500	$60,480	$63,978	$259,958
Lynn P. Reitnouer	$143,000	$60,480	$63,978	$267,458

(a)	Includes annual retainer fees, meeting fees, and fees for committee chairmanships as discussed above. In addition, with respect to Messrs. Martineau, Comer, Leslie and Ornest, the amounts shown in the column include bonuses for service on the Executive Search Committee: $35,000 for Mr. Martineau and $10,000 each for Messrs. Comer, Leslie and Ornest.

(b)	Each non-employee director was granted 4,500 restricted stock units on May 11, 2010, which vested on March 31, 2011, and become payable in Pinnacle Common Stock following the director’s cessation of service as a director for any reason. The value in this column represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 6 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(c)	The aggregate number of stock awards outstanding at December 31, 2010 for each non-employee director was as follows: Stephen C. Comer — 5,909; Richard J. Goeglein — 5,909; Ellis Landau — 5,909; Bruce A. Leslie — 5,909; James L. Martineau — 5,909; Michael Ornest — 5,909; and Lynn P. Reitnouer — 5,909.

(d)	Each non-employee director was granted 9,000 fully vested options on May 11, 2010. The value in this column represents the aggregate grant date fair value computed in accordance with the FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 6 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(e)	The aggregate number of option awards outstanding at December 31, 2010 for each non-employee director was as follows: Stephen C. Comer — 49,000; Richard J. Goeglein — 86,000; Ellis Landau — 64,000; Bruce A. Leslie — 104,000; James L. Martineau — 106,000; Michael Ornest — 90,400; and Lynn P. Reitnouer — 106,000.

(f)	During 2010, Mr. Leslie participated in the Directors Plan and elected to receive Pinnacle Common Stock in lieu of payment of annual retainer fees and meeting fees. In addition, during 2010, Mr. Comer participated in the Directors Plan and elected to receive Pinnacle Common Stock in lieu of payment of fifty percent of annual retainer fees and meeting fees.

Compensation Committee Interlocks and Insider Participation

During 2010, Messrs. Comer, Goeglein, Reitnouer and Martineau served on the Compensation Committee. On March 3, 2010, when he was appointed as Chairman of the Board, Mr. Goeglein was removed from the Compensation Committee. In addition, on May 11, 2010, Mr. Comer was appointed as a member of the Compensation Committee. None of the members of the Compensation Committee was an officer or employee or former officer or employee of Pinnacle or its subsidiaries or had a relationship requiring disclosure under the “Transactions with Related Persons, Promoters and Certain Control Persons” heading below, and no such member has any interlocking relationships with Pinnacle that are subject to disclosure under the rules of the SEC relating to compensation committees.

Executive Officers

Executive officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Executive Compensation — Compensation Discussion and Analysis” below. The current executive officers are as follows:

Name	Age	Position with the Company

Anthony M. Sanfilippo	53	President, Chief Executive Officer and Director
Carlos A. Ruisanchez	40	Executive Vice President and Chief Financial Officer
John A. Godfrey	61	Executive Vice President, Secretary and General Counsel
Virginia E. Shanks	50	Executive Vice President and Chief Marketing Officer

For biographical information for Mr. Sanfilippo, see “— Information Regarding the Director Nominees” above.

Mr. Ruisanchez was appointed as the Company’s Executive Vice President and Chief Financial Officer on April 1, 2011. Mr. Ruisanchez replaced Stephen H. Capp, the Company’s former Executive Vice President and Chief Financial Officer, who left the Company on March 31, 2011. Prior to serving as the Company’s Executive Vice President and Chief Financial Officer, Mr. Ruisanchez served as Executive Vice President of Strategic Planning and Development from August 2008 until March 31, 2011. Prior to joining the Company, Mr. Ruisanchez was Senior Managing Director at Bear, Stearns & Co. Inc. where he held various positions starting from 1997 to 2008. As Senior Managing Director of Bear, Stearns & Co., Mr. Ruisanchez was responsible for corporate clients in the gaming, lodging and leisure industries, as well as financial sponsor banking relationships.

Mr. Godfrey has served as the Company’s Executive Vice President since February 2005 and as Secretary and General Counsel since August 2002; Senior Vice President of the Company from August 2002 to February 2005; Partner, Schreck Brignone Godfrey (law firm) from January 1997 to August 2002; Partner, Schreck, Jones, Bernhard, Woloson & Godfrey (law firm) from June 1984 to December 1996; Chief Deputy Attorney General, Nevada Attorney General’s Office, Gaming Division, from 1983 to 1984; Deputy Attorney General, Nevada Attorney General’s Office, Gaming Division, from 1980 to 1983; Deputy State Industrial Attorney for the State of Nevada from 1977 to 1980; Trustee, International Association of Gaming Attorneys (and former President) from October 2000 to October 2006; and Member, Executive Committee of the Nevada State Bar’s Gaming Law Section since June 2002.

Ms. Shanks has served as the Company’s Executive Vice President and Chief Marketing Officer since October 2010. Prior to joining the Company, Ms. Shanks served as the Senior Vice President and Chief Marketing Officer of Multimedia Games, Inc. from July 2008 until October 2010. Ms. Shanks brings to the Company more than 25 years of marketing experience in gaming entertainment, most recently as Senior Vice President of Brand Management for Harrah’s Entertainment, Inc., the world’s largest casino company and provider of branded casino entertainment. During her time with Harrah’s Entertainment, Ms. Shanks was responsible for maximizing the value of the company’s key strategic brands — Caesars, Harrah’s, and Horseshoe Casinos; the Total Rewards player loyalty program; and the World Series of Poker.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 filed by the Company on behalf of its directors and officers, or furnished to the Company by its stockholders holding more than 10% of Pinnacle Common Stock, during or with respect to the year ended December 31, 2010 pursuant to Rule 16a-3(e) of the Exchange Act, all required reports on such forms were timely filed, except for an amended Form 3 filed on March 24, 2010, for Clifford D. Kortman to reflect shares purchased in the Company’s 401(k) Plan, a Form 4 filed on May 10, 2010 for Stephen H. Capp, an amended Form 4 filed on May 20, 2010, for Stephen C. Comer to reflect shares held indirectly by the Comer Family Trust, and an amended Form 4 filed on August 3, 2010, for Anthony M. Sanfilippo to reflect shares purchased in the Company’s 401(k) Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the name, number of shares and percent of the outstanding Pinnacle Common Stock beneficially owned as of March 28, 2011 (except where a different date is indicated below) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Pinnacle Common Stock, each director, each named executive officer (as defined in the SEC rules), and all directors and executive officers as a group. In each instance, except as otherwise indicated, information as to the number of shares owned and the nature of ownership has been provided by the individuals or entities identified or described and is not within the direct knowledge of the Company.

	Shares
	Beneficially		Percent of Shares
Name and Address of Beneficial Owner	Owned		Outstanding(a)

BlackRock, Inc.	5,681,573(b	)	9.18%
40 East 52nd Street
New York, NY 10022
FMR LLC	5,611,945(c	)	9.07%
82 Devonshire Street
Boston, MA 02109
Prudential Financial, Inc.	5,372,839(d	)	8.68%
751 Broad Street
Newark, NJ 07102
Jennison Associates LLC	5,240,829(e	)	8.47%
466 Lexington Avenue
New York, NY 10017
Columbia Wanger Asset Management, L.P.	4,923,800(f	)	7.95%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
The Vanguard Group, Inc.	3,146,956(g	)	5.08%
100 Vanguard Blvd. Malvern, PA 19355
Ameriprise Financial, Inc.	3,137,695(h	)	5.07%
145 Ameriprise Financial Center
Minneapolis, MN 55474
Columbia Management Investment Advisers, LLC
100 Federal St.
Boston, MA 02110
Anthony M. Sanfilippo	389,154(i	)	*
Stephen H. Capp	179,468(j	)	*
Stephen C. Comer	66,176(k	)	*
John V. Giovenco	307,909(l	)	*
John A. Godfrey	211,247(m	)	*
Richard J. Goeglein	93,909(n	)	*
Clifford D. Kortman	185,013(o	)	*
Ellis Landau	94,909(p	)	*
Bruce A. Leslie	195,323(q	)	*
James L. Martineau	134,819(r	)	*
Michael Ornest	287,671(s	)	*
Lynn P. Reitnouer	179,024(t	)	*
Carlos A. Ruisanchez	120,000(u	)	*
Alain J. Uboldi	149,000(v	)	*
Directors and executive officers as a group (16 persons)	2,593,622(w	)	4.07%

*	Less than one percent (1%) of the outstanding common shares.

(a)	Assumes exercise of stock options beneficially owned by the named individual or entity into shares of Pinnacle Common Stock. Based on 61,895,179 shares of Pinnacle Common Stock outstanding as of March 28, 2011.

(b)	Based solely on information contained in an amended Schedule 13G filed with the SEC on February 7, 2011, by BlackRock, Inc. (“BlackRock”). As of December 31, 2010, BlackRock reported beneficially owning

5,681,573 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, BlackRock reported having sole voting power and sole dispositive power over 5,681,573 shares of Pinnacle Common Stock.

(c)	Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2011, by FMR LLC (“FMR”). As of December 31, 2010, FMR reported beneficially owning 5,611,954 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, FMR reported having sole voting power over 65,800 shares of Pinnacle Common Stock and sole dispositive power over 5,611,954 shares of Pinnacle Common Stock.

(d)	Based solely on information contained in an amended Schedule 13G filed with the SEC on January 31, 2011 by Prudential Financial, Inc., a parent holding company, and its investment adviser and broker dealer affiliates (“Prudential”). As of December 31, 2010, Prudential reported beneficially owning 5,372,839 shares of Pinnacle Common Stock. Pursuant to the amended Schedule 13G, Prudential has sole voting power over 1,128,678 shares of Pinnacle Common Stock, shared voting power over 3,099,374 of Pinnacle Common Stock, sole disposition power over 1,128,678 shares of Pinnacle Common Stock and shared disposition power over 4,244,161 shares of Pinnacle Common Stock.

(e)	Based solely on information contained in an amended Schedule 13G filed with the SEC on February 11, 2011, by Jennison Associates LLC, an investment adviser (“Jennison”). As of December 31, 2010, Jennison reported beneficially owning 5,240,829 shares of Pinnacle Common Stock. Pursuant to the amended Schedule 13G, Jennison reported having sole voting power over 4,578,685 shares of Pinnacle Common Stock and shared dispositive power over 5,240,829 shares of Pinnacle Common Stock.

(f)	Based solely on information contained in an amended Schedule 13G filed with the SEC on February 11, 2011 by Columbia Wanger Asset Management, L.P. (“Columbia”). As of December 31, 2010, Columbia reported beneficially owning 4,923,800 shares of Pinnacle Common Stock. Pursuant to the amended Schedule 13G, Columbia reported having sole voting over 4,406,800 shares of Pinnacle Common Stock and sole dispositive power over 4,923,800 shares of Pinnacle Common Stock.

(g)	Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2011, by The Vanguard Group, Inc., an investment adviser (“Vanguard”). As of December 31, 2010, Vanguard reported beneficially owning 3,146,956 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, Vanguard reported having sole voting power over 98,929 shares of Pinnacle Common Stock, sole dispositive voting power over 3,048,027 shares of Pinnacle Common Stock and shared dispositive power of 98,929 shares of Pinnacle Common Stock.

(h)	Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2011, by Ameriprise Financial, Inc. (“Ameriprise”) and Columbia Management Investment Advisers, LLC (“CMIA”). Pursuant to the Schedule 13G, Ameriprise is the parent holding company of CMIA and CMIA is an investment adviser. As of December 31, 2010, Ameriprise reported beneficially owning 3,137,695 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, Ameriprise reported having shared voting power over 2,548,350 shares of Pinnacle Common Stock and shared dispositive power over 3,137,695 shares of Pinnacle Common Stock. As of December 31, 2010, CMIA reported beneficially owning 3,137,695 shares of Pinnacle Common Stock. Pursuant to the Schedule 13G, CMIA reported having shared voting power over 2,548,350 shares of Pinnacle Common Stock and shared dispositive power over 3,137,695 shares of Pinnacle Common Stock.

(i)	Includes 130,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Sanfilippo. An additional 404 shares of Pinnacle Common Stock are held indirectly by Mr. Sanfilippo in the Company’s 401(k) plan.

(j)	Includes 165,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Capp. An additional 9,468 shares of Pinnacle Common Stock are held indirectly by Mr. Capp in the Company’s 401(k) plan. Excludes 18,750 restricted stock units that vested as of March 1, 2011, but will not be issued to Mr. Capp until within ninety days of March 1, 2012, pursuant to his separation agreement with the Company. On March 31, 2011, Mr. Capp left the Company and all of his unvested stock options and unvested restricted stock units were cancelled and terminated.

(k)	Includes 49,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Comer. Also includes 6,767 shares of Pinnacle Common Stock credited to Mr. Comer’s deferred compensation account under the Directors Plan. Also includes 1,409 phantom stock units beneficially owned by Mr. Comer.

(l)	Includes 204,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Giovenco. Also includes 1,409 phantom stock units beneficially owned by Mr. Giovenco.

(m)	Includes 186,747 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Godfrey and 17,500 shares of Pinnacle Common Stock which are subject to options that are exercisable within 60 days of March 28, 2011. Excludes 18,750 restricted stock units to Mr. Godfrey, which vested on March 1, 2011, but are not transferrable to him until March 1, 2012 unless he is terminated for cause or he terminates his employment for good reason under his employment agreement with the Company.

(n)	Includes 86,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Goeglein. Also includes 1,409 phantom stock units beneficially owned by Mr. Goeglein.

(o)	Includes 173,250 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Kortman. An additional 6,763 shares of Pinnacle Common Stock are held indirectly by Mr. Kortman in the Company’s 401(k) plan. On March 11, 2011, Mr. Kortman left the Company and all of his unvested stock options and unvested restricted stock units were cancelled and terminated. Excludes 11,250 restricted stock units that vested on March 1, 2011, but will not be issued to Mr. Kortman until within ninety days of March 1, 2012, pursuant to his separation agreement with the Company.

(p)	Includes 64,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Landau. Also includes 1,409 phantom stock units beneficially owned by Mr. Landau.

(q)	Includes 104,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Leslie. Also includes 71,414 shares of Pinnacle Common Stock credited to Mr. Leslie’s deferred compensation account under the Directors Plan. Also includes 1,409 phantom stock units beneficially owned by Mr. Leslie.

(r)	Includes 106,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Martineau. Also includes 12,119 shares of Pinnacle Common Stock credited to Mr. Martineau’s deferred compensation account under the Directors Plan. Also includes 1,409 phantom stock units beneficially owned by Mr. Martineau.

(s)	Includes 90,400 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Ornest. These shares also include 91,362 shares of Pinnacle Common Stock owned by the Harry and Ruth Ornest Trust, as to which Mr. Ornest disclaims beneficial ownership, except for those shares in which he has a pecuniary interest. These shares include 100,000 shares of Pinnacle Common Stock owned by the Michael Ornest Trust, with respect to whose shares Mr. Ornest has beneficial ownership. Also includes 1,409 phantom stock units beneficially owned by Mr. Ornest. Mr. Ornest retired from the Company’s Board of Directors on March 10, 2011.

(t)	Includes 106,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Reitnouer. Also includes 17,115 shares of Pinnacle Common Stock credited to Mr. Reitnouer’s deferred compensation account under the Directors Plan. Also includes 1,409 phantom stock units beneficially owned by Mr. Reitnouer.

(u)	Includes 115,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Ruisanchez. Excludes 18,750 restricted stock units to Mr. Ruisanchez, which vested on March 1, 2011, but are not transferrable to him until March 1, 2012 unless he is terminated for cause or he terminates his employment for good reason under his employment agreement with the Company.

(v)	Includes 140,000 shares of Pinnacle Common Stock which are subject to options that are currently exercisable by Mr. Uboldi.

(w)	Includes shares beneficially owned by Messrs. Capp, Uboldi, Kortman and Ornest. Virginia E. Shanks is included in the total number of persons in the group since she is an executive officer of the Company.

Compensation Policies and Programs As They Relate to the Company’s Risk Management

The Compensation Committee has also reviewed the Company’s compensation policies and programs for employees, including executive officers, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for Company employees are capped, and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of the Company’s executive officers, a substantial portion of the compensation for employees generally is delivered in the form of equity awards that help further align the interests of employees with those of stockholders.

Transactions with Related Persons, Promoters and Certain Control Persons

The Company’s Audit Committee charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K.

On March 13, 2010, the Company and Anthony M. Sanfilippo, the Company’s President, Chief Executive Officer and a director, entered into a Common Stock Purchase Agreement regarding the purchase by Mr. Sanfilippo from the Company of 125,000 shares of Pinnacle Common Stock (the “Stock Purchase Agreement”). Pursuant to the terms of the Stock Purchase Agreement, Mr. Sanfilippo paid a total of $1,080,000 for such common stock on March 15, 2010, which was based on the closing price of Pinnacle Common Stock the last trading day (March 12, 2010) before the Stock Purchase Agreement was signed, or $8.64 per share. The Stock Purchase Agreement was entered into prior to Mr. Sanfilippo being appointed as President, Chief Executive Officer, and a director of the Company. All of the members of the Board of Directors of the Company unanimously approved of the terms of the Stock Purchase Agreement and therefore, a separate approval was not required by the Audit Committee.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item No. 2 on Proxy Card)

The Audit Committee has appointed Ernst & Young LLP to audit the Company’s consolidated financial statements for the 2011 fiscal year and to audit the Company’s effectiveness of internal control over financial reporting as of December 31, 2011. This appointment is being presented to stockholders for ratification at the Annual Meeting. Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. The Company is submitting the appointment of Ernst & Young LLP to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire and will be available to respond to appropriate questions.

Change in Accountants

On May 15, 2009, the Audit Committee of the Board of Directors engaged Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. During the years ended December 31, 2008 and 2007, and the subsequent interim period through May 15, 2009, neither the Company nor anyone on its behalf has consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements (consequently, no written report to the Company or oral advice was provided that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue); or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

In March 2009, the Audit Committee of the Board of Directors engaged Deloitte & Touche LLP to be the Company’s independent auditors for the 2009 fiscal year. In April 2009, the Audit Committee of the Board of Directors determined that it was in the best interests of the Company to request proposals from nationally recognized accounting firms, including Deloitte & Touche LLP, to audit the financial statements for the 2009 fiscal year. On April 24, 2009, Deloitte & Touche LLP notified the Company that it would resign as the Company’s principal independent public accounting firm upon the filing of the Company’s quarterly report on Form 10-Q for the period ended March 31, 2009, which was filed with the SEC on May 11, 2009. Deloitte & Touche LLP’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2008 and 2007, and the subsequent interim period through May 11, 2009, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2008 and 2007 or during the subsequent interim period through May 11, 2009.

The Company provided Deloitte & Touche LLP with a copy of this disclosure and requested that Deloitte & Touche LLP furnish it with letters addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche LLP agrees with the above statements. A copy of such letters dated April 30, 2009 and May 12, 2009 from Deloitte & Touche LLP are filed as Exhibit 16.1 to our Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 30, 2009 and May 13, 2009, respectively.

Required Vote

The action of the Audit Committee in appointing of Ernst & Young LLP as the Company’s independent auditors for the 2011 fiscal year will be ratified upon the approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2011 FISCAL YEAR.

Audit and Related Fees

Fees Paid to Independent Auditors

Ernst & Young LLP served as our independent auditor for the fiscal year ended December 31, 2010 and was appointed to serve as our independent auditor for the fiscal year ending December 31, 2009 and to review the financial statements included in our Quarterly Reports on Form 10-Q beginning with the quarter ending June 30, 2009. Deloitte & Touche LLP reviewed the financial statements included in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2009. The following table sets forth the fees billed to us for professional audit services rendered by Ernst & Young LLP and Deloitte & Touche LLP for the years ended December 31, 2010, and December 31, 2009.

Fee Category	2010	2009

Audit Fees	$1,387,901	$1,438,797
Audit-Related Fees	63,221	—
Tax Fees	302,179	427,810
All Other Fees	—	—

Total All Fees	$1,753,301	$1,866,607

Audit Fees

Audit Fees relate to professional services rendered by Ernst & Young LLP and Deloitte & Touche LLP for 2010 and 2009, in connection with reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, certain procedures in connection with registration statements and prospectus supplements and other offering documents, and the audit of the Company’s financial statements and effectiveness of internal control over financial reporting (as required by the Sarbanes-Oxley Act). The amounts shown above in the table are the aggregate amounts of Audit Fees billed by Ernst & Young LLP and Deloitte & Touche LLP in 2010 and 2009. Ernst & Young LLP charged us Audit Fees of $1,213,701 for 2010 and $1,145,628 for 2009. Deloitte & Touche LLP charged us Audit Fees of $174,200 for 2010 and $293,169 for 2009.

Audit-Related Fees

Audit-Related Fees relate to professional services rendered by Ernst & Young LLP in connection with assurance or related services (such as employee benefit plan audits, internal control reviews, attest services that are not required by statute or regulation) rendered in 2010 that are reasonably related to the performance of the audit or review of the Company’s financial statements. Ernst & Young LLP charged us Audit-Related Fees of $63,221 for 2010. Ernst & Young LLP did not render any Audit-Related Fees to the Company in 2009, and Deloitte & Touche LLP did not render any Audit-Related Fees to the Company in 2010 and 2009.

Tax Fees

Fees billed for 2010 relate to tax compliance and tax advice and planning service rendered by Ernst & Young LLP. Fees billed for 2009 relate to tax compliance and tax advice and planning services rendered by Deloitte & Touche LLP. Deloitte & Touche LLP did not bill the Company any Tax Fees for 2010 and Ernst & Young LLP did not bill the Company for any Tax Fees for 2009.

All Other Fees

Except as described above, Ernst & Young LLP and Deloitte & Touche LLP did not bill the Company for any fees for, or deliver or render to the Company, any other products or services in 2010 or 2009.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted formal policies and procedures with regard to the approval of all professional services provided to the Company by Ernst & Young LLP and Deloitte & Touche LLP. All of the fees described in the table above were pre-approved by the Audit Committee in 2010. The Audit Committee pre-

approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate, or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates. The percentage of hours expended to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than Ernst & Young LLP’s full time, permanent employees was 0%.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010, and the notes thereto.

Review with Management

Management is responsible for preparing the Company’s financial statements and the reporting process, including the system of internal control. The Audit Committee, in its oversight role, has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2010 and the notes thereto.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), the Company’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Ellis Landau
Bruce A. Leslie
Stephen C. Comer

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN TO PERMIT A ONE-TIME VALUE-FOR-VALUE STOCK OPTION EXCHANGE PROGRAM
(Item No. 3 on Proxy Card)

The following is a discussion of our proposal to amend Company’s 2005 Equity and Performance Incentive Plan, as such plan has been or may be amended (the “2005 Plan”) to provide for the one-time, value-for-value exchange of certain outstanding employee stock options (the “Option Exchange Program”). Our Board of Directors authorized the Option Exchange Program subject to stockholder approval of the amendment of the 2005 Plan to permit the Option Exchange Program. If implemented, the Option Exchange Program would permit some of our employees, excluding our directors and executive officers, to surrender for cancellation certain outstanding stock options with an exercise price substantially greater than our current trading price in exchange for a lesser number of stock options. You are urged to read this detailed discussion in considering our proposal.

Background and Reason for the Option Exchange Program

It has been our long-standing practice to grant stock options from time to time as a substantial component of our employees’ at — risk compensation in order to motivate them to achieve key business objectives that we believe create long-term stockholder value. As an award of equity, stock options allow our employees to benefit from our success and the increase in share value, thereby aligning their interests with those of our stockholders. Our stock option awards also provide an incentive for our highly experienced employees to continue their employment with us to further our growth in a highly competitive industry.

The decline in our stock price of several years ago, however, has impinged on our goal of utilizing stock options to retain and motivate employees in these challenging times. This is because many of our stock options now have exercise prices that substantially exceed not only the current market price but also the 104-week (or 2 years) high price of our shares.

As with so many other companies, the steep reduction in our stock price was significantly impacted by the global financial and economic crisis. This decline mirrors the decline in the stock prices of other companies in the casino industry, as well as other industries. There is no sign that that our stock price (or the stock prices of other companies in our industry) will soon return to historical levels. Job losses and other factors contributing to less discretionary income have deeply affected our industry.

We have taken significant steps toward strategically expanding our business in our key markets in an effort to increase our stock price. In addition, we have taken steps to improve operating cash flow and reduce our cost structure by eliminating non-core operations. Our actions to date include, but are not limited to, acquiring the River Downs racetrack in Cincinnati, Ohio in January 2011; constructing and opening our River City casino in south St. Louis County, which we opened on March 4, 2010; constructing our casino and hotel development in Baton Rouge, Louisiana, which we expect to open in the first quarter of 2012; cancelling our planned Sugarcane Bay casino development in Lake Charles, Louisiana in April 2010; selling our Argentina operations in June 2010; and closing our President Casino in St. Louis, Missouri in June 2010. These, and other actions, have achieved increases in revenue and reductions in operating expenses and non-essential capital spending.

Despite our efforts to reinvigorate our business and improve our performance, our stock price has remained at a relatively low level. Additionally, despite our continued efforts, the economic recession, increased market volatility and other factors, some of which are beyond our control, could prevent significant near-term increases in stock price.

Similarly, our employees’ stock options have decreased in perceived and actual current and potential economic value. This in turn means that their outstanding stock options are failing to provide adequate performance and retention incentives for our experienced employees and therefore do not achieve our goal of aligning our employees’ interests with that of our stockholders. At a time when we need our employees’ motivation to be at its peak, the stock options that have comprised a significant portion of their compensation are no longer motivating. We have designed the proposed Option Exchange Program to revive the retention and motivational value of stock option awards held by our employees with a goal of improving the long-term value of our stock for our stockholders. The material principles of the Option Exchange Program, such as the program eligibility criteria for employees and options, the exchange ratios for replacement options, and the vesting and expiration terms of the replacement options, reflect our sensitivity toward protecting stockholder interests in the implementation of such a program. In particular, the Option Exchange Program would:

•	reduce our overhang (the total number of our outstanding stock options awards not exercised, plus equity awards available to be granted, divided by total common shares outstanding at the end of the year); and

•	reduce future dilution of stockholder interests since a smaller number of stock options would be granted in exchange for those surrendered.

Based on the assumptions described below, if all eligible options are exchanged as of March 21, 2011, options to purchase approximately 397,500 shares of Pinnacle Common Stock would be surrendered and canceled, while replacement options covering approximately 198,750 shares of Pinnacle Common Stock would be granted, resulting in a net reduction in the equity award overhang by approximately 198,750 shares of Pinnacle Common Stock. As of March 21, 2011, the total number of shares of Pinnacle Common Stock outstanding was 61,895,179 and the closing price of our common stock was $12.74 per share.

The following information as of March 21, 2011 with respect to the Company’s shares available for issuance under the 2005 Plan and issued pursuant to all of the Company’s equity incentive plans:

Shares available for future grant under the 2005 Plan	2,064,358
Shares available for grant under Directors Deferred Compensation Plan	42,804
Shares issuable pursuant to outstanding options(1)	5,441,747
Weighted average exercise price of all outstanding options	$14.04
Weighted average remaining term of all outstanding options	6.48 years
Shares issuable pursuant to all other outstanding equity awards(2)	299,914

(1)	Consists of shares issued under all of the Company’s equity compensation plans, including, but not limited to, the 2005 Plan.

(2)	Phantom Stock Units and Restricted Stock Units.

If our stockholders do not approve the Amendments to the 2005 Plan authorizing the Option Exchange Program, eligible stock options will remain outstanding and in effect in accordance with their existing terms, and we may be forced to issue additional options to our employees at current market prices, increasing our overhang. These grants would more quickly exhaust our current pool of options available for future grant. Similarly, if this Proposal No. 3 is not approved, then this may result in employee turnover and may require the Company to issue more options to new employees than the options previously granted to former employees, which will exhaust the options available for future grant under the 2005 Plan. This may affect the Company’s ability to attract qualified employees.

Alternatives Considered

We believe the Option Exchange Program is a more cost-effective way of motivating and retaining key contributors than several other alternatives available, which we considered and rejected as described below:

•	Issuing incremental equity would increase overhang and further dilute stockholder interests, whereas the proposed Option Exchange Program would be expected to decrease overhang and reduce stockholder dilution;

•	Increasing cash compensation would increase our cash compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results without the above-cited benefits accompanying the Option Exchange Program;

•	Exchanging options for cash would have the same deleterious effects as just noted for increasing cash compensation; and

•	Exchanging options for other forms of equity compensation (e.g., restricted stock units) would result in higher exchange ratios, which would be significantly less attractive to employees, resulting in lower participation rates, in turn undermining the retention and motivation goals of the program.

Basic Structure of the Option Exchange Program

Our proposed Option Exchange Program has the following material features:

•	As of March 21, 2011, the program would be available to 45 eligible employees holding eligible stock options, as defined below, other than our executive officers and directors. Eligible employees would be those who are currently employed as of the date new options would be granted. An employee-stockholder vote in favor of this proposal does not constitute an election to participate in the Option Exchange Program.

•	Stock options eligible for the Option Exchange Program would be those with an exercise price with an exercise price greater than the higher of (a) the then-current 52-week high trading price of our shares and (b) 150% of the then-current price of our shares.

•	The number of stock options replacing the tendered ones would be determined by an “exchange ratio” that is set shortly before the start of the Option Exchange Program using the Black-Scholes option pricing model. In our proposed Option Exchange Program, the exchange ratio would depend on the exercise price of the original option and is designed to provide, in the aggregate, a value- and expense-neutral exchange.

•	The exercise price for the new options would be set on the grant date of the Option Exchange Program using the closing price of our shares as of that date.

•	The replacement options will not be vested or exercisable within one year after the date of the exchange. Upon the passage of one year from the date of the exchange, the replacement options will be vested and exercisable to the extent that the exchanged options would have been vested and exercisable at that date.

•	The term of the replacement options will remain the same as the eligible options.

•	The eligible options surrendered for exchange will be cancelled and all shares of Pinnacle Common Stock that were subject to such surrendered options will again become available for future awards under the 2005 Plan.

Following is the status of our outstanding underwater stock options as of March 21, 2011 that would be eligible for the Option Exchange Program based on a then-applicable 52-week high stock price of $15.33 and a then-current fair market value of our shares of $12.74:

Number Shares Underlying Options	397,500
Weighted Average Exercise Price	$29.40
Weighted Average Remaining Life of Eligible Option	5.46 years

Implementation of the Option Exchange Program

On March 1, 2011 our Board of Directors, upon recommendation of the Compensation Committee and subject to stockholder approval, authorized the Option Exchange Program. We are seeking stockholder approval in order to satisfy the listing rules of the NYSE, to comply with the terms of Section 12.1 of the 2005 Plan and as a matter of good corporate governance. Stockholder approval of this proposal would apply to this Option Exchange Program only and would not result in amendment of any other terms of the 2005 Plan, except for conforming changes and for the changes provided in this Proposal No. 3. If we were to implement another stock option exchange program in the future, we would be required to seek separate stockholder approval of that subsequent program.

If approved by our stockholders, we would commence the Option Exchange Program within 12 months, providing eligible employees a written offer to exchange specified eligible stock options, which we refer to in this Proxy Statement as the “Offer,” which would be filed with the SEC. The Offer would set forth the precise terms, process and timing of the Offer. Employees would be given at least 20 business days to consider whether they wish to surrender their existing eligible stock options, and if so how many, on a grant-by-grant basis in exchange for new stock options.

Once the Offer is closed, eligible options that were surrendered would be cancelled, and the Compensation Committee would approve grants of new stock options to the applicable employees in accordance with the applicable exchange ratios. All new options would be non-statutory stock options granted under the 2005 Plan and would be subject to the terms of such plan and an award agreement entered into between the Company and each participating employee. The new stock options would be issued effective the trading day immediately after the end of the Offer.

Details of Option Exchange Program

Eligible Options.  The options eligible for exchange in the Option Exchange Program would be those:

•	as of the date that the Option Exchange Program commenced, with an exercise price greater than the higher of (a) the then-current 52-week high trading price of our shares and (b) 150% of the then-current price of our shares;

•	not granted within the 12 months immediately preceding the date that the Option Exchange Program commenced; and

•	not scheduled to expire before the Option Exchange Program would close.

Eligible Employees.  The Option Exchange Program would be open to all U.S. employees as of the date that the Option Exchange Program commenced who were still employed as of the grant date of the replacement options and who hold eligible options, except our executive officers. Former employees, whether retired or otherwise, and members of our Board of Directors are not eligible. As of March 21, 2011, there were 45 employees eligible to participate in the Option Exchange Program based on the assumptions above.

Exchange Ratios.  The exchange ratio would be used to determine how many options an employee must surrender in order to receive a replacement option. The use of a ratio is intended to result in the issuance of new stock options that have a fair value approximately equal to the fair value of the surrendered eligible stock options they replace.

The actual exchange ratios would be determined by the Compensation Committee shortly before the beginning of the Option Exchange Program. However, we have determined that the exchange ratios would be based on the fair value of the eligible options using the Black-Scholes option pricing model, consistent with our past methodologies and based on reasonable assumptions about factors such as the volatility of our stock, the holding period and expected term of an option.

We cannot determine the exact exchange ratios until the beginning of the Offer, but we have provided the following example for illustration purposes, based on the following assumptions:

Option Exchange Program would have commenced on March 21, 2011
Then-applicable 52-week high stock price: $15.33
Then-current fair market value of our shares: $12.74
Resulting minimum exercise price eligible for program: $19.11
Assumption for expected volatility for valuations: 58.81%
Exercise Price of an Eligible Option would be equal to: $19.11 to $35.99
The Exchange Ratio (# eligible options to # of replacements options) would be: 2.0 to 1

If we assume that all eligible options in the above example were surrendered in the Option Exchange Program, following is additional information for the eligible options and the replacement options that would be granted in the exchange:

Exercise Price of Eligible Options	$19.11 to $35.99
Number of Shares Underlying Eligible Options	397,500
Weighted Average Exercise Price	$29.40
Weighted Average Remaining Life	5.46 years
Exchange Ratio (# eligible options to # of replacements options)	2.0 to 1
Number of Shares Underlying Replacement Options	198,750

Following the exchange in the example above (excluding any grants after March 21, 2011) with respect to the 2005 Plan, there would be 2,263,108 shares of common stock available for grant under the 2005 Plan, 5,242,997 options outstanding and 299,914 restricted stock units and restricted stock awards outstanding under the 2005 Plan and other equity incentive plans and nonqualified stock option agreements. These outstanding options would have a weighted average exercise price of $12.70 and a weighted average remaining term of 6.5 years.

Exercise Price of Replacement Options.  The exercise price of the replacement option would be equal to the closing price of our shares on the replacement option grant date.

Vesting Provisions.  The replacement options will not be vested or exercisable within one year after the date of the exchange. Upon the passage of one year from the date of the exchange, the replacement options will be vested and exercisable to the extent that the exchanged options would have been vested and exercisable at that date.

Term.  Any replacement option issued pursuant to the Option Exchange Program shall have the remaining term of the exchanged underwater option.

Other Terms And Conditions Of The Replacement Options.  The other terms of the replacement options will be governed by the terms of the 2005 Plan.

Return Of Eligible Options Surrendered.  In accordance with the terms of the 2005 Plan, the eligible options surrendered for exchange will be cancelled and all shares of Pinnacle Common Stock that were subject to such surrendered options will again become available for future awards under the 2005 Plan.

Accounting Treatment

Under applicable guidance, the exchange of options under an Option Exchange Program is treated as a modification of the existing options for accounting purposes. Accordingly, we will treat the modification as an exchange of the existing option for a new replacement option with total compensation costs equal to the unamortized compensation cost of the existing option, plus the incremental value of the modification to the award, which will be recognized ratably over the vesting period of the replacement options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement option, measured as of the date the replacement options are granted, over the fair value of the surrendered underwater options, measured immediately before their surrender and cancellation. Because the exchange is intended to be no more than a value-for-value exchange, the exchange ratios will be calculated as of either the start of the exchange offer or the date of the exchange to result in the fair value of the surrendered underwater options being no more than the fair value of the replacement options. We would therefore not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Option Exchange Program. In the event that any of the replacement options are forfeited before their vesting due to termination of service, the incremental compensation cost for the forfeited replacement options will not be recognized; however, we would recognize any unamortized compensation expense from the surrendered underwater options which would have been recognized under their original vesting schedule.

Effect on Stockholders

We are unable to predict the impact of the Option Exchange Program on your interests as a stockholder because we are unable to predict how many eligible employees would exchange their eligible stock options or what the future market price of our shares would be on the date that the new stock options are granted. It is our goal that the increase in motivational value associated with the exchange to new options with a higher intrinsic value would result in increased long-term share value. In addition, the Option Exchange Program would reduce the need to issue supplemental stock options to remain competitive with other employers and/or seek to authorization of additional shares under the 2005 Plan in the future.

U.S. Federal Income Tax Consequences of the Option Exchange Program

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange Program. A more detailed summary of the applicable tax consequences to participating employees will be provided in the offer to exchange. We believe that the exchange of eligible underwater options for replacement options pursuant to the Exchange Program should be treated as a non-taxable exchange, so that neither we nor our employees should recognize any income for U.S. federal income tax purposes upon the surrender of eligible underwater options and the grant of replacement options. However, the tax consequences of the exchange program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. Therefore, all holders of eligible underwater options are urged to consult their own tax advisors regarding the tax treatment of participating in the exchange program under all applicable laws before participating in the exchange program.

Text of Amendments to the 2005 Plan

Stockholder approval of the Option Exchange Program is required by the terms of certain of our 2005 Plan and by the listing qualifications of the New York Stock Exchange. Therefore, we are asking our stockholders pursuant to this Proposal No. 3 to approve amendments to the 2005 Plan to permit the one-time Option Exchange Program. The 2005 Plan would be amended by this Proposal No. 3.

The amendments to 2005 Plan would read substantially as follows:

ARTICLE XIV

OPTION EXCHANGE PROGRAM

14.1 Establishment of Option Exchange Program.  Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Compensation Committee of the Board, may effect an option exchange program (the “Option Exchange Program”), through one or more option exchange offers to be commenced within 12 months of the approval by the stockholders of the Option Exchange Program; provided, however, that in no event may more than one offer to exchange be made for any outstanding option.

14.2 Procedure for Exchanging Options.   Under the Option Exchange Program, Eligible Employees will be offered the opportunity to exchange Eligible Options for new grants of options (each an “Exchange Grant”), as follows:

(a) the Compensation Committee shall determine the exchange ratio for an exchange of Eligible Options for Exchange Grants; provided, however, that the ratio shall be such that the fair value as of either the start of the exchange offer or the date of the exchange (for financial accounting purposes) of an Exchange Grant shall be no more than the fair value (for financial accounting purposes) of the Eligible Options for which the Exchange Grant is exchanged,

(b) the per share exercise price of each Exchange Grant that is a stock option shall not be less than the fair market value of a Share on the date of issuance of the Exchange Grant,

(c) an Exchange Grant shall not be vested or exercisable within one year after the date of the exchange, and

(d) the expiration of the Exchange Grant will be the same as its corresponding Eligible Option.

All other terms of the Exchange Grants shall be governed by the provisions of this Plan. Any Eligible Employee may receive Exchange Grants where the Shares underlying such Exchange Grants exceed either one percent of the number of Shares or one percent of the voting power outstanding before the issuance of such Exchange Grants.

14.3 Definitions.  For purposes of this Article,

(a) “Eligible Employees” means employees of the Company other than the members of the Company’s Board of Directors and executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended).

(b) “Eligible Option” means any option granted under this Plan where, as of the date specified by the terms of the Exchange Offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than the higher of (i) the then-current 52-week high trading price of the Shares and (ii) 150% of the then-current price of the Shares.

14.4 Additional Terms.   Subject to the foregoing, the Compensation Committee of the Board of Directors shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program that they deem necessary or advisable, consistent with the terms of this Plan.

Background of the 2005 Plan

In 2005, our Board of Directors adopted and our stockholders approved the 2005 Plan. The original 2005 Plan authorized for issuance up to an aggregate of 3,000,000 shares of Pinnacle Common Stock, plus any shares subject to awards granted under the 1996, 2001 and 2002 Stock Option Plans (the “Prior Plans”) and Individual Arrangements (defined below) which are forfeited, expire or otherwise terminate without the issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, on or after the effective date of the 2005 Plan. In 2008, our Board of Directors adopted, and our stockholders approved an amendment to the 2005 Plan to increase the number of shares that may be issued upon exercise of awards granted under the 2005 Plan by 1,750,000 and to increase the maximum number of awards under the 2005 Plan that may be issued as incentive stock options from 3,000,000 to 4,750,000 shares. In 2010, our Board of Directors adopted, and our stockholders approved, an amendment to the 2005 Plan to increase the number of shares that may be issued upon exercise of awards granted under the 2005 Plan by 1,100,000 and to increase the maximum number of awards under the 2005 Plan that may be issued as incentive stock options from 4,750,000 to 5,850,000 shares. As of March 21, 2011, 2,064,358 shares of Pinnacle Common Stock remained available for future grants of awards under the 2005 Plan (excluding any additional shares available under the 2005 Plan as a result of future forfeiture, expiration or other termination of awards under the Prior Plans and Individual Arrangements after such date). “Individual Arrangements” means the Nonqualified Stock Option Agreement dated as of January 11, 2003 by and between the Company and Stephen H. Capp, and the Nonqualified Stock Option Agreements dated as of April 10, 2002 by and between the Company and Daniel R. Lee, the Nonqualified Stock Option Agreement dated as of August 1, 2008 by and between the Company and Carlos A. Ruisanchez, and the Nonqualified Stock Option Agreement dated as of March 14, 2010 by and between the Company and Anthony M. Sanfilippo.

Summary of the 2005 Plan

The following is a summary of the key provisions of the 2005 Plan, assuming that stockholders approve this Proposal No. 3. All replacement options issued in the option exchange program will be granted under the 2005 Plan. We have summarized below the principal features of the 2005 Plan. This summary does not purport to be a complete description of all the provisions of the 2005 Plan, and it is qualified in its entirety by reference to the full text of the 2005 Plan, which is marked to show the changes to the 2005 Plan. A copy of the 2005 Plan is attached as Appendix B to this Proxy Statement. Any stockholder who desires to obtain a copy of the 2005 Plan may do so by written request to the Secretary of the Company, at 8918 Spanish Ridge Avenue, Las Vegas, Nevada 89148.

Shares Subject to the 2005 Plan

Up to an aggregate of 5,850,000 shares of Pinnacle Common Stock, plus any shares subject to awards granted under the Prior Plans and Individual Arrangements which are forfeited, expire or otherwise terminate without issuance of Shares, or are settled for cash or otherwise do not result in the issuance of Shares, on or after the effective date of the 2005 Plan, are authorized for issuance under the 2005 Plan. However, the maximum number of awards under the 2005 Plan that may be issued as ISOs (as defined below) will be 5,850,000 shares. Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Any shares that are subject to awards other than options or stock appreciation rights (including shares delivered on the settlement of dividend equivalents) shall be counted against this limit as 1.4 shares for every one share granted. The aggregate number of shares available under the 2005 Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding Pinnacle Common Stock by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split or similar transaction.

If any shares subject to an award under the 2005 Plan or to an award under the Prior Plans or Individual Arrangements are forfeited, expire or are terminated without issuance of such shares, or are settled for cash or otherwise do not result in the issuance of such shares, the shares shall again be available for awards under the 2005 Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the 2005 Plan or options or stock appreciation rights granted under the Prior Plans or Individual Arrangements, and as 1.4 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2005 Plan. Shares which are received or withheld by the Company to satisfy tax liabilities arising from the grant or exercise of an option or award, or as a result of the use of shares to pay the option price, shall not again be available to awards under the 2005 Plan.

In assessing compensation and establishing the Company’s equity and performance-based plans, the Compensation Committee will take into account measures used within the industry that it finds to be in the best interests of the Company. The Compensation Committee will also consider guidance regarding compensation that is or becomes available from stockholder rights organizations and similar external sources.

Eligibility and Participation

All employees (including officers), directors, and consultants of the Company or any subsidiary are eligible for selection to receive awards under the 2005 Plan, subject to certain restrictions, including restrictions regarding the maximum number of awards and maximum dollar value of awards that each participant may receive in any given 12-month period.

Administration of the 2005 Plan

The 2005 Plan shall be administered by the Compensation Committee of the Board of Directors, which consists of at least two directors who are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act and who are “outside directors” as defined in Section 162(m) of the Code. The Compensation Committee has full authority and discretion to (a) select participants, (b) determine the type, size, and conditions applicable to awards, (c) determine to what extent awards may be settled in cash, shares, or other property, (d) interpret and administer the Plan and any agreement, and (e) establish rules, appoint agents, and take any other action necessary or desirable for the administration of the Plan. The Compensation Committee may delegate all or any part of its authority under the Plan to any employee or committee, except that it may not delegate any action related to grants of awards to individuals who are subject to Section 16 of the Exchange Act or who are “covered employees” as defined by Code Section 162(m)(3).

Types of Awards

The Compensation Committee, in its discretion, may issue options, stock appreciation rights, restricted stock, other stock unit awards, performance awards or dividend equivalents to employees, consultants and directors of the Company. The nature of each type of award is discussed below. Each award will be made by an award agreement for which the form and content shall be determined by the Compensation Committee in its discretion, consistent with the provisions of the 2005 Plan. The terms of award agreements for a particular type of award need not be uniform.

Stock Options.  Two types of options may be granted under the 2005 Plan: options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, and options not so qualified for favorable federal income tax treatment (“NSOs”). The purchase price for shares covered by each option shall not be less than 100% of the fair market value of such shares on the date of grant, but if an ISO is granted to a 10% stockholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) gives a participant the right to receive, for each SAR exercised, an amount equal to the excess of the fair market value of a share of common stock on the date the SAR is exercised and the fair market value of a share on the date the SAR was granted. SARs may have terms up to ten years, may be settled in cash or in stock, as determined by the Compensation Committee, and are subject to the terms and conditions expressed in the Award document. We currently do not grant SARs.

Restricted Stock.  Restricted stock shall be shares granted or sold to a participant that are subject to vesting restrictions based on continued employment or attainment of performance goals. The Compensation Committee, in its discretion, may determine the purchase price, if any, for restricted stock.

Other Stock Unit Awards.  Other stock unit awards are awards valued in whole or part by reference to, or otherwise based on, shares. Other stock unit awards shall be subject to such conditions and restrictions as may be determined by the Compensation Committee, and may be payable in the form of cash or shares.

Dividend Equivalents.  Dividend equivalents are amounts equivalent to stock or other property dividends on shares with respect to the number of shares covered by the award, paid currently or on a deferred basis in cash or stock.

Performance Awards and Code Section 162(m) Provisions

Performance awards are awards of cash, shares of common stock, or a combination of cash and shares of common stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period established by the Compensation Committee. The performance goals will be based on one or more criteria such as the following: net sales; pretax income before allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; reductions in costs; return on invested capital of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed; the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The performance period may be six months to five years. Upon completion of a performance period, the Compensation Committee will determine whether the performance goals have been met within the established performance period, and certify in writing to the extent such goals have been satisfied.

The performance-based award provisions of the 2005 Plan permit the Company to grant performance awards to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Code that will qualify as “performance based” compensation and that will thus be deductible without regard to the deductibility limit. Similarly, these provisions of the 2005 Plan permit the Company to provide that the vesting of restricted stock, and the vesting or payment of any other stock unit award, granted to such an executive officer will be subject to the achievement of the objective performance goals over a performance period, and thus satisfy the requirements to be “performance based” compensation which is deductible without regard to the deductibility limit. The Compensation Committee may also grant awards that are not “performance based,” and that will be subject to the deductibility limit of Section 162(m), if it determines that such awards are in the best interests of the Company.

Before the vesting, payment, settlement or lapsing of any restrictions with respect to any award that is intended to constitute “performance based” compensation under Section 162(m), the Compensation Committee shall certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to qualify as “performance based” compensation within the meaning of Section 162(m). Performance awards will generally be paid only after the end of the relevant performance period, and may be paid in cash, shares, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment. Performance awards shall be subject to such conditions and restrictions as may be determined by the Compensation Committee, and may be payable in the form of cash or shares.

Exercisability and Vesting of Awards

The Compensation Committee shall determine when and under what terms and conditions any award shall become exercisable or vested. However, the options that become exercisable for the first time in any year that can be treated as ISOs is limited to the first $100,000 of shares of common stock (valued as of the date of grant). Any options that first become exercisable in the year in excess of this limit shall be treated as NSOs. The Compensation Committee shall determine, in its discretion, the form of any payment for stock options, restricted stock, other stock unit awards and performance shares.

Transferability of Awards

In general, no award under the 2005 Plan may be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution.

Duration of Options and Stock Appreciation Rights

Each option or SAR shall expire on the date specified by the Compensation Committee, but not later than 10 years from the date of grant. ISOs granted to 10% stockholders of the Company (measured by ownership of voting power) shall expire not later than five years from the date of grant.

Certain Corporate Transactions; Adjustments

Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company or other change of control events specified in the 2005 Plan, the Compensation Committee may, in its sole discretion, do one or more of the following: (a) shorten the period during which options and SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (b) accelerate any vesting schedule to which an option, SAR, restricted stock, other stock unit award or performance award is subject; (c) arrange to have the surviving or successor entity or any parent entity thereof assume the options, SARs, restricted stock, other stock unit awards or grant replacement options or SARs with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; (d) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the Pinnacle Common Stock (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel SARs by paying the value thereof; or (e) make any other modification or adjustment that the Compensation Committee deems appropriate and fair in its discretion. The Compensation Committee may also provide for one or more of the foregoing alternatives in any particular award agreement.

In the event of a recapitalization, reorganization, spin-off, reclassification, stock dividend, stock split, reverse stock split or similar transaction, awards shall be adjusted appropriately, or in the case of dividend equivalents, the Compensation Committee may in its discretion make an appropriate adjustment.

Amendment and Termination of the 2005 Plan

The Board may terminate, amend or modify the 2005 Plan or any portion thereof at any time; provided, however, that without approval of our stockholders, no such amendment or modification will be made that (a) increases the total number of shares of common stock that may be granted under the 2005 Plan, in the aggregate, with respect to any type of award, or with respect to any individual during any one calendar year (except in each case for adjustments to common stock for corporate transactions or other events such as stock splits, reverse stock splits and stock dividends, as provided in the 2005 Plan) or (b) is required to be submitted to stockholders for approval under applicable law or the rules of the SEC and/or NYSE (or other principal securities exchange on which shares of our common stock are then listed). Except as otherwise determined by the Board, termination of the 2005 Plan will not affect the Compensation Committee’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Plan prior to the date of such termination. The Compensation Committee may take such actions as it deems appropriate to ensure that the 2005 Plan and awards comply with any tax, securities or other applicable laws. In general, no amendment or termination of the 2005 Plan will adversely affect the rights of a participant that has been established prior to such amendment or termination absent the written consent of the affected participant.

Federal Income Tax Matters

The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2005 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OR HER OF THE 2005 PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS. The 2005 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Non-Qualified Stock Options and Stock Appreciation Rights

A recipient recognizes no taxable income upon the grant of an NSO or SAR. Upon exercise of either, a participant will recognize taxable ordinary income equal to the difference between the fair market value of Company stock on the exercise date and the exercise price. Any additional gain or loss recognized upon the subsequent sale or exchange of the stock will be taxed as a short-term or long-term capital gain or loss, as the case may be.

Incentive Stock Options

A participant recognizes no taxable income upon the grant or exercise of an ISO (except for purposes of the alternative minimum tax, in which case income recognition is the same as for NSOs). If a participant exercises an option and sells the shares more than two years after the grant date and more than one year after the exercise date, the participant will recognize a long-term capital gain or loss equal to the difference between the sale price and the exercise price. If a participant exercises an option and sells the shares before the end of the 2-year or 1-year holding periods, the participant will generally recognize: (a) taxable ordinary income equal to the difference between (i) the fair market value of the shares at exercise (or at sale, if less) and (ii) the exercise price of the option, plus (b) short-term capital gain on any excess of the sale price over the exercise price.

Restricted Stock, Stock Unit and Performance Awards

A participant who receives restricted stock, stock units, performance awards or other awards that are subject to forfeiture prior to vesting generally will recognize no taxable income at the time of grant. When the restrictions have lapsed or the performance criteria have been met (i.e., upon vesting), the participant will recognize taxable ordinary income equal to the difference between the fair market value of the Company’s stock on the vesting date less the amount paid, if any, for the shares. For restricted stock, a participant may elect to be taxed based on the fair market value of the award at the time of grant.

Tax Consequences to the Company.

In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under the Code.

$1,000,000 Limit on Deductible Non-Performance Based Compensation.

Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, as discussed above, the deduction limit does not apply to “performance based” compensation, as defined in Section 162(m). See “— Performance Awards and Code Section 162(m) Provisions”.

Excess Parachute Payments

Under Section 4999 of the Code, certain officers, stockholders, or highly-compensated individuals (“Disqualified Individuals”) will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain “excess parachute payments” which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Code prevents the Company from taking a deduction for any “excess parachute payments.”

Section 409A Considerations

Section 409A of the Code imposes certain additional taxes on an employee or service provider who receives “deferred compensation” that does not comply with the requirements of Section 409A. The Company believes that stock options, SARs and restricted stock granted under the 2005 Plan will not constitute “deferred compensation” within the meaning of Section 409A and that other awards under the 2005 Plan that are payable within a limited period of time after vesting will not constitute “deferred compensation” within the meaning of Section 409A.

Special Rules; Withholding of Taxes

Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Pinnacle Common Stock which he or she already owns, or through a “broker’s exercise.”

The Company may take whatever steps the Compensation Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or stock appreciation right or the grant or vesting of restricted stock, other stock unit awards, or performance awards, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Compensation Committee may, in its discretion, authorize “cashless withholding.”

Potential Modification of Option Exchange Program Terms

While we expect that the terms of the Option Exchange Program, if approved by stockholders, would be materially similar to those set forth in this discussion, we may find it necessary or appropriate to change the terms of the Option Exchange Program to take into account accounting rules, changed circumstances, Company policy decisions or administrative needs. Further, even if the amendment to the 2005 Plan is approved by our stockholders, we retain the discretion to amend non-material terms, postpone or not proceed with the commencement of the Options Exchange Program or under certain circumstances cancel the Option Exchange Program once it has commenced.

Required Vote

Approval of Proposal No. 3 requires the approval by the affirmative vote of a majority of the votes cast “FOR,” “AGAINST” or “ABSTAIN” with respect to such proposal, provided that the total votes so cast on the proposal represent more than 50% of all shares entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN AMENDMENT TO 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN IN THIS PROPOSAL NO. 3.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides narrative disclosure regarding the compensation plans, programs and arrangements we employed for individuals serving as our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, our three other most highly compensated executive officers and up to one additional individual for whom disclosure would have been provided as among the three other most highly compensation executive officers had he been employed on December 31, 2010, as determined under the rules of the SEC (collectively, called our “named executive officers”).

During fiscal 2010, our named executive officers were:

•	Anthony M. Sanfilippo, President and Chief Executive Officer who joined the Company on March 14, 2010;

•	John V. Giovenco, our Interim Chief Executive Officer until March 14, 2010;

•	Stephen H. Capp, our former Executive Vice President and Chief Financial Officer, who left the Company on March 31, 2011;

•	Carlos A. Ruisanchez, Executive Vice President and Chief Financial Officer effective April 1, 2011, prior to that date, Mr. Ruisanchez served as the Company’s Executive Vice President of Strategic Planning and Development since August 2008;

•	John A. Godfrey, Executive Vice President, General Counsel and Secretary;

•	Clifford D. Kortman, our former Executive Vice President of Construction and Development, who left the Company on March 11, 2011; and

•	Alain J. Uboldi, our former Executive Vice President, Belterra and Boomtown, who retired on December 29, 2010.

Philosophy and Objectives

Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment facilities. Our current properties include:

•	L’Auberge du Lac in Lake Charles, Louisiana;

•	River City Casino in St. Louis County, Missouri;

•	Lumière Place in St. Louis, Missouri;

•	Boomtown New Orleans in New Orleans, Louisiana;

•	Belterra Casino Resort in southern Indiana;

•	Boomtown Bossier City in Bossier City, Louisiana;

•	Boomtown Reno near Reno, Nevada; and

•	River Downs Racetrack in Cincinnati, Ohio.

As a discretionary consumer entertainment and leisure product, our business is particularly sensitive to economic cycles and consumer sentiment, and, therefore, results from year to year can be volatile and somewhat unpredictable. Our business operations are also generally susceptible to changes in the competitive and legislative environment which can have an unanticipated impact on our operating results.

In developing compensation plans for our named executive officers, the Compensation Committee seeks to balance all of these business characteristics and create a program which will motivate and reward executives for their performance and for creating value for our stockholders over time. The Compensation Committee regularly evaluates and revises, as necessary, our compensation programs to ensure that they support our business objectives and provide competitive compensation levels for our executives. As both an owner-operator of existing casino properties and developer of new properties, the business objectives that need to be recognized in our compensation programs include:

•	Focusing on prudent growth in both current and future projects;

•	Maximizing operational efficiency;

•	Managing cash flow for investment and debt management;

•	Maximizing operating earnings of our current properties; and

•	Creating long-term value for our stockholders.

More specifically, our compensation programs strive to support our business needs by meeting the following objectives:

•	Allowing us to attract and retain a high quality management team capable of managing and growing the business for the benefit of our stockholders;

•	Providing a competitive compensation program appropriate for the size and complexity of Pinnacle relative to the market for executive pay;

•	Aligning actual pay results with performance for stockholders, with an opportunity to realize pay above market medians for excellent performance and below market pay for below market performance;

•	Incentivizing management to maximize stockholder value without taking undue financial risks and while maintaining credibility in the capital markets;

•	Rewarding for individual contribution in additional to team efforts; and

•	Maintaining effective incentives during different economic environments.

Although we reference the market medians for competitive pay practices in setting overall target pay levels for our executives, we do not define a specific percentile of market for targeting executive pay. We consider many factors, including the actual performance and contribution of our executives, and internal pay comparisons between our executives, when determining individual executive pay, as discussed in more detail below.

Fiscal 2010 Performance Context for Compensation Decisions

During 2010, we continued our ongoing execution of operational excellence initiatives which continue to drive improved financial results. During 2010, the Company’s revenues rose 11.2% to $1.1 billion from $988 million in 2009 and Adjusted EBITDA (as defined below and used for calculating bonuses) increased 27.5% to $214.1 million in 2010 from $160.6 million in 2009. These successful financial results were achieved despite the global economic slowdown which began in late 2008 and the difficult business environment for casino operations in general due to continued weakness in consumer spending. Our executive team has demonstrated exceptional focus and perseverance in this difficult environment, as demonstrated by the Company’s increases in revenues and Adjusted EBITDA. The Compensation Committee has taken specific and targeted actions to help ensure continued focus on our business and our stockholders throughout the current period of business and leadership transition, as discussed in more detail below.

In addition, other accomplishments for the year include the following:

•	Entered into a $375 million amended and restated credit agreement in February 2010, which matures in March 2014;

•	Issued $350 million in aggregate principal amount of 8.75% senior subordinated notes due 2020 in May 2010, the proceeds of which were used to repay borrowings under our credit facility and redeem existing senior subordinated notes and for general corporate purposes;

•	Received additional insurance proceeds of approximately $23 million in a final settlement with an insurer in February 2010 related to the loss caused by Hurricane Katrina;

•	Opened River City Casino in St. Louis, Missouri to the public on March 4, 2010;

•	Completed the sale of our Argentina operations for approximately $40 million in cash in June 2010;

•	Completed in January 2011 the purchase of River Downs racetrack, located in southeast Cincinnati, Ohio for approximately $45.0 million; and

•	Continued execution of operational initiatives.

2010 and 2011 Executive Management Changes and Impact on Compensation

On November 7, 2009, Mr. Giovenco was appointed to serve as Interim Chief Executive Officer of the Company. Mr. Giovenco continued in this role until March 14, 2010, when Anthony M. Sanfilippo was appointed as President, Chief Executive Officer and a director of the Company. For his service as the Interim Chief Executive Officer from November 7, 2009 until March 14, 2010, Mr. Giovenco received $75,000 per month. In addition, Mr. Giovenco received two fully vested options covering 50,000 shares each of the Company’s common stock, which were granted in November 2009 and February 2010, respectively, for options covering a total of 100,000 shares. Mr. Giovenco also was awarded a discretionary bonus of $125,000 after the completion of his service as Interim Chief Executive Officer.

On March 13, 2010, the Company entered into an Employment Agreement with Mr. Sanfilippo, effective as of March 14, 2010. The Employment Agreement provides that Mr. Sanfilippo will earn an annual base salary of $840,000. Mr. Sanfilippo is also entitled to earn bonuses with a targeted bonus of 100% of his annual salary based upon meeting performance targets developed by the Compensation Committee of the Board. The parties contemplate that the setting of the targets and goals and the payment of bonuses will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. In some circumstances, a portion of the annual bonus may be paid in restricted stock. Mr. Sanfilippo may also receive special bonuses, in addition to his annual bonus eligibility, at the discretion of the Board or the Compensation Committee. Mr. Sanfilippo does not receive any compensation for services as a member of the Board. On May 14, 2010, Mr. Sanfilippo was granted an option to purchase 650,000 shares of the Company’s common stock as an inducement to employment with the Company. In addition, on March 13, 2010, Mr. Sanfilippo entered into a stock purchase agreement with the Company to purchase 125,000 shares of the Company’s common stock directly from the Company.

On March 28, 2011, the Company entered into an Employment Agreement, effective as of April 1, 2011, with Carlos A. Ruisanchez for his new role as the Company’s Executive Vice President and Chief Financial Officer. The Employment Agreement provides that Mr. Ruisanchez will earn an annual base salary of $580,000. Prior to his position as Executive vice President and Chief Financial Officer, Mr. Ruisanchez was the Company’s Executive Vice President of Strategic Planning and Development. Mr. Ruisanchez is also entitled to earn bonuses with a targeted bonus of 80% of his annual salary based upon meeting performance targets developed by the Compensation Committee of the Board. The parties contemplate that the setting of the targets and goals and the payment of bonuses under the Bonus Plan will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Mr. Ruisanchez may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board or the Committee. Any bonus paid to Mr. Ruisanchez may be in cash or restricted stock units, as determined at the discretion of the Board or the Compensation Committee. On March 28, 2011, Mr. Ruisanchez was granted an option to purchase 240,000 shares of the Company’s common stock for his new role as Executive Vice President and Chief Financial Officer.

On March 3, 2011, the Company entered into a Separation Agreement with Stephen H. Capp in connection with his separation from the Company effective as of March 31, 2011. The Separation Agreement provides that Mr. Capp’s separation will be treated as a termination by the Company without cause other than in connection with a change of control for all purposes under his employment agreement with the Company, except with respect to a covenant not to compete and certain other provisions. Under the Separation Agreement, Mr. Capp is entitled to receive (i) cash severance payments equal to $500,000, payable in semimonthly installments over twelve months; (ii) accrued salary through the date of separation; (iii) health benefits coverage and disability insurance coverage for twelve months; and (iv) an annual bonus for the 2010 fiscal year of $730,000. Mr. Capp has until June 29, 2012 to exercise his stock options vested as of the separation date and will be issued 18,750 shares of the Company’s common stock, in settlement of his vested restricted stock units as of the separation date within ninety days of March 1, 2012.

On March 3, 2011, the Company entered into a Separation Agreement with Clifford D. Kortman in connection with Mr. Kortman’s separation from the Company effective as of March 11, 2011. The Separation Agreement provides that Mr. Kortman’s separation will be treated as a termination by the Company without cause other than in connection with a change of control for all purposes under his employment agreement with the Company, except with respect to a covenant not to compete and certain other provisions. Under the Separation Agreement, Mr. Kortman shall be entitled to receive (i) cash severance payments equal to $425,000, payable in semimonthly installments over twelve months; (ii) accrued salary through the date of separation; (iii) health benefits coverage and disability insurance coverage for twelve months; and (iv) an annual bonus for the 2010 fiscal year of $524,000. Mr. Kortman has until June 8, 2012 to exercise his stock options vested as of the separation date and will be issued 11,250 shares of the Company’s common stock, in settlement of his vested restricted stock units as of the separation date within ninety days of March 1, 2012.

On December 8, 2010, the Company entered into a Separation Agreement with Alain J. Uboldi in connection with his retirement from the Company effective as of December 29, 2010. The Separation Agreement provides that Mr. Uboldi’s retirement will be treated as a termination by the Company without cause other than in connection with a change of control for all purposes under his employment agreement with the Company, except with respect to a covenant not to compete and certain other provisions. Under the Separation Agreement, Mr. Uboldi is entitled to receive (i) cash severance payments equal to $425,000, payable in monthly installments over twelve months; (ii) accrued salary through the date of retirement; (iii) health benefits coverage and disability insurance coverage for twelve months; and (iv) an annual bonus for the 2010 fiscal year, which was determined by the Compensation Committee to be $525,000 in March 2011. In addition, Mr. Uboldi has until March 29, 2012 to exercise his vested stock options as of the separation date.

Oversight of Executive Compensation

Role of Compensation Committee

The Compensation Committee has overall responsibility for the compensation programs and policies pertaining to our executives, including our named executive officers. The specific responsibilities of the Compensation Committee related to executive compensation include:

•	Overseeing development and implementation of our compensation plans for executive officers, including our named executive officers;

•	Overseeing development, implementation, and administration of our equity compensation plans for executives and other employees;

•	Reviewing and recommending to the Board compensation for our Chief Executive Officer, including setting goals, evaluating performance, verifying results, and determining pay levels;

•	Reviewing and recommending to the Board compensation for the other named executive officers;

•	Overseeing regulatory compliance with respect to executive and equity compensation matters, including assessing the extent to which our compensation programs could encourage undue risk-taking by executives and employees;

•	Reviewing and recommending to the Board all employment, retention and/or severance agreements for executive officers, including our named executive officers.

The Compensation Committee is also responsible for reviewing and submitting to the Board recommendations concerning compensation for our non-employee directors.

Role of Management in Compensation Process

The Compensation Committee relies significantly on the input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of our named executive officers. Our Chief Executive

Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for each named executive officer’s compensation, including salary adjustments, equity grants and incentive bonuses, which are largely formulaic based on the design of 2010 Annual Incentive Plan. The Compensation Committee discusses our Chief Executive Officer’s recommendations, consults with its independent advisor, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer, other than for his own compensation.

Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee (subject to ratification by our full Board) which approves any adjustments to his base salary, performance incentive compensation and equity awards from year to year. The Compensation Committee solicits our Chief Executive Officer’s perspective on his own compensation, but makes determinations regarding his compensation independently and without him present. Our Chief Executive Officer attends portions of the Compensation Committee meetings, but does not attend portions of those meetings related to making specific decisions on his own compensation.

In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee and by working with the outside independent compensation consultants to give them the information necessary to enable them to complete their reports. Other members of our executive management team also occasionally attend portions of the Compensation Committee meetings.

Role of Outside Consultants

The Compensation Committee retains the services of executive compensation consultants to assess the competitiveness of our compensation programs, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design of executive and Board of Director compensation. From fiscal 2008 through 2010, the Compensation Committee has retained Farient Advisors to assist the Compensation Committee in the review and assessment of our compensation programs. During fiscal 2010, Farient’s support included conducting a complete competitive assessment of pay levels pertaining to the Chief Executive Officer and the other named executive officers, review and recommendations regarding the terms of the Chief Executive Officer’s employment agreement, assessment and recommendations regarding Board of Directors compensation levels and practices, and review and recommendation regarding annual and long-term incentive plan designs. This included a substantial review and revision of our compensation plan designs for senior executives and for the broader corporate staff to create a compensation program tailored to the Company’s current strategies.

Although Farient Advisors works with management to develop programs that support our business needs, Farient Advisors is retained by and reports directly to the Compensation Committee for its work related to our executive compensation programs. During late 2009 and early 2010, Farient Advisors also completed work directly for management, with the approval of the Chairman of the Compensation Committee. This additional work was related to supporting management to implement a new compensation program for the Company. The fees for these additional services did not exceed $120,000 during 2010.

Competitive Pay Comparisons

When determining the compensation opportunity for individual named executive officers, including salaries, bonuses, and equity grants, the Compensation Committee takes many factors into account, including the officer’s experience, responsibilities, management abilities, job performance, performance of the Company as a whole, current market conditions, competitive pay for similar positions at comparable companies and at companies in other industries that could recruit Pinnacle executives, and pay relative to other executives at Pinnacle. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting. The Company does not set compensation at a specific percentile of market comparisons. However, the Compensation Committee references the median pay levels for executives at similar companies from time to time to assess the overall competitiveness and reasonableness of pay.

More specifically, with the assistance of outside advisors, the Compensation Committee periodically considers information on the executive compensation from a peer group of publicly traded companies and from compensation surveys which include data from companies in other industries that could recruit Pinnacle executives.

In late 2009, Farient conducted a competitive compensation analysis for the Compensation Committee. These pay comparisons were used to develop pay level and program design recommendations for fiscal 2010. For the late 2009 study, the peer group consisted of the following publicly-traded gaming companies:

•	Ameristar Casinos, Inc.

•	Boyd Gaming Corporation

•	Churchill Downs Incorporated

•	Isle of Capri Casinos, Inc.

•	Las Vegas Sands Corp.

•	MGM Resorts International

•	Penn National Gaming, Inc.

•	Wynn Resorts, Limited

•	MTR Gaming Group, Inc.

Farient collected data for Chief Executive Officer and Chief Financial Officer compensation from these public peers and utilized broader compensation survey data, covering general industry and the hospitality and leisure industry, to validate this data and to develop comparative data.

The 2009 analyses indicated that the majority of the named executive officers, including pay for our prior Chief Executive Officer and Chief Financial Officer, were positioned at or near the market medians for total compensation (base salary, target or actual historical bonuses, and equity grant values). Pay for other executives exceeded the market medians, driven by a desire for greater consistency in pay for the executive officers at the Company compared to typical market practices, where pay for senior executives is more differentiated. The Compensation Committee believes that our executive team has unique skills and experience that, in some cases, limit the direct comparability of market data. Therefore, the Committee believes that these differences from market medians are acceptable and appropriate for our senior leadership.

Elements of Compensation

Overview of Compensation Elements

During fiscal 2010, our executive compensation and benefits consisted of the components listed in the table below, which provides a brief description of the principal types of compensation, how performance is factored into each type of compensation, and the objectives served by each element. A description of each of these elements is discussed in more detail following the table.

Fiscal 2010 Principal Elements of Executive Compensation

		Performance	Primary
Element	Description	Considerations	Objectives

Base Salary	• Fixed cash payment	• Based on level of responsibility, experience, and individual performance, compared to other executives and the external market
•   Attract and retain talent

•   Recognize career experience and individual performance

•   Provide at least competitive compensation

•   Recognize internal relationship between pay and responsibility by level

Annual Bonuses	• Performance-based annual cash incentive for named executive officers	• Named executive officer bonus amounts tied to level of achievement of financial objectives, as well as individual achievements.	• Promote and reward achievement of Company annual financial objectives and individual performance contribution
Equity Awards	• Annual grants of stock options and/or restricted stock with multi-year vesting	• Value of pay directly linked with long-term stock price performance	• Align executive interests with stockholder interests • Attract and retain talent
Retirement and Welfare Benefits	• Medical, dental, vision, life insurance and long-term disability insurance • Non-qualified deferred compensation plan	• Not applicable	• Attract and retain talent • Provide competitive compensation
Executive Perquisites	• Executive Health Plan • Tax Return Preparation	• Not applicable	• Attract and retain talent • Provide competitive compensation

Base Salary

We intend the base salaries of our named executive officers to provide a minimum level of compensation for highly qualified executives. The base salaries of our named executive officers were determined in the course of negotiations with the Company and are subject to occasional modification based on a subjective evaluation of each executive’s contribution, experience, and responsibilities, as well as the relative pay between senior executives at the Company. Each factor is considered on a discretionary basis without formulas or weights. We consider relative pay between executives because our perspective is that some consistency in pay emphasizes teamwork across the senior leadership level. On September 23, 2010, the Company entered into amendments to the employment agreements effective as of September 21, 2010 with Messrs. Godfrey and Ruisanchez (collectively, the “Amendments to the Employment Agreements”). Pursuant to the Amendments to the Employment Agreements, the annual base salaries of Messrs. Godfrey and Ruisanchez were increased from $425,000 to $475,000 effective as of September 21, 2010. On March 28, 2011, the Company entered into a new employment agreement with Mr. Ruisanchez in his role as Executive Vice President and Chief Financial Officer and his annual base salary is $580,000, effective as of April 1, 2011.

The table below shows the salaries for each of the named executive officers during 2010.

Name	2010 Salary

Anthony M. Sanfilippo	$840,000
Stephen H. Capp	$500,000
John A. Godfrey(1)	$475,000
Carlos A. Ruisanchez(1)	$475,000
Alain J. Uboldi(2)	$425,000
Clifford D. Kortman	$425,000

(1)	Annual rate of pay for Messrs. Godfrey and Ruisanchez was $425,000 from January 1, 2010 until September 21, 2010. On September 23, 2010, the Compensation Committee increased the salaries of Messrs. Godfrey and Ruisanchez to $475,000 effective September 21, 2010.

(2)	Annual rate of pay for Mr. Uboldi prior to his resignation on December 29, 2010.

Bonuses

We intend that bonuses paid to our named executive officers will reward them for the achievement of successful financial, strategic, and operational performance over a short period of time. Beginning in fiscal 2010, we substantially revised our incentive plan designs and developed a more formulaic approach to measuring and rewarding all of our named executive officers based on a formula directly linked to the annual financial results of the Company, as measured by Adjusted EBITDA and Free Cash Flow (which is defined below), which provides a highly operational focus and aligns the pay for our top executives directly with the short-term results delivered to our stockholders. It is the perspective of the Company and Compensation Committee that a more formula-driven annual incentive system will provide greater clarity for the senior executive team regarding their focus and rewards and encourage the attainment of “stretch” performance objectives by providing a clearly defined upside in the incentive plan design. It is the perspective of the Company that such formula-driven bonus plans are also more common and consistent with external market practices and therefore appropriate from a competitive standpoint. The specific decisions related to 2010 are described in more detail below.

For fiscal 2010, the annual bonus program approved by the Compensation Committee established a more clearly defined annual incentive opportunity for all of our named executive officers (other than Mr. Giovenco). The objectives of these changes include:

•	Creating a more clearly defined target bonus opportunity for all of our named executive officers and other employees, which we believe will enhance motivation and competitiveness with the external market;

•	Providing well defined upside opportunities, to encourage stretch performance beyond the annual operating plans and reward for excellence;

•	Clearly aligning pay with performance for our stockholders in both the near-term and over multiple years;

•	Balancing short-term operational performance with intermediate term success in managing our development pipeline and the financing needs for the business; and

•	Re-balancing the total pay mix for our senior executives (our Executive Vice Presidents) to provide more stock ownership rather than cash as compared to past practices, based on the Compensation Committee’s assessment that cash compensation was somewhat overemphasized and equity compensation was somewhat underemphasized relative to market practices.

Specifically, our annual bonuses for all named executive officers (other than Mr. Giovenco) for 2010 were based on a formula, with quantitative short-term and intermediate-term financial targets set at the beginning of the year. Each executive had a defined bonus target as a percentage of salary, and the final bonus payable at the end of the year was determined based on the quantitative financial results at year end compared to the targets set at the beginning of the year, along with a small portion (10% for 2010) linked to and subject to reduction for individual performance and contribution measured in a more subjective fashion. The upside potential for the quantitative performance goals was up to 180% of the target award for superior performance, with the potential to earn zero for underperformance relative to the stated performance objective. The individual performance factor was up to 10% of the total individual target bonus opportunity for the year, subject to achievement of the minimum EBITDA threshold and potential downward discretion of the Compensation Committee if individual and team subjective goals were not fully met. Therefore, the total potential upside opportunity was up to 190% of the target bonus for each named executive officer.

For 2010, the specific award opportunities at target and maximum performance for each of the named executive officers (other than Mr. Giovenco) was as follows:

	2010 Target	2010 Maximum
	Incentive as % of	Incentive as % of
Name	Salary	Salary

Anthony M. Sanfilippo	100%	190%
Stephen H. Capp	80%	152%
John A. Godfrey(1)	70%-80%	133%-152%
Carlos A. Ruisanchez(1)	70%- 80%	133%-152%
Alain J. Uboldi	70%	133%
Clifford D. Kortman	70%	133%

(1)	For Messrs. Godfrey and Ruisanchez, the Compensation Committee increased the 2010 target and maximum incentive percentages from 70% and 133% for the period prior to September 21, 2010 to 80% and 152% for the period after September 21, 2010, respectively.

To measure performance, the Compensation Committee selected a combination of Adjusted EBITDA and Free Cash Flow to measure success in order to balance near term operational performance with delivering sustained improvements in cash flow from investment and financing activities. The Team and Individual Objectives were set to provide a subjective evaluation of each executive based on individual performance and contribution. The weighting of each factor, the performance goal range, performance outcomes, and the payout as a percentage of the target bonus were as follows:

Performance Factors for Determining Bonus for 2010

Team and Individual
	Adjusted EBITDA(1)(3)	Free Cash Flow(1)(4)	Objectives(2)

Weighting as Percentage (%) of target opportunity	45%	45%	10%
Maximum	$219 million	$43.7 million	Various
Goal Target	$191 million	$38.0 million
Threshold	$168 million	$32.3 million
Actual Achievement	$223.4 million	$124.5 million	5%-10%(6)
Form of Payment of Bonus	Cash	Restricted Stock Units(5)	Cash
Actual Bonus Award as a % of Target	200%	200%	50%-100%

(1)	Maximum award = 2x target; Threshold award = 50% of target

(2)	Maximum award = 1x target; Threshold award = 50% of target

(3)	For purposes of determining bonuses, Adjusted EBITDA is defined as: earnings before interest, taxes, depreciation and amortization, excluding pre-opening and development costs, non-cash share-based compensation and other one-time, non-operating losses or proceeds. As reported in our earnings release filed with the SEC as Exhibit 99.1 to the Form 8-K on February 24, 2011, we reported Adjusted EBITDA of $214.1 million for the year ended December 31, 2010. When the Compensation Committee established the target performance measures based on Adjusted EBITDA for 2010, it included a target Adjusted EBITDA attributable to the

Company’s Argentina operation of $8.2 million as a component of the total Adjusted EBITDA target of $191 million. On June 30, 2010, the Company sold its Argentina operations and at that time the Adjusted EBITDA results for Argentina were $4.65 million for the first six months of 2010, which were removed from the Company’s consolidated reported results for the year ended December 31, 2010. For purposes of determining bonuses, we annualized the six-month Adjusted EBITDA results of our Argentina operations before the sale and added the resulting $9.3 million Adjusted EBITDA to the Company’s Adjusted EBITDA of $214.1 million to arrive at a total Adjusted EBITDA of $223.4 million.

(4)	For purposes of determining bonuses, Free Cash Flow is defined as: GAAP earnings, plus non-cash compensation expenses, plus depreciation and amortization charges, less maintenance capital expenditures.

(5)	Mr. Sanfilippo’s bonus for 2010 was prorated to reflect his service from his date of hire on March 14, 2010, and he elected to receive his entire bonus in cash. Pursuant to their Separation Agreements, Messrs. Capp, Uboldi and Kortman were paid their entire bonuses in cash. The bonuses of Messrs. Capp, Uboldi and Kortman were determined based on the achievement of the performance objectives listed above. Messrs. Godfrey and Ruisanchez received 22,160 restricted stock units on March 1, 2011 based on the achievement of the performance objectives listed above.

(6)	In determining the Team and Individual Performance Awards, the Compensation Committee considered the accomplishments noted above on pages 36 and 37, including, but not limited to, entering into the $375 million amended and restated credit facility in February 2010, the issuance of $350 million in 8.75% senior subordinated notes due 2020 in May 2010, and the successful opening of River City in March 2010.

Based on the factors described in the table above, the Compensation Committee approved the following bonuses for our named executive officers in 2010 (other than Mr. Giovenco who was paid a $125,000 cash bonus after completion of his service as Interim Chief Executive Officer):

	2010 Performance Bonus
		Number of	Dollar Value of
		Restricted	Restricted Stock
Name	Cash Bonus(1)(2)	Stock Units	Units(3)(4)	Total Dollar Value of 2010 Bonus

Anthony M. Sanfilippo	$1,258,000	—	$—	$1,258,000
Stephen H. Capp	$730,000	—	$—	$730,000
John A. Godfrey	$320,142	22,160	$287,859	$608,001
Carlos A. Ruisanchez	$320,142	22,160	$287,859	$608,001
Alain J. Uboldi	$525,000	—	$—	$525,000
Clifford D. Kortman	$524,000	—	$—	$524,000

(1)	Mr. Sanfilippo’s bonus for 2010 was prorated to reflect his service from his date of hire on March 14, 2010 and he elected to receive his entire bonus in cash.

(2)	Pursuant to their Separation Agreements, Messrs. Capp, Uboldi and Kortman were paid their entire bonuses in cash.

(3)	Restricted Stock Units vest in three equal annual installments.

(4)	The dollar value of the restricted stock units was determined by taking the number of restricted stock units multiplied by the closing price of the Company’s common stock on the date of grant, which was $12.99 on March 1, 2011.

Equity Awards

We believe that awards of equity to our named executive officers provide a valuable incentive for them and helps align their interests with that of our stockholders for periods of time longer than one fiscal year. Stock options are an important part of our philosophy for aligning pay for performance, as executives can realize value on their stock options only if the stock price increases on a sustained basis. Restricted stock awards or restricted stock unit awards also help align pay with performance as their value fluctuates with changes in the share price over time. However, restricted stock awards and restricted stock unit awards also maintain some value in difficult economic environments and, therefore, meet our objectives of retaining executive talent and maintaining effective incentives during different economic environments. Both stock options and restricted stock or restricted stock units are typically subject to vesting and require each executive to remain employed with the Company for a period of time or risk forfeiting the award.

Beginning with fiscal 2010, the Company began making executive incentive grants annually (except as otherwise agreed for new hires as part of any inducement grants to join the Company). It is our perspective that frequent grants of stock options allow us to provide stock option grants with exercise prices throughout the economic and business cycle, with executives receiving both high and low-priced options over time. Such pricing provides more consistent incentives to the executives receiving such options to continually grow the share price and maximize gains across all of their equity incentives in the Company.

The Compensation Committee has adopted a policy of granting options and restricted stock units on an annual basis. On March 14, 2010, Mr. Sanfilippo was awarded an option covering 650,000 shares of Pinnacle Common Stock, which vests over five years and was granted outside the 2005 Plan as an inducement to employment. This will be the only equity grant to Mr. Sanfilippo during the first two years of his employment. In addition, on March 28, 2011, the Compensation Committee granted to Mr. Ruisanchez for his new role as Executive Vice President and Chief Financial Officer an option to purchase 240,000 shares of Pinnacle Common Stock, which vest over four years. This will be the only equity grant to Mr. Ruisanchez during the first two years as the Company’s Executive Vice President and Chief Financial Officer.

In early 2010, the Compensation Committee approved equity grants for each of our named executive officers (other than Messrs. Giovenco and Sanfilippo) that included both stock options and restricted stock unit grants. The Compensation Committee took into consideration the guidelines it established for annual stock option grants when determining the size of these awards for 2010, but it also considered the need to retain the senior leadership team through the current period of leadership transition and made grants above the guideline levels for Messrs. Godfrey and Ruisanchez. In addition, the Compensation Committee granted restricted stock units as part of this package to further enhance retention, in recognition of the fact that most historical stock option grants were largely underwater and that the new bonus plan, which will include restricted stock unit awards, will not result in any payouts until the beginning of 2011.

As a result of these considerations, the Compensation Committee approved the following equity grants for the following named executive officers effective on March 1, 2010:

Name	Stock Options	Restricted Stock Units

Stephen H. Capp	75,000	37,500
Carlos A. Ruisanchez	75,000	37,500
John A. Godfrey	75,000	37,500
Clifford D. Kortman	55,000	22,500
Alain J. Uboldi	55,000	22,500

The stock option grants vest in five equal annual installments beginning on March 1, 2011 and have 10-year terms. The restricted stock units vest in two equal annual installments beginning on March 1, 2011. Stock representing the vested portion of the restricted stock units will be transferred to the executive within 90 days after the second anniversary of the date of grant, or, if earlier, within 90 days after the Company’s dismissal of the executive for “cause” or the executive’s quitting for “good reason,” as such terms are defined in his employment agreement.

As discussed above, the Compensation Committee granted to Messrs. Godfrey and Ruisanchez 22,160 restricted stock units on March 1, 2011 that they earned as part of their annual bonuses, which vest in three equal annual installments beginning on March 1, 2012. Stock representing the vested portion of the restricted stock units will be transferred to the executive within 90 days after the third anniversary of the date of grant, or, if earlier, within 90 days after the Company’s dismissal of the executive for “cause” or the executive’s quitting for “good reason,” as such terms are defined in his employment agreement. These grants of restricted stock units which is performance based are deductible under Section 162(m) of the Internal Revenue Code.

The exercise price of each stock option is the closing price of our common stock on the date of grant. The Compensation Committee does not delegate to management or others its decisions regarding stock options granted to named executive officers.

Retirement and Welfare Benefits

The named executive officers are eligible to participate in all of the Company’s normal retirement, and welfare programs on the same terms as generally available to substantially all of our full-time employees. These include a 401(k) plan and matching contributions, health and disability insurance coverage, and group life insurance programs.

In addition to these standard retirement and welfare benefits, the Company provides certain additional savings and benefit programs available to our senior management, which we believe are in the best interest of our stockholders, as they enable us to attract and retain high quality executives and help those executives maintain their focus on the business needs of the Company rather than their own personal financial considerations. During 2010, these additional executive benefits included:

•	An Executive Deferred Compensation Plan, or the Executive Plan;

•	Management medical benefits; and

•	For the named executive officers, tax filing assistance

The Executive Deferred Compensation Plan, or the Executive Plan, allows executive officers to elect to defer a portion of their salary and bonuses each year into a non-qualified deferred compensation account, which is an unsecured obligation of the Company to pay compensation at a later date. This allows the executives to receive a tax-deferred savings and appreciation to support their individual retirement needs.

The Compensation Committee has the discretion to change the floating crediting rate for deferrals under the Executive Plan on a prospective basis as of the beginning of any quarter. Until the second quarter of 2010, amounts deferred into the Executive Plan will be credited with a floating rate of interest tied to the yields on 30-year U.S. treasury bonds, plus five percentage points, compounded quarterly. Beginning the second quarter of 2010, the Compensation Committee approved a change in the rate to be the yield on 30-year U.S. Treasury Bonds, plus two percentage points, not to exceed 8% per annum, compounded quarterly. Deferrals that were deducted from salaries and bonuses in 2004 and earlier years will not be subject to a floating rate going forward. Instead, each participating executive may select from a list of hypothetical investment funds among which deferred contributions shall be allocated. Although a participating executive’s deferred compensation will not be invested directly in the selected hypothetical investment funds (and will be an unsecured obligation of the Company), his deferral compensation account attributable to deferrals of salary and bonus in 2004 and earlier years shall be adjusted according to the performance of such funds.

During 2010, the Executive Plan included a feature that allows each senior executive to use deferred salary and bonuses to “fund” his own retirement benefit, payable as an annuity by the Company upon retirement if elected by December 31, 2010. This annuity election, added to the deferred compensation plan beginning in 2008, provided our senior executives with benefit opportunities similar to what they could receive under a more traditional defined benefit pension, but based on their own savings rather than being paid for by the Company. The annuity option also provided for a tax gross-up in the event of a distribution upon a change in control. The tax gross-up was intended to provide a payment for taxes required to be paid on the full value of the annuity upon its distribution in the event of a change in control, while making up for the loss of tax advantages the annuity would otherwise provide if amounts became taxable only in the small increments paid over the life of the annuity. On December 6, 2010, the Executive Plan was amended effective as of January 1, 2011, to eliminate the ability of executives to elect the annuity form of distribution under the Executive Plan and to eliminate any tax gross-up.

On March 1, 2011, the Board approved certain amendments to the Executive Plan effective as of January 1, 2011. The amendments to the Plan provide for the deferral of a portion of a Plan participant’s compensation in the form of restricted stock units, defined as “Other Stock Unit Awards,” in coordination with the 2005 Plan. The restricted stock units deferred under the Executive Plan are credited to the participant’s stock unit account under the

Executive Plan and are credited on the last day of each quarter with market-level investment earnings of the Company’s common stock. On the date of distribution, the restricted stock units are settled in an equal number of shares of the Company’s common stock.

On December 6, 2010, the Board of Directors approved of the termination of the Executive Health Plan effective January 1, 2011. Prior to January 1, 2011, named executive officers did not have to pay any co-pays or co-deductibles. Beginning January 1, 2011, the Company’s named executive officers are covered by the Company’s general health plan applicable to all of the Company’s employees.

Executive Perquisites

Historically, we had allowed named executive officers and their families to use the corporate aircraft to attend Pinnacle meetings or other Pinnacle business events, but in general only when the aircraft is otherwise traveling for business purposes and there are empty seats. As of March 13, 2010, the Company ceased using the corporate aircraft for travel by named executive officers of the Company. In April 2010, we sold the corporate aircraft.

During Mr. Giovenco’s service as Interim Chief Executive Officer, the Company provided him with temporary housing costs, car rental and paid for certain relocation costs. In addition, the Company paid on Mr. Sanfilippo’s behalf, or reimbursed him, for legal fees associated with his employment agreement with the Company, relocation expenses, temporary housing costs and moving expenses.

Other Considerations

Impact of Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to each of the company’s chief executive officer and the four other most highly compensated officers, except for compensation that is “performance based.” Our general intent is to provide compensation awards to our named executive officers so that most, if not all, awards will be deductible without limitation. However, we may make compensation awards that are not deductible if our best interests so require. In addition, in recent years, we have not had to pay income tax due to loss carry-forwards, tax depreciation (particularly from new properties) and financial leverage. We believe that our new properties and the financial leverage resulting from their construction will result in much of our cash flow from operations not being subject to current income taxation over the next few years, limiting the impact of Section 162(m) as it related to current compensation practices.

Stock Ownership Guidelines

In December 2010, the Board of Directors of the Company approved of stock ownership guidelines for each of the Company’s executive officers and directors. Pursuant to the Company’s stock ownership guidelines, the Company’s executive officers are required to own the following shares of the Company’s common stock within five years of January 1, 2011 or by December 31, 2016: President and Chief Executive Officer, 300,000 shares of common stock, Executive Vice Presidents, 50,000 shares of common stock, and directors, 20,000 shares of common stock. The following count toward the targeted ownership: (1) shares of the Company’s common stock owned outright; (2) shares of the Company’s common stock held in benefit plans (e.g., 401(k) Plan); (3) vested and/or unvested restricted stock; (4) vested and/or unvested restricted stock units; and (5) phantom stock units. Unexercised options do not count toward the targeted ownership.

Hedging Policy

The Company’s insider trading plan prohibits executive officers and directors from hedging their ownership of Pinnacle Common Stock, including puts, calls, or other derivative instruments related to Pinnacle Common Stock.

Risk Assessments

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to overall corporate performance. A portion of compensation provided to the executive officers is in the form of restricted stock units that are important to help further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the value of the restricted stock awards fluctuate dollar for dollar with the Company’s stock price and do not represent significant downward/upward risk and reward.

Recovery of Incentive Compensation Policy

In March 2011, the Company’s Board of Directors adopted a policy on recovery of incentive compensation in the event of a financial restatement, also known as a “clawback policy.” The policy provides that the Compensation Committee may take any action to recover all or a portion of any excess bonus paid to an executive officer provided that (1) there is a restatement of the Company’s financial statements for the fiscal year for which a bonus is paid, other than a restatement due to changes in accounting principles or applicable law, and (2) the Compensation Committee determines that the executive officer has received an “excess bonus” for the relevant fiscal year. The amount of the excess bonus shall be equal to the difference between the bonus paid to the executive officer and the payment or grant that would have been made based on the restated financial results. The requirement of an executive officer to repay all or a portion of the excess bonus as determined by the Compensation Committee shall only exist if the Audit Committee has taken steps to consider restating the financials prior to the end of the third year following the year in question.

The Compensation Committee may take such action in its discretion that it determines appropriate to recover all or a portion of the excess bonus if it deems such action appropriate under the facts and circumstances. Such actions may include recovery of all or a portion of such amount from the executive officer from any of the following sources: prior incentive compensation payments, future payments of incentive compensation, cancellation of outstanding equity awards, future equity awards, gains realized on the exercise of stock options, and direct repayment by the executive officer.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Compensation Committee

Lynn P. Reitnouer (Chairman)
Stephen C. Comer
James L. Martineau

Summary Compensation Table

The following table sets forth the compensation paid to each of the Company’s named executive officers for the fiscal years ended December 31, 2010, 2009 and 2008. In March 2010, the Company appointed Anthony M. Sanfilippo as the President, Chief Executive Officer and a director of the Company. Prior to Mr. Sanfilippo’s appointment, John V. Giovenco served as the Company’s Interim Chief Executive Officer from November 2009 to March 2010. The Summary Compensation Table provides the compensation received by Messrs. Giovenco and Sanfilippo during the 2010 fiscal year.

						Non-Equity	Change in
						Incentive Plan	Nonqualified
						Compensation	Deferred
				Stock	Option	(Section 162(m)	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation)	Earnings	Compensation	Total
Position	Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)

Anthony M. Sanfilippo	2010	$662,308	$—	$—	$3,497,195	$1,258,000	$—	$178,021	$5,595,924
President and Chief
Executive Officer
John V. Giovenco	2010	$257,846	$125,000	$60,480	$263,958	$—	$—	$23,230	$730,514
Former Interim Chief	2009	$223,982	$—	$10,000	$473,310	$—	$—	$12,769	$720,061
Executive Officer
Stephen H. Capp	2010	$500,000	$—	$287,625	$359,813	$730,000	$—	$—	$1,877,438
Former Executive	2009	$500,000	$450,000	$—	$—	$—	$—	$7,245	$957,245
Vice President and	2008	$500,000	$375,000	$—	$655,326	$—	$—	$7,468	$1,537,794
Chief Financial
Officer
Carlos A. Ruisanchez(h)	2010	$438,461	$—	$287,625	$359,813	$320,142	$—	$32,427	$1,438,486
Executive Vice	2009	$425,000	$350,000	$—	$—	$—	$—	$6,582	$781,582
President and Chief	2008	$141,550	$75,000	$—	$1,069,440	$—	$—	$642	$1,286,632
Financial Officer
John A. Godfrey	2010	$438,461	$—	$287,625	$359,813	$320,142	$2,921	$—	$1,408,962
Executive Vice	2009	$425,000	$350,000	$—	$—	$—	$321	$8,211	$783,532
President, Secretary	2008	$425,000	$300,000	$—	$586,588	$—	$7,297	$6,669	$1,325,554
and General Counsel
Clifford D. Kortman	2010	$425,000	—	$172,575	$263,863	$524,000	$14,568	$—	$1,400,005
Former Executive
Vice President of
Construction and
Development
Alain J. Uboldi	2010	$425,000	$—	$172,575	$263,863	$525,000	$51,833	$446,439	$1,884,710
Former Executive	2009	$425,000	$300,000	$—	$—	$—	$94,548	$9,676	$829,224
Vice President,
Belterra and
Boomtown
	2008	$425,000	$330,000	$—	$586,588	$—	$63,474	$9,773	$1,414,835

(a)	Reflects amounts actually earned in 2010, 2009 and 2008. Mr. Sanfilippo joined the Company on March 14, 2010 and his annual salary is $840,000 per year, and, therefore, the “Salary” column shows a pro rata amount from March 14, 2010 through December 31, 2010. From November 7, 2009 through March 13, 2010, Mr. Giovenco served as the Company’s Interim Chief Executive Officer. Mr. Giovenco was paid $75,000 per month for his service as Interim Chief Executive Officer, and he earned $193,846 for his service from January 1, 2010 until March 14, 2010 and $121,154 from November 7, 2009 through December 31, 2009. In addition, Mr. Giovenco served as one of the Company’s non-employee directors in 2010 and 2009 and earned in director fees $64,000 from March 14, 2010 through December 31, 2010 and $102,828 from January 1, 2009 through November 6, 2009. The total shown in the “Salary” reflects the gross amounts that Mr. Giovenco received as a director and Interim Chief Executive Officer during 2010 and 2009. Effective September 21, 2010, Messrs. Ruisanchez and Godfrey salaries were increased from $425,000 to $475,000 per year and therefore, the “Salary” column reflects the increase in their salaries on September 21, 2010. Mr. Ruisanchez joined the Company on August 1, 2008, and his annual salary was $425,000 per year in 2008, and, therefore, the “Salary” column shows a pro rata amount from August 1, 2008 through December 31, 2008.

(b)	On March 29, 2010, the Board of Directors awarded Mr. Giovenco a cash bonus of $125,000 for his service as Interim Chief Executive Officer.

(c)	On May 11, 2010, Mr. Giovenco received 4,500 restricted stock units for his service as a director, which vested on March 31, 2011. In addition, prior to becoming the Interim Chief Executive Officer, Mr. Giovenco received $10,000 worth of phantom stock units on May 5, 2009, or 728 phantom stock units, which become payable in common stock following Mr. Giovenco’s cessation of service as a director for any reason. In addition, on March 1, 2010, each of the named executive officers (other than Messrs. Sanfilippo and Giovenco) received the following number of restricted stock units: (1) 37,500 restricted stock units each to Messrs. Capp, Ruisanchez and Godfrey and (2) 22,500 restricted stock units each to Messrs. Kortman and Uboldi. The value in this column represents the aggregate grant date fair value computed in accordance with the FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 6 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(d)	We granted the following options to each of our named executive officers in 2010: (1) 650,000 options to Mr. Sanfilippo on March 14, 2010; (2) 9,000 options to Mr. Giovenco on May 11, 2010 and 50,000 options to Mr. Giovenco on February 8, 2010; (3) 75,000 options each to Messrs. Capp, Ruisanchez and Godfrey on March 1, 2010; and (4) 55,000 options each to Messrs. Kortman and Uboldi on March 1, 2010. Mr. Sanfilippo received his options as an inducement for employment with the Company, which were granted outside of the 2005 Plan. Mr. Giovenco received 9,000 options for his service as a non-employee director and an additional 50,000 options for his service as Interim Chief Executive Officer. Mr. Giovenco was granted 15,000 options on May 5, 2009 for his service as a non-employee director. After Mr. Giovenco’s appointment as Interim Chief Executive Officer, he was granted 50,000 options on November 24, 2009. The dollar values in this column are the grant date fair values computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in calculation of these amounts, see Note 6 to our audited financial statements, included within our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(e)	The amount in this column for each of the named executive officers (other than Mr. Giovenco) includes the bonus that he earned based on achievement of pre-established performance targets, a portion of which was deferred to be paid in future years. For a more detailed discussion of these bonuses, see the “— Compensation Discussion and Analysis — Elements of Compensation — Bonuses” section above, which discusses the fact that Messrs. Capp, Uboldi and Kortman received all of their bonus for the fiscal year ended December 31, 2010 in cash and not in restricted stock units, pursuant to their separation agreements with the Company.

(f)	Amounts reflect the 2010, 2009 and 2008 above-market earnings for contributions into the Executive Deferred Compensation Plan.

(g)	For Mr. Sanfilippo, All Other Compensation in 2010 consisted of $103,600 in relocation costs, $30,000 in temporary housing costs, $19,562 in legal fees, $12,461 in moving expenses, $8,339 in travel expenses for his spouse and children, $2,443 in executive medical benefits and $1,615 in 401(k) matching contributions. For Mr. Giovenco, All Other Compensation in 2010 consisted of $16,737 in temporary housing costs, $4,439 in automobile rental fees, and $2,054 in travel expenses for his spouse. For Mr. Ruisanchez, All Other Compensation in 2010 includes $21,579 for relocation costs, $4,791 in 401(k) matching contributions, $3,500 in tax preparation expenses, and $2,557 in executive medical benefits. For Mr. Uboldi, All Other Compensation in 2010 includes $425,000 in severance and $21,439 in medical benefits, pursuant to his severance agreement.

(h)	Effective April 1, 2011, Mr. Ruisanchez became the Company’s Executive Vice President and Chief Financial Officer. Prior to that date, Mr. Ruisanchez was the Company’s Executive Vice President of Strategic Planning and Development.

Employment Agreements and Other Change in Control Provisions

Employment Agreement with Anthony M. Sanfilippo

On March 13, 2010, the Company entered into an Employment Agreement, effective as of March 14, 2010, with Anthony M. Sanfilippo, the Company’s President and Chief Executive Officer (the “Employment Agreement”). On March 1, 2011, the Company entered into an amended and restated employment agreement with Mr. Sanfilippo and the discussion below identifies the changes to Mr. Sanfilippo’s Employment Agreement.

The Employment Agreement provides that Mr. Sanfilippo will earn an annual base salary of $840,000. Mr. Sanfilippo is also entitled to earn bonuses with respect to each year of the term with a targeted bonus of 100% of his annual salary based upon meeting performance targets developed by the Compensation Committee (the “Committee”) of the Board.

Mr. Sanfilippo is also entitled to an upside potential for his bonus of 150% of his annual base salary, although, as previously discussed, his maximum bonus for 2010 was 190% of his annual base salary. The parties contemplate that the setting of the targets and goals and the payment of bonuses will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. In some circumstances, a portion of the annual bonus may be paid in restricted stock. Mr. Sanfilippo may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board or the Compensation Committee. Mr. Sanfilippo shall not receive any compensation for services as a member of the Board.

The Employment Agreement provides for an initial term ending March 13, 2014; provided that commencing on November 14, 2013 and as of November 14 of each year thereafter (each a “Renewal Date”), the Employment Agreement will automatically renew for successive one-year periods, unless notice of non-renewal is provided in writing by either party at least one hundred and twenty days (120) days before the Renewal Date.

If Mr. Sanfilippo’s employment terminates for any reason other than dismissal for “cause” (as defined in the Employment Agreement), Mr. Sanfilippo would receive an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before the termination.

If Mr. Sanfilippo’s employment is terminated by the Company without cause or by Mr. Sanfilippo for “good reason” (as defined in the Employment Agreement) other than within 18 months following a “change of control” (as defined in the Employment Agreement), Mr. Sanfilippo would be entitled to certain payments equal to 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Sanfilippo for the past three consecutive years (or such shorter period during which Mr. Sanfilippo is employed, with the bonus for any period of less than a full year being annualized). The salary component would be paid in monthly installments over 18 months, and the bonus component would be paid in two equal annual installments on the first and second anniversaries of the termination of employment. Mr. Sanfilippo would also be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for 18 months following termination.

Pursuant to Mr. Sanfilippo’s amended and restated employment agreement, effective March 1, 2011, in the event the Company terminates Mr. Sanfilippo without cause or he terminates for good reason other than in connection with a change of control, any outstanding unvested stock options, restricted stock or restricted stock units (the “Equity Grants”) at the date of termination which would otherwise vest during the twelve (12) months following termination shall immediately become vested and may be exercised by Mr. Sanfilippo until the earlier of the expiration of their stated terms or within one (1) year after termination. The remaining unvested Equity Grants shall immediately terminate.

If Mr. Sanfilippo’s employment is terminated by the Company without cause or he terminates for “good reason” on or within 18 months after a “change of control” (as such terms are defined in the Employment Agreement), Mr. Sanfilippo would be entitled to a lump sum payment of 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Sanfilippo for the past three consecutive years (or such shorter period during which Mr. Sanfilippo is employed, with the bonus for any period of less than a full year being annualized). Mr. Sanfilippo would also be entitled to receive continuation of health benefits coverage for Mr. Sanfilippo and his dependents and disability insurance coverage for Mr. Sanfilippo for 18 months following termination.

Pursuant to Mr. Sanfilippo’s amended and restated employment agreement, effective March 1, 2011, in the event the Company terminates Mr. Sanfilippo without cause or he terminates for good reason in connection with or within eighteen (18) months after a change of control, all unvested Equity Grants, including any unvested replacement Equity Grants that may have been granted to him to replace unvested Equity Grants that expired by their terms in connection with a change of control, shall immediately become vested and may be exercised in accordance with their terms or within one (1) year after termination. To the extent that any unvested Equity Grants terminate by their terms at the time of or in connection with a change of control and replacement Equity Grants of at least equivalent value are not granted to Mr. Sanfilippo, then he shall receive as additional cash severance at the time of termination the consideration paid for the securities underlying the unvested expired Equity Grants at the time of the change of control less, to the extent applicable, (a) the exercise price or other consideration payable by him for the Equity Grants; and (b) the value of any replacement Equity Grants realized by him through or as a result of such termination.

In addition, pursuant to Mr. Sanfilippo’s amended and restated employment agreement, effective March 1, 2011, in the event of Mr. Sanfilippo’s termination due to death or disability, he and his dependents, as the case may be, shall be entitled to receive health benefits coverage for eighteen (18) months and disability insurance coverage. The Company shall pay any applicable insurance premiums and reimburse him or his estate, as the case may be, for any taxes payable.

Any payment on account of termination of Mr. Sanfilippo which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination of employment, except in the case of Mr. Sanfilippo’s death.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Sanfilippo for specified periods following the termination of his employment under certain circumstances.

Employment Agreements with Other Named Executive Officers

On December 22, 2008, we entered into Amended and Restated Employment Agreements with Stephen H. Capp, John A. Godfrey, Carlos A. Ruisanchez, Alain J. Uboldi and Clifford D. Kortman (collectively, the “Executives”). In addition, on September 23, 2010, the Company entered into an amendment with Messrs. Godfrey and Ruisanchez and increased their salaries from $425,000 to $475,000 effective September 21, 2010. As discussed above in the “Compensation Discussion and Analysis” section, on March 1, 2011, we entered into separation agreements with Messrs. Capp and Kortman and on December 8, 2010, we entered into a separation agreement with Mr. Uboldi. In addition, on March 28, 2011, we entered into a new employment agreement with Mr. Ruisanchez for his new role as Executive Vice President and Chief Financial Officer.

We refer to the employment agreements with the Executives, collectively as the “Employment Agreements.” The discussion below provides a summary of the Employment Agreements before the Company entered into separation agreements with Messrs. Capp, Kortman and Uboldi and the new employment agreement with Mr. Ruisanchez.

The annual base salaries of the Executives under the Employment Agreements for 2010 were as follows:

•	$500,000 for Mr. Capp;

•	$475,000 for Mr. Godfrey;

•	$475,000 for Mr. Ruisanchez;

•	$425,000 for Mr. Uboldi; and

•	$425,000 for Mr. Kortman.

The Employment Agreements provide that the Executives will be entitled to earn bonuses with respect to each year of the term, the amount of which will be determined in the sole discretion of the Compensation Committee, based on consultations with, and recommendations of, our Chief Executive Officer.

The Employment Agreements provide for an initial term of three years ending June 13, 2009 (August 1, 2011 in the case of Mr. Ruisanchez) and will automatically renew for successive one-year periods thereafter unless notice of non-renewal is provided in writing by either party at least 90 days before the end of the then-current term. In May 2010, Mr. Godfrey received a notice that his Employment Agreement would not be renewed in its current form. Currently, Mr. Godfrey’s employment agreement terminates on June 13, 2012. The employment agreements for

Messrs. Capp, Uboldi and Kortman were terminated pursuant to their separation agreements with the Company. Mr. Ruisanchez entered into a new employment agreement on March 28, 2011.

The Employment Agreements provide for severance payments with and without a change in control event. Specifically, if any Executive’s employment is terminated by us without “cause” or he terminates for “good reason,” as defined in the Employment Agreements, on or within 24 months following a “change of control,” as defined in the Employment Agreements, this is considered a “Change of Control Termination,” the terms of which are described below. If any Executive’s employment is terminated by us without cause or by the Executive for “good reason” prior to a “change of control” or after 24 months following a “change of control,” or if the Executive is terminated due to death or disability, this is considered a “Non-Change of Control Termination.” If an Executive’s employment is terminated by us without cause or by the Executive for “good reason” prior to a “change of control,” and a change of control occurs within six months thereafter, the Executive becomes entitled to receive the payments for a Change of Control Termination, offset by the Non-Change of Control benefits he has already received.

For a Non-Change of Control Termination, the Executive is entitled to certain payments, including:

•	150% times the sum of the Executive’s salary then in effect and a bonus amount. The bonus amount is equal to the greater of: (i) the Executive’s bonus in the year prior to termination or (ii) the average of the annual bonuses paid to the Executive for the past three consecutive years, with certain deferred bonus amounts included in certain circumstances;

•	a pro rata bonus for the year of termination, based on the higher of the bonus for the year before the year of termination or the average of the bonuses for the three years, with certain deferred bonus amounts included in certain circumstances, before the year of termination;

•	accelerated vesting of the Executive’s outstanding stock options that would have become fully vesting during the 18 month period following the termination; and

•	continuation of health benefits coverage for the Executive and their dependents and disability insurance coverage for the Executive for specified periods following termination, which is generally, five years in the case of death or disability and 18 months otherwise.

For a Change-of-Control Termination, the Executive is entitled to:

•	receive an amount equal to two times his base salary, plus two times the largest annual bonus paid to him during the three years preceding the “change of control”;

•	a pro rata annual bonus for the year of termination based on the higher of the bonus for the year before the year of termination or the average of the bonuses for the three years before the year of termination;

•	accelerated vesting of all outstanding stock options; and

•	continuation of health benefits coverage for the Executives and their dependents and disability insurance coverage for the Executive for specified periods following termination, which is generally five years.

All amounts payable under this severance benefit shall be paid in a lump sum within 30 days after termination. However, no payments under the Employment Agreements shall be made to any Executive at a time (i.e., within six months following termination) or in a form that would subject such Executive to a 409A Tax. If any payment would, because of its timing or form, subject any Executive to the 409A Tax, such payment shall instead be paid at the earliest time that it could be paid without subjecting the Executive to the 409A Tax, and shall be paid in a form that would not subject the Executive to the 409A Tax. We will place an amount in a “rabbi trust” with an independent trustee reasonably acceptable to the Executive equal to the Deferred Amount plus the simple interest at the prime rate that will accrue thereon.

Pursuant to their separation agreements, Messrs. Capp, Kortman and Uboldi will not receive tax gross-up payments from Pinnacle. In addition, Messrs. Sanfilippo’s and Ruisanchez’s employment agreements do not have tax gross-up provisions. Pursuant to Mr. Godfrey’s employment agreement, he is still entitled to tax gross-up payments. However, the Company will no longer provide tax gross-up provisions in future employment agreements, including any future employment agreement entered into between the Company and Mr. Godfrey.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to each Executive for specified periods following the termination of his employment under certain circumstances. In the event of a Non-Change of Control Termination, the covenant not to compete shall not apply. In the event of a Change of Control Termination, the covenant not to compete shall not apply and the term of the no-hire-away policy shall be limited to six months from the date of termination.

Employment Agreement with Carlos A. Ruisanchez

On March 28, 2011, the Company entered into an employment agreement, effective as of April 1, 2011, with Mr. Ruisanchez as the Company’s Executive Vice President and Chief Financial Officer. The employment agreement replaces the Amended and Restated Employment Agreement between the Company and Mr. Ruisanchez, dated December 22, 2008, as amended.

The employment agreement provides that Mr. Ruisanchez will earn an annual base salary of $580,000. Mr. Ruisanchez is also entitled to earn bonuses with respect to each year of the term with a targeted bonus of 80% of his annual salary determined under the 2005 Plan for Executive Officers as established by the Compensation Committee. The parties contemplate that the setting of the targets and goals and the payment of bonuses under the 2005 Plan will be done in such a manner as to qualify such bonuses as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Mr. Ruisanchez may also receive special bonuses in addition to his annual bonus eligibility at the discretion of the Board or the Compensation Committee. Any bonus paid to Mr. Ruisanchez may be in cash or restricted stock, as determined in the Company’s discretion.

In addition, the employment agreement provides that on March 28, 2011, Mr. Ruisanchez shall receive an option to purchase 240,000 shares of the Company’s common stock, which option vests in four equal annual installments with a seven year term, with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The grant of options shall be made pursuant to the 2005 Plan.

The employment agreement provides for an initial term ending March 31, 2014; provided that commencing on November 30, 2013 and as of November 30 of each year thereafter (each a “renewal date”), the employment agreement will automatically renew for successive one-year periods, unless notice of non-renewal is provided in writing by either party at least one hundred and twenty days (120) days before the renewal date.

If Mr. Ruisanchez’s employment terminates for any reason other than dismissal for “cause” (as defined in the employment agreement), Mr. Ruisanchez would receive an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before the termination.

If Mr. Ruisanchez’s employment is terminated by the Company without cause or by Mr. Ruisanchez for “good reason” (as defined in the employment agreement) other than within 18 months following a “change of control” (as defined in the employment agreement), Mr. Ruisanchez would be entitled to certain payments equal to 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Ruisanchez for the past three consecutive years (or such shorter period during which Mr. Ruisanchez is employed, with the bonus for any period of less than a full year being annualized). The salary component would be paid in monthly installments over 18 months, and the bonus component would be paid in two equal annual installments on the first and second anniversaries of the termination of employment. In addition, Mr. Ruisanchez would be entitled to receive any unpaid salary and a pro-rated bonus for the year of termination. Also, any outstanding unvested stock options, restricted stock or restricted stock units (the “Equity Grants”) at the date of termination which would otherwise vest during the twelve (12) months following termination shall immediately become vested and may be exercised by Mr. Ruisanchez until the earlier of the expiration of their stated terms or within one (1) year after termination. The remaining unvested Equity Grants shall immediately terminate. Further, Mr. Ruisanchez would also be entitled to receive continuation of health benefits coverage for himself and his dependents and disability insurance coverage for 18 months following termination.

If Mr. Ruisanchez’s employment is terminated by the Company without cause or he terminates for “good reason” on or in connection with a “change of control” (as such terms are defined in the employment agreement), Mr. Ruisanchez would be entitled to a lump sum payment of 150% of the sum of his salary then in effect and the average annual bonus paid to Mr. Ruisanchez for the past three consecutive years (or such shorter period during which Mr. Ruisanchez is employed, with the bonus for any period of less than a full year being annualized). In addition, Mr. Ruisanchez would be entitled to receive any unpaid salary and a pro-rated bonus for the year of termination. Also, all unvested Equity Grants, including any unvested replacement Equity Grants that may have been granted to him to replace unvested Equity Grants that expired by their terms in connection with a change of control, shall immediately become vested and may be exercised in accordance with their terms or within one (1) year after termination. To the extent that any unvested Equity Grants terminate by their terms at the time of or in connection with a change of control and replacement Equity Grants of at least equivalent value are not granted to Mr. Ruisanchez, then he shall receive as additional cash severance at the time of termination the consideration paid for the securities underlying the unvested expired Equity Grants at the time of the change of control less, to the extent applicable, (a) the exercise price or other consideration payable by him for the Equity Grants; and (b) the value of any replacement Equity Grants realized by him through or as a result of such termination. Further, Mr. Ruisanchez would also be entitled to receive continuation of health benefits coverage for himself and his dependents and disability insurance coverage for 18 months following termination.

Any payment on account of termination of Mr. Ruisanchez which is deemed to be “deferred compensation” under Internal Revenue Code Section 409A will be delayed for six months after the termination of employment, except in the case of Mr. Ruisanchez’s death.

Certain non-competition, no-hire-away, and non-solicitation covenants apply to Mr. Ruisanchez for specified periods following the termination of his employment under certain circumstances.

Other Change in Control Provisions

In addition to the Employment Agreements, our Executive Deferred Compensation Plan, or the Executive Plan, provides certain benefits upon a change in control. Effective January 1, 2008, we amended the Company’s Executive Plan to provide certain benefits and tax gross-ups upon a change in control for senior executives who elect to use deferrals of salary and bonuses to fund an annuity benefit under the Executive Plan. The amended provisions of the Executive Plan limit the cumulative payments that we would be obligated to make to the participants as a whole following a change in control under the Executive Plan, as described more fully below under “Executive Deferred Compensation Plan.” Effective January 1, 2011, the Company amended the Executive Plan to eliminate the annuity option under the Executive Plan and thereby eliminated the annuity tax gross-ups. Pursuant to the restricted stock agreements governing the grants of restricted stock to all of our named executive officers (other than Mr. Ruisanchez) in October 2006, in the event of a termination of such named executive officer’s employment for any reason, with or without cause, including as a result of death or disability, the shares of restricted stock shall vest or be terminated and canceled on the same basis as provided for unvested stock options in such named executive officer’s applicable employment agreement. If employment is terminated for cause, all of the shares of restricted stock of such named executive officer may be immediately terminated and canceled, in the Compensation Committee’s discretion.

Benefits Upon Termination due to Death or Disability

The following table sets forth the amounts payable under the employment agreements of each of the named executive officers in the event of a termination due to death or disability. The amounts in the table assume that the termination took place on December 31, 2010. Information regarding Mr. Giovenco is omitted from the table because he did not have an employment agreement with the Company. In addition, information regarding

Mr. Uboldi is omitted from the table because he was not employed by the Company on December 31, 2010. The closing price of Pinnacle Common Stock on such date was $14.02.

		Value of Options and
		Restricted Stock that	Value of
	Cash	Have Accelerated	Medical	Gross-Up
	Severance	Vesting	Continuation	Amount	Total
Name	($)(a)	($)	($)(b)	($)	($)

Anthony M. Sanfilippo	$1,577,904	$1,398,800	$28,554	$—	$3,005,258
Stephen H. Capp	$2,462,500	$219,400	$28,554	$—	$2,710,454
John A. Godfrey	$2,232,500	$204,950	$28,554	$—	$2,466,004
Carlos A. Ruisanchez	$2,232,500	$324,000	$28,554	$—	$2,585,054
Clifford D. Kortman	$1,947,500	$154,150	$28,554	$—	$2,130,204

(a)	These amounts include cash severance payments mandated by each executive officer’s employment agreement.

(b)	These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost. The estimated amounts are given because of certain Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) privacy regulations and are expected to be close to the true rate for the individual.

Benefits Upon Termination Without Cause or by Good Reason other than in Connection with a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the named executive officers in the event of a termination without cause or by the executive for good reason other than in connection with a change in control. Information regarding Mr. Giovenco is omitted from the table because he does not have an employment agreement with the Company. The closing price of Pinnacle Common Stock on such date was $14.02.

		Value of Options and
		Restricted Stock that	Value of
	Cash	Have Accelerated	Medical	Gross-Up
	Severance	Vesting	Continuation	Amount	Total
Name	($)(a)	($)	($)(b)	($)	($)

Anthony M. Sanfilippo	$4,415,808	$1,398,800	$28,554	$—	$5,843,161
Stephen H. Capp	$2,462,500	$219,400	$28,554	$—	$2,710,454
John A. Godfrey	$2,232,500	$204,950	$28,554	$—	$2,466,004
Carlos A. Ruisanchez	$2,232,500	$324,000	$28,554	$—	$2,585,054
Clifford D. Kortman	$1,947,500	$154,150	$28,554	$—	$2,130,204

(a)	These amounts include cash severance payments mandated by each executive officer’s employment agreement.

(b)	These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

On December 8, 2010, the Company entered into a Separation Agreement with Alain J. Uboldi in connection with his retirement from the Company effective as of December 29, 2010. The Separation Agreement provides that Mr. Uboldi’s retirement will be treated as a termination by the Company without cause other than in connection with a change of control for all purposes under his employment agreement with the Company, except with respect to a covenant not to compete and certain other provisions. Under the Separation Agreement, Mr. Uboldi is entitled to receive (i) cash severance payments equal to $425,000, payable in monthly installments over twelve months; (ii) accrued salary through the date of retirement; (iii) health benefits coverage and disability insurance coverage for twelve months, which is equal to $21,439; and (iv) an annual bonus for the 2010 fiscal year, which was determined by the Compensation Committee to be $525,000 in March 2011. In addition, Mr. Uboldi has until March 29, 2012 to exercise his vested stock options as of the separation date.

Benefits Upon Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the named executive officers in the event of a termination in connection with a change in control event and, where applicable, a second triggering event. The amounts in the table assume that the triggering event took place on December 31, 2010. Information regarding Mr. Giovenco is omitted from the table because he does not have an employment agreement with the Company. In addition, information regarding Mr. Uboldi is omitted from the table because he was not employed by the Company on December 31, 2010. The closing price of Pinnacle Common Stock on such date was $14.02.

		Value of Options and
		Restricted Stock that	Value of
	Cash	Have Accelerated	Medical	Gross-Up
	Severance	Vesting	Continuation	Amount	Total
Name	($)(a)	($)	($)(b)	($)(c)	($)

Anthony M. Sanfilippo	$4,415,808	$3,497,000	$95,179	$—	$8,007,987
Stephen H. Capp	$3,040,000	$519,170	$95,179	$1,105,343	$4,759,692
John A. Godfrey	$2,774,000	$519,170	$95,179	$1,051,358	$4,439,707
Carlos A. Ruisanchez	$2,774,000	$743,250	$95,179	$1,171,767	$4,784,196
Clifford D. Kortman	$2,422,000	$392,170	$95,179	$865,917	$3,775,266

(a)	These amounts include cash severance payments mandated by each executive officer’s employment agreement.

(b)	These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

(c)	The gross-up amounts shown related to the gross-up under the executive’s employment agreement. Pursuant to the separation agreements, Messrs. Capp, Kortman and Uboldi are not entitled to tax gross-ups. In addition, Mr. Sanfilippo’s employment agreement and Mr. Ruisanchez’s new employment agreement do not provide for tax gross-ups.

Executive Deferred Compensation Plan

In 2000, we adopted the Executive Deferred Compensation Plan, or the Executive Plan, which allows certain of our highly compensated employees to defer, on a pre-tax basis, a portion of their base annual salaries and bonuses. The Executive Plan is administered by the Compensation Committee and participation in the Executive Plan is limited to employees who are (i) determined by us to be includable within a select group of employees, (ii) subsequently chosen from the select group, and (iii) approved by the Compensation Committee.

Under the Executive Plan, a participating employee may elect in December of each year to defer up to 75% of his or her salary for the next year, and up to 90% of his or her bonus for the next year. Any such deferred compensation is credited to a deferral contribution account. A participating employee is at all times fully vested in his or her deferred contributions, as well as any appreciation or depreciation attributable thereto. Amounts that a participating employee elected to defer under the Executive Plan are credited with interest, which was set at 3% per annum unless a higher percentage was applied if participating employee died, became disabled, or retired or unless it was determined by the Compensation Committee in its sole discretion to use the 10% rate. Effective December 31, 2007, we amended the Executive Plan to provide that amounts deferred for 2008 and later periods will be credited with a floating rate of interest based on average yields on 30-year U.S. treasury bonds plus five percentage points, compounded quarterly and that existing participants will receive 10% interest per annum. We believe that these rates approximate our long-term borrowing costs for unsecured, subordinated and covenant-light obligations. The Compensation Committee has the discretion to change the crediting rate for deferrals under the Executive Plan on a prospective basis as of the beginning of any quarter.

In general, distributions under the Executive Plan (other than the annuity option described below) are payable upon death, disability and upon the occurrence of a financial emergency. The Executive Plan was amended and restated effective December 27, 2004 and December 31, 2007 to cause these distribution terms and other plan provisions to comply with Section 409A of the Internal Revenue Code (“Section 409A”), and to make certain other changes in the Executive Plan. A participating employee will also receive distributions upon a change in control of the Company, to the extent permitted under Section 409A. When making an election to defer salary and bonus, a participating employee can specify that the amounts deferred will be paid on certain dates at least two years after the amounts are deferred. Also, a participant will receive an immediate payment of his or her deferred amounts (other than deferred amounts used to fund the annuity benefit) with interest on a change in control of the Company.

Effective January 1, 2008, an optional annuity form of benefit was added to the Plan for selected senior executives (not limited to named executive officers), for which interest rates were determined before any deferral elections were made. New and previously-deferred amounts were permitted to be rolled into an annuity account, up to certain limits, that accrued interest at a floating rate equivalent to five percentage points over yield of the 30-year U.S. treasury bonds, compounded and calculated quarterly. Amounts that could be rolled into the annuity account include previously-deferred amounts for 2005, 2006 or 2007, and limits for were the lesser of the equivalent of an executive’s 2006 bonus, $500,000 and an amount that would result in an annuity at age 65 greater than 50% of his “final average compensation” as computed in 2008. Upon attaining age 65, the executive would receive distribution of his annuity account in the form of an annuity providing fixed monthly payments until the executive’s death, or, if a joint and survivorship feature applied, the later of the executive’s death or the death of the executive’s designated beneficiary, as calculated based on the applicable actuarial life expectancies and interest rate. The annuity option also provided for a tax gross-up in the event of a distribution upon a change in control. The tax gross-up was intended to provide a payment for taxes required to be paid on the full value of the annuity upon its distribution in the event of a change in control, while making up for the loss of tax deferral the annuity would otherwise provide if amounts became taxable only by the incremental amounts paid over the life of the annuity. On December 6, 2010, the Executive Plan was amended effective as of January 1, 2011, to eliminate the ability of executives to elect the annuity form of distribution under the Executive Plan and to eliminate any tax gross-up.

The Executive Plan was further amended March 1, 2011, effective January 1, 2011, to permit the deferral of compensation in the form of restricted stock units, to be distributed upon the elected or predetermined distribution date in the form of a whole number of shares, with any fractional unit to be paid in cash. These provisions coordinate with the Company’s 2005 Equity and Incentive Performance Plan to allow for the payment of annual bonuses in the form of restricted stock units, which are deferred under the Executive Plan, and vested and distributed on such dates as determined by the Compensation Committee on the date of grant.

The provisions of the Executive Plan before its amendment effective December 27, 2004 will remain in effect for any deferrals that were deducted from salaries and bonuses in 2004 or in earlier years, including, but not limited to, the following provisions: (a) for purposes of determining the rate of return credited on such deferrals, each participating employee may select from a list of hypothetical investment funds; and (b) a participating employee may receive at any time 90% of his or her account balance attributable to such deferrals subject to forfeiture of 10% of such account balance.

Non-Qualified Deferred Compensation Table

The following table shows the deferred compensation activity for our named executive officers for the Executive Plan during the fiscal year ended December 31, 2010, except for Messrs. Giovenco, Sanfilippo, Capp and Ruisanchez who do not participate in the Executive Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(a)	($)	($)(b)	($)	($)(c)

John A. Godfrey	$—	$—	$3,246	$(173,539)	$—
Alain J. Uboldi	$68,654	$—	$246,061	$—	$3,386,888
Clifford D. Kortman	$—	$—	$22,059	$(627,570)	$—

(a)	With respect to Mr. Uboldi, all amounts shown in the “Executive Contributions in Last FY” are reported as compensation in the Company’s Summary Compensation Table.

(b)	The amounts shown in “Aggregate Earnings in Last FY” which were previously reported as compensation in the last fiscal year in the Company’s Summary Compensation Table: (1) $2,921 for Mr. Godfrey and (2) $51,833 for Mr. Uboldi; and (3) $14,568 for Mr. Kortman.

(c)	The amounts shown in the column “Aggregate Balance at Last FYE” which were previously reported in previous years as compensation to the named executive officer in the registrant’s Summary Compensation table are (1) $0 for Mr. Godfrey, who withdrew his entire balance in the Executive Plan in April 2010; (2) $0 for Mr. Kortman, who withdrew his entire balance in the Executive Plan in March 2010; and (3) $94,548 and $63,474 for Mr. Uboldi for 2009 and 2008, respectively.

2005 Equity and Performance Incentive Plan

We adopted our 2005 Equity and Performance Incentive Plan, or the 2005 Plan, in April 2005, and our stockholders approved the 2005 Plan at our annual meeting on May 3, 2005. On May 20, 2008, our stockholders approved an amendment to the 2005 Plan to increase the aggregate number of shares available for awards under the 2005 Plan from 3,000,000 to 4,750,000, and to reapprove the “performance based” compensation provisions of the 2005 Plan. In December 2008, our Board of Directors further amended the 2005 Plan to address certain technical matters, including compliance with Section 409A; the December 2008 amendment does not materially or substantively increase the benefits available under the 2005 Plan. In May 2010, our stockholders approved an amendment to the 2005 Plan to increase the aggregate number of shares available for awards under the 2005 Plan from 4,750,000 to 5,850,000. The 2005 Plan is administered by our Compensation Committee. The Compensation Committee has broad discretion and power in operating the 2005 Plan, in determining which of our employees, directors, and consultants shall participate, and the terms of individual awards.

Awards under the 2005 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing.

The shares authorized under the 2005 Plan are governed by the following principles:

•	The 2005 Plan provides for an aggregate of up to 5,850,000 shares of Pinnacle Common Stock to be available for awards, plus the number of shares subject to awards granted under our prior stock plans and the Individual Arrangements that are forfeited, expire or are cancelled after the effective date of the 2005 Plan.

•	Any shares that are subject to awards other than options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against this limit as 1.4 shares for every one share granted.

•	The aggregate number of shares available under the 2005 Plan and the number of shares subject to outstanding options and stock appreciation rights will be increased or decreased to reflect any changes in the outstanding Pinnacle Common Stock by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

•	If any shares subject to an award under the 2005 Plan are forfeited, expire, or are terminated without the issuance of shares, the shares shall again be available for award under the 2005 Plan.

•	As of March 21, 2011, 2,064,358 shares remained available for awards under the 2005 Plan (excluding any additional shares available under the 2005 Plan as a result of forfeiture, expiration or other termination of awards under prior plans and the Individual Arrangements).

Under the 2005 Plan, no participant may be granted in any 12-month period:

•	options or stock appreciation rights with respect to more than 1,500,000 shares;

•	restricted stock, performance awards or other stock unit awards that are denominated in shares with respect to more than 750,000 shares; or

•	performance awards or stock unit awards that are valued by reference to cash or property having a maximum dollar value of more than $2,500,000 (excluding awards denominated by reference to a number of shares).

Under the 2005 Plan, the exercise price for an option or stock appreciation right cannot be less than 100% of the fair market value of the underlying shares on the grant date. The 2005 Plan does not permit the repricing of options or stock appreciation rights. An option exchange program will be permitted, however, if Proposal No. 3 is approved by the stockholders.

Performance awards under the 2005 Plan are awards that provide payments determined by the achievement of performance goals over a performance period. The Compensation Committee determines the relevant performance goals and the performance period. The performance goals will be based on the attainment of specified levels of, or growth of, one or any combination of (or a formula based on) modified calculations of certain specified factors. The eligible factors include: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the shares or any of our other publicly-traded securities; market share; gross profits; earnings before taxes; earnings before interest and taxes; EBITDA; an adjusted formula of EBITDA; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of Pinnacle or any affiliate, division or business unit of Pinnacle for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to our performance or the performance of an affiliate, division or business unit of Pinnacle, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. We intend that bonuses received by each of our named executive officers under their employment agreement will be performance awards under the 2005 Plan.

The 2005 Plan provides that it is not the only plan or arrangement under which we may compensate officers, and we reserve the right to pay bonuses or other compensation to our named executive officers in addition to their bonuses or other awards under the 2005 Plan.

Grant of Plan-Based Awards

The following table provides information regarding our grant of plan-based awards made in 2010.

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise or	Grant Date
					Number of	Number of	Base Price	Fair Value
					Shares of	Securities	of Option	of Stock
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(c)			Stock or	Underlying	Awards	and Option
Name(a)	Grant Date(b)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	($/Sh)(d)	Awards(e)

Anthony M. Sanfilippo	—	$364,269	$662,308	$1,258,385
	3/14/2010				—	650,000	$8.64	$3,497,195
John V. Giovenco	2/08/2010				—	50,000	$7.16	$199,980
	5/11/2010				—	9,000	$13.44	$63,978
	5/11/2010				4,500	—	—	$60,480
Stephen H. Capp	—	$121,000	$220,000	$418,000
	3/01/2010				—	75,000	$7.67	$359,813
	3/01/2010				37,500	—	—	$287,625
John A. Godfrey	—	$96,551	$175,547	$333,539
	3/01/2010				—	75,000	$7.67	$359,813
	3/01/2010				37,500	—	—	$287,625
Carlos A. Ruisanchez	—	$96,551	$175,547	$333,539
	3/01/2010				—	75,000	$7.67	$359,813
	3/01/2010				37,500	—	—	$287,625
Alain J. Uboldi	—	$89,994	$163,625	$310,887
	3/01/2010				—	55,000	$7.67	$263,863
	3/01/2010				22,500	—	—	$172,575
Clifford D. Kortman	—	$89,994	$163,625	$310,887
	3/01/2010				—	55,000	$7.67	$263,863
	3/01/2010				22,500	—	—	$172,575

(a)	Mr. Sanfilippo became an executive officer of the Company on March 14, 2010.

(b)	All of the grants of stock awards presented above were restricted stock units. In addition, all of the grant of stock awards and options were made pursuant to the 2005 Plan, except for the grant of options to Mr. Sanfilippo who received his options pursuant to a Nonqualified Stock Option Agreement with the Company, dated March 14, 2010.

(c)	As discussed in the “Compensation Discussion and Analysis” section above, the following bonuses were awarded: (i) for Mr. Sanfilippo, $1,258,000 in cash; (ii) for Mr. Capp, $730,000 in cash; (iii) for Mr. Godfrey, $320,142 in cash and 22,160 restricted stock units granted on March 1, 2011; (iv) for Mr. Ruisanchez, $320,142 in cash and 22,160 restricted stock units granted on March 1, 2011; (v) for Mr. Kortman, $524,000 in cash; and (vi) for Mr. Uboldi, $525,000 in cash. Pursuant to their separation agreements, Messrs. Capp, Kortman and Uboldi received all of their bonuses in cash.

(d)	The exercise price reflected in this column is the closing price of Pinnacle Common Stock on the date of grant.

(e)	The amounts shown in this column reflect the grant date fair value of each equity award computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity award grants held at December 31, 2010 by each of the executive officers named in the Summary Compensation Table.

	Option Awards(a)					Stock Awards(b)
							Market
						Number of	Value of
	Number of	Number of				Shares or	Shares or
	Securities	Securities				Units of	Units of
	Underlying	Underlying		Option		Stock	Stock
	Unexercised	Unexercised		Exercise	Option	That Have	That Have
	Options (#)	Options (#)		Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)	($)(c)

Anthony M. Sanfilippo	—	650,000	(d)	$8.64	3/14/2020
John V. Giovenco	10,000	—		$5.01	2/19/2013
	10,000	—		$5.84	6/19/2013
	10,000	—		$11.70	5/03/2014
	10,000	—		$14.70	5/03/2015
	10,000	—		$28.48	5/10/2016
	15,000	—		$28.90	5/08/2017
	15,000	—		$14.68	5/20/2018
	15,000	—		$13.72	5/05/2019
	50,000	—		$11.22	11/24/2019
	50,000	—		$7.16	2/08/2020
	9,000	—		$13.44	5/11/2020
						4,500	$63,090
Stephen H. Capp(i)	100,000	—		$16.92	5/16/2015
	40,000	40,000	(e)	$14.68	5/20/2018
	10,000	10,000	(f)	$11.13	7/30/2018
	—	75,000	(g)	$7.67	3/01/2020
						37,500	$525,750
						1,000	$14,020
John A. Godfrey	166,041	—		$7.02	8/13/2012
	100,000	—		$16.92	5/16/2015
	35,000	35,000	(e)	$14.68	5/20/2018
	10,000	10,000	(f)	$11.13	7/30/2018
	—	75,000	(g)	$7.67	3/01/2020
						37,500	$525,750
						1,000	$14,020
Alain J. Uboldi(i)	100,000	—		$17.75	2/08/2015
	35,000	35,000	(e)	$14.68	5/20/2018
	10,000	10,000	(f)	$11.13	7/30/2018
	—	55,000	(g)	$7.67	3/01/2020
						22,500	$315,450
						1,000	$14,020
Carlos A. Ruisanchez	100,000	100,000	(h)	$11.35	8/1/2018
	—	75,000	(g)	$7.67	3/01/2020
						37,500	$525,750
Clifford D. Kortman(i)	10,000	—		$5.95	1/29/2012
	75,000	—		$9.62	6/18/2012
	100,000	—		$14.68	5/16/2015
	35,000	35,000	(e)	$14.68	5/20/2018
	10,000	10,000	(f)	$11.13	7/30/2018
	—	55,000	(g)	$7.67	3/01/2020
						22,500	$315,450
						1,000	$14,020

(a)	The option awards were granted pursuant to the Company’s 2005 Plan and the Company’s 2001 and 2002 stock option plans, as well as certain options granted outside of the stockholder approved plans (see the Equity Compensation Plan Information at Fiscal Year-End table below).

(b)	The stock awards consist of restricted stock units granted on March 1, 2010 to Messrs. Capp, Godfrey, Ruisanchez, Uboldi and Kortman in accordance with our 2005 Plan. The restricted stock units vest in two equal annual installments on March 1, 2011 and March 1, 2012. In addition, the stock awards consist of restricted stock granted on October 6, 2006 to Messrs. Capp, Godfrey and Uboldi in accordance with the our 2005 Plan. The restricted stock granted in October 2006 vest in five equal annual installments on January 31. As of

December 31, 2010, there was one remaining annual installment with respect to Messrs. Capp, Godfrey, Uboldi and Kortman.

(c)	The market value of stock awards reported in this column was computed by multiplying $14.02, the closing market price of Pinnacle’s stock at December 31, 2010, by the number of shares of stock awarded.

(d)	Vesting dates are March 14, 2011, March 14, 2012, March 14, 2013, March 14, 2014, and March 2015.

(e)	Vesting dates are May 20, 2011 and May 20, 2012.

(f)	Vesting dates are July 30, 2011 and July 30, 2012.

(g)	Vesting dates are March 1, 2011, March 1, 2012, March 1, 2013, March 1, 2014, and March 1, 2015.

(h)	Vesting dates are August 1, 2011 and August 1, 2012.

(i)	On March 31, 2011, Mr. Capp left the Company, and all of his outstanding unvested options and restricted stock units were immediately cancelled. On March 11, 2011, Mr. Kortman left the Company, and all of his outstanding unvested options and restricted stock units were immediately cancelled. On December 29, 2010, Mr. Uboldi retired from the Company, and all of his outstanding unvested options, unvested restricted stock units and restricted stock were immediately cancelled.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of options and vesting of restricted stock for each of our named executive officers during the fiscal year ended December 31, 2010. Messrs. Sanfilippo, Giovenco and Ruisanchez did not exercise any options or have any stock awards vest during the fiscal year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	(#)(a)	(#)(b)	($)(b)

Stephen C. Capp	286,739	$2,289,633
			1,000	$8,160
John A. Godfrey	83,959	$577,501
			1,000	$8,160
Alain J. Uboldi	60,000	$332,740
			1,000	$8,160
Clifford D. Kortman			1,000	$8,160

(a)	The value realized on exercise of options is the difference between the market price of the underlying securities on the exercise date and the exercise price of the options. Mr. Kortman did not exercise any options during the fiscal year ended December 31, 2010.

(b)	The value realized on the vesting of stock awards for the individuals listed above was determined by multiplying the number of shares of stock by the closing price of Pinnacle Common Stock on the vesting date, January 31, 2010, which was $8.16.

Equity Compensation Plan Information at Fiscal Year-End

			Number of Securities
	Number of Securities to be		Remaining Available for
	Issued Upon Vesting of		Future Issuance under
	Restricted Stock Awards	Weighted-Average	Equity Compensation Plans
	and Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the First
Plan Category	Warrants and Rights	Warrants and Rights	Column)

Equity compensation plans approved by security holders
Stock options and other awards(a)	5,075,241 (b)	$15.11 (b)	2,295,774
Directors Plan	107,415 (c)	$12.90 (d)	42,804

Total	5,182,656	$15.06	2,338,578
Equity compensation plans not approved by security holders(e)	850,000	$9.28	—

Total	6,032,656	$14.25	2,338,578

(a) Consists of:

•	shares of Pinnacle Common Stock to be issued upon the exercise of options granted pursuant to the Company’s 2005 Plan and the Company’s 1996, 2001 and 2002 stock option plans;

•	shares of Pinnacle Common Stock to be issued upon the exercise of options granted outside of our stock option plans to directors, officers and employees and approved by our stockholders; and

•	shares of Pinnacle Common Stock to be issued upon the vesting of restricted stock awards, restricted stock units awards, and phantom stock units awards, pursuant to the Company’s 2005 Plan.

The stock options have a weighted average remaining contractual life of 6.39 years as of December 31, 2010.

(b) Includes 4,000 shares of restricted stock, 305,053 restricted stock units, 11,272 phantom stock units and 4,754,916 options as of December 31, 2010.

(c) Consists of shares of Pinnacle Common Stock credited to directors’ deferred compensation accounts to be issued pursuant to the Directors Plan, described under “Director Compensation — Amended and Restated Directors Deferred Compensation Plan” above. All such shares are fully vested and payable upon cessation of service as a director.

(d) Based on the purchase price of the shares credited to the directors’ deferred compensation accounts under the Directors Plan.

(e) Consists of 200,000 shares of Pinnacle Common Stock issuable upon the exercise of options granted to Carlos A. Ruisanchez in 2008 and 650,000 shares of Pinnacle Common Stock issuable upon the exercise of options granted to Anthony M. Sanfilippo in 2010. The options granted to Messrs. Ruisanchez and Sanfilippo in 2008 and 2010, respectively, were granted to each such executive officer in connection with his original retention by the Company.

The exercise price of the options referenced above granted to Mr. Ruisanchez is $11.35 and the options vest over a four-year period. The options expire on August 1, 2018, subject to certain termination events as governed by the grant of options and Mr. Ruisanchez’s Employment Agreement.

The exercise price of the options referenced above granted to Mr. Sanfilippo is $8.64 and the options vest over a five-year period. The options expire on March 14, 2020, subject to certain termination events as governed by the grant of options and Mr. Sanfilippo’s Employment Agreement.

Upon the approval of the 2005 Plan at the 2005 Annual Meeting of Stockholders, we canceled the Prior Plans, so that no further grants or awards will be made under the Prior Plans. However, any shares subject to awards under the Prior Plans which are forfeited, expire or otherwise terminate without issuance of shares, or are settled for cash or otherwise do not result in the issuance of shares, are authorized for issuance under the 2005 Plan. In addition, grants and awards made under the Prior Plans before their cancellation will continue in effect. The stock option grants to Messrs. Ruisanchez and Sanfilippo described in footnote (e) above, also continue in effect, and such shares will be authorized for issuance under the 2005 Plan in the event of forfeiture, expiration or termination without issuance of shares.

PROPOSAL 4

ADVISORY RESOLUTION REGARDING COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS
(Item No. 4 on Proxy Card)

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as described in this Proxy Statement. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

How Our Executive Compensation Program
Objective	Achieves this Objective

Pay for Performance	• Award annual bonuses based on achievement of financial objectives and individual goals
Align executive interests with stockholder interests	• Grant equity based awards on an annual basis in order to pay in accordance with the long-term stock price performance
Attract and Retain Talent
•   Provide competitive base salary based on responsibility, experience, and individual performance

•   Provide upside opportunities through the use of variable annual bonuses to encourage stretch performance beyond the annual operating plans and reward for excellence

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 35 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 35 through 65, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the compensation paid to the Pinnacle Entertainment, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors, whether or not the resolution is approved. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

Required Vote

Approval of Proposal No. 4 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” and “AGAINST” are included, while abstentions and broker non-votes are not included.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
(Item No. 5 on Proxy Card)

Pursuant to recently adopted Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 4 above should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results in their entirety. Notwithstanding the Board’s recommendation and the outcome of the advisory stockholder vote on this Proposal No. 5, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Required Vote

The frequency of the advisory vote on compensation of our named executive officers receiving the affirmative vote of a majority of the votes cast — every year, every two years or every three years — will be the frequency that stockholders recommend. For purposes of determining the vote regarding this proposal, abstentions and broker non-votes will have no impact on the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in the Company’s proxy statement and proxy card for the next annual meeting would have to be received by the Secretary of the Company no later than December 14, 2011 if the next annual meeting were held on or near May 24, 2012. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company begins to print and send its proxy materials. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement.

Under the Company’s Bylaws, stockholders who wish to present proposals for action, or to nominate directors (other than proposals to be included in the Company’s proxy statement and form of proxy card pursuant to Rule 14a-8 under the Exchange Act), at the next annual meeting of stockholders of the Company (that is, the next annual meeting following the Annual Meeting to which this Proxy Statement relates) must give written notice thereof to the Secretary of the Company at the address set forth on the cover page of this Proxy Statement in accordance with the then current provisions of the Company’s Bylaws. The Bylaws currently require that such notice be given not more than 120 days nor less than 90 days prior to the first anniversary of this year’s Annual Meeting (i.e., no earlier than January 25, 2012 and no later than February 24, 2012). If, however, the Company advances the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the stockholder must be given not later than the later of (i) 90 days in advance of such annual meeting or, (ii) the tenth day following the first public announcement of the date of such meeting by the Company. Stockholder notices must contain the information required by Section 2 of Article I of the Company’s Bylaws. If the Company does not have notice of a matter to come before the next annual meeting by February 24, 2012 (or, in the event the next annual meeting is held more than 30 days before or 60 days after the anniversary of this Annual Meeting, then by the date described above relating to such delay or advance in the meeting date), the Company’s proxy for such meeting will confer discretionary authority to vote on such matter.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K AND OTHER MATTERS

The Company’s Annual Report to Stockholders contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report,” and the “Audit Committee Report” and the Company-operated websites referenced in this Proxy Statement shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR 2010 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2010 TO ANY BENEFICIAL OWNER OF PINNACLE COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO PINNACLE ENTERTAINMENT, INC., 8918 SPANISH RIDGE AVENUE, LAS VEGAS, NV 89148, ATTENTION: JOHN A. GODFREY, GENERAL COUNSEL.

Appendix A

Pinnacle Entertainment, Inc.

Categorical Director Independence Standards

The Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (“Pinnacle”) has adopted these Categorical Director Independence Standards to assist the Board in making determinations of director independence in accordance with the rules of the New York Stock Exchange (the “NYSE”).

The Board will assess the independence of each director on an annual basis prior to approving director nominees for inclusion in the proxy statement for Pinnacle’s annual meeting of stockholders. If a director is appointed to the Board between annual meetings, the Board will assess the director’s independence at the time of such appointment. Directors must notify the Board promptly of any change in circumstances that might be perceived as putting the director’s independence at issue. If so notified, the Board will reevaluate the director’s independence as soon as practicable.

Under these standards, a director will be deemed independent for purposes of service on the Board only if:

(1) the director does not have any relationship described in NYSE Rule 303A.02(b), as such rule may be amended from time to time;

(2) in the event the director has a relationship that exceeds the limits described below, the Board determines in its judgment, after consideration of all relevant facts and circumstances, that the relationship is not material; and

(3) the Board reviews all commercial, banking, consulting, legal, accounting, charitable, familial and other relationships the director has with Pinnacle that are not of a type described below, and determines in its judgment, after consideration of all relevant facts and circumstances, that the relationship is not material.

The fact that a particular relationship or transaction is required to be disclosed in the annual proxy statement under the rules of the Securities and Exchange Commission (the “SEC”) will not be dispositive for purposes of determining whether the relationship or transaction is material. If the Board determines that a relationship described in section (2) or (3) above is not material, the basis for that determination will be explained in Pinnacle’s annual proxy statement, as required by NYSE Rule 303A.02(a), as such rule may be amended from time to time.

A director shall be deemed not to have a material relationship with Pinnacle if the director satisfies each of the Categorical Standards listed below.

1. No Material Employment with Pinnacle.  The director is not, and has not within the past three years been, an employee of Pinnacle, and no immediate family member of the director is, or within the past three years has been, an executive officer of Pinnacle.

2. No Material Direct Compensation from Pinnacle.  Neither the director nor an immediate family member of the director has received more than $120,000 during any twelve-month period within the past three years in direct compensation from Pinnacle. In calculating such compensation, the following will be excluded: (a) director and committee fees and pension or other forms of deferred compensation for prior service to Pinnacle (provided that such deferred compensation is not contingent in any way on continued service for Pinnacle); and (b) compensation paid to an immediate family member of the director for service as an employee of Pinnacle (other than as an executive officer).

3. No Material Affiliation with Pinnacle’s Auditor.  (A) The director is not a current partner nor a current employee of a firm that is Pinnacle’s internal or external auditor; (B) the director has no immediate family member who is a current partner of a firm that is Pinnacle’s internal or external auditor; (C) the director has no immediate family member who is a current employee of a firm that is Pinnacle’s internal or external auditor and personally works on Pinnacle’s audit; and (D) neither the director nor an immediate family member of the director was, within the last three years (but is no longer), a partner or employee of a firm that is Pinnacle’s internal or external auditor and personally worked on Pinnacle’s audit within that time.

A-1

4. No Interlocking Directorates.  Neither the director, nor an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Pinnacle’s present executive officers at the same time serves or served on that company’s compensation committee.

5. No Material Relationship Involving Company in Business Dealings with Pinnacle.  The director is not a current executive officer, employee or significant equityholder of, and no immediate family member of the director is a current executive officer of, another company that has made payments to, or has received payments from, Pinnacle for property or services (other than those arising solely from investments in Pinnacle’s securities) in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

6. No Material Relationship Involving Law Firm or Investment Banking Firm Providing Services to Pinnacle.  The director is not a current partner or associate of, or of counsel, to, or an employee of, and no immediate family member of the director is a current managing partner or executive officer of, a law firm or investment banking firm providing service to Pinnacle, wherein the fees paid to such firm by Pinnacle during any fiscal year in each of such firm’s three preceding fiscal years exceeded the greater of $1 million or 2% of such firm’s consolidated gross revenues.

7. No Material Relationship Involving Tax-Exempt or Other Charitable Organizations to which Pinnacle Contributes.  Neither the director nor an immediate family member of the director is currently an executive officer or director of a tax-exempt or other charitable entity to which Pinnacle has made contributions for the most recently completed fiscal year representing more than the greater of $1 million or 2% of such organization’s annual consolidated gross revenues.

8. No Material Indebtedness Relationship.  Neither the director nor an immediate family member of the director is currently an executive officer of another company which is indebted to Pinnacle or to which Pinnacle is indebted, where the total amount of either Pinnacle’s or the other company’s indebtedness exceeds 5% of the consolidated assets of the indebted company.

9. No Material Relationship with a Company in which Pinnacle has Equity Ownership.  Neither the director nor an immediate family member of the director is currently an executive officer or director of another company in which Pinnacle owns an equity interest greater than 10% of the total equity of such other company.

10. No Material Relationship as a Holder of Debt Securities of Pinnacle.  Neither the director nor an immediate family member of the director holds debt securities of Pinnacle in an aggregate principal amount exceeding the greater of $1 million or 2% of such director’s or immediate family member’s net worth.

Direct or indirect ownership of even a significant amount of Pinnacle stock by a director (or the director’s immediate family member) who is otherwise independent as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director. Members of Pinnacle’s Audit Committee must also satisfy the independence requirements of Section 10A(m)(3) of the Securities Act of 1934, as amended.

For purposes of these Categorical Standards:  (a) “independent” has the meaning ascribed to such term in NYSE Rule 303A.02; (b) “Pinnacle” includes Pinnacle Entertainment, Inc. and its consolidated subsidiaries; (c) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, Pinnacle need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or have become incapacitated; (d) “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended;1 and (e) a “significant equityholder” is the owner of 10% or greater voting or economic equity interest in the entity.

The Board may revise these Categorical Standards from time to time, as it deems appropriate, subject to applicable stock exchange listing requirements.

1 The term “officer” shall mean Pinnacle’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of Pinnacle in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for Pinnacle. Officers of Pinnacle’s subsidiaries shall be deemed officers of Pinnacle if they perform such policymaking functions for Pinnacle.

A-2

Appendix B

PINNACLE ENTERTAINMENT, INC.

2005 EQUITY AND PERFORMANCE INCENTIVE PLAN, AS AMENDED

PINNACLE ENTERTAINMENT, INC., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2005 Equity and Performance Incentive Plan
, as amended and restated
 (the “Plan”). Certain capitalized terms used in the Plan are defined in Article ~~2.~~
II.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE I

PURPOSE OF THE PLAN

1.1 Purpose.  The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE II

DEFINITIONS

2.1 “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Parent or Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2 “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Committee.

2.3 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5 “Board” shall mean the board of directors of the Company.

2.6 “Cause” shall have the meaning set forth in a Participant’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (a) acts or omissions by the Participant which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (b) the Participant personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (c) an act of fraud, conversion, misappropriation, or embezzlement by the Participant or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (d) any deliberate and material misuse or improper disclosure of confidential or proprietary information of the Company.

2.7 “Change of Control” shall mean the occurrence of any of the following events:

(i) The direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than 50% of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) The direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) The merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners (as such term is defined below) of more than 50% of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than 50% of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(~~iii~~
iv
) During any consecutive 12-month period, individuals who at the beginning of such period constituted the Board of the Company (together with any new Directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

None of the foregoing events, however, shall constitute a Change of Control if such event is not a “Change in Control Event” under Treasury Regulations Section 1.409A-3(i)(5) or successor IRS guidance. For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (A) such Person or Group directly or indirectly has Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group, or (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act, and the rules promulgated thereunder. Notwithstanding the foregoing, (I) Persons will not be considered to be acting as a “Group” solely because they purchase or own stock of this Company at the same time, or as a result of the same public offering, (II) however, Persons will be considered to be acting as a “Group” if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction, with the Company, and (III) if a Person, including an entity, owns stock both in the Company and in a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction, with the Company, such stockholders shall be considered to be acting as a Group with other stockholders only with respect to the ownership in the corporation before the transaction.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9 “Committee” shall mean the Committee constituted under Section 4.2 to administer this Plan.

2.10 “Company” has the meaning set forth in introductory paragraph of the Plan.

2.11 “Consultant” means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the Company; provided that the term ‘Consultant’ does not include (i) Employees or (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

2.12 “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) in the case of an Award other than an Incentive Stock Option, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant or the ceasing of a person to be a Consultant while such person remains an Employee or Director.

2.13 “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

2.14 “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Parent or Subsidiary.

2.15 “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

2.16 “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.17

“Eligible Employees”
shall have the meaning set forth in Section 14.3.

2.18

“Eligible Option”
shall have the meaning set forth in Section 14.3.

2.19
 ~~2.17~~ “Employee” shall mean any employee of the Company or any Parent or Subsidiary.

2.20
 ~~2.18~~ “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.21

“Exchange Grant”
shall have the meaning set forth in Section 14.2.

2.22
 ~~2.19~~ “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share will be (i) the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the last market trading day prior to the day of determination or (ii) any sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) on the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(ii) If the Shares are quoted on the NASDAQ System (but not on the NASDAQ National Market System) or are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on (i) the last market trading day prior to the day of determination or (ii) the day of determination, as the Committee may select, in each case as reported in the Wall Street Journal or any other source the Committee considers reliable.

(iii) If the Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.

2.23
 ~~2.20~~ “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

2.24
 ~~2.21~~ “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.25
 ~~2.22~~ “Individual Arrangements” means the Nonqualified Stock Option Agreement dated as of January 11, 2003 by and between the Company and Stephen H. Capp, the Nonqualified Stock Option Agreements dated as of April 10, 2002 by and between the Company and Daniel R. Lee, the Nonqualified Stock Option Agreement dated as of August 1, 2008 by and between the Company and Carlos Ruisanchez, and the Nonqualified Stock Option Agreement dated as of March 14, 2010 by and between the Company and Anthony M. Sanfilippo.

2.26
 ~~2.23~~ “Limitations” shall have the meaning set forth in Section 3.2.

2.27
 ~~2.24~~ “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.28

“Option Exchange Program”
shall have the meaning set forth in Section 14.2.

2.29
 ~~2.25~~ “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.30
 ~~2.26~~ “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

2.31
 ~~2.27~~ “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.32
 ~~2.28~~ “Payee” shall have the meaning set forth in Section 13.1.

2.33
 ~~2.29~~ “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article ~~9.~~
IX.

2.34
 ~~2.30~~ “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.35
 ~~2.31~~ “Performance Share” shall mean any grant pursuant to Article ~~9~~
IX
 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.36
 ~~2.32~~ “Performance Unit” shall mean any grant pursuant to Article ~~9~~
IX
 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

2.37
 ~~2.33~~ “Prior Plans” shall mean, collectively, the Company’s 1993, 1996, 2001 and 2002 Option Plans, as amended.

2.38
 ~~2.34~~ “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the

Committee may deem appropriate.

2.39
 ~~2.35~~ “Restricted Period” shall have the meaning set forth in Section 7.1.

2.40
 ~~2.36~~ “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.41
 ~~2.37~~ “Shares” shall mean the shares of common stock of the Company, par value $0.10 per share.

2.42
 ~~2.38~~ “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article ~~6.~~
VI.

2.43
 ~~2.39~~ “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.44
 ~~2.40~~ “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of 5,850,000 Shares shall be authorized for grant under the Plan, plus any Shares subject to awards granted under the Prior Plans and Individual Arrangements, which such awards are forfeited, expire or otherwise terminate without issuance of Shares, or are settled for cash or otherwise do not result in the issuance of Shares, on or after the effective date of this Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights (including, but not limited to, Shares delivered in satisfaction of Dividend Equivalents) shall be counted against this limit as 1.4 Shares for every one Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plans or Individual Arrangements are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans or Individual Arrangements is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(e) below.

(c) In the event that (i) any Option or other Award granted under this Plan or any option or award granted under the Prior Plans or Individual Arrangements is exercised through the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards under this Plan or options or awards under a Prior Plan or an Individual Arrangement are satisfied by the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall not again be available for Awards under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

(e) Any Shares that again become available for grant pursuant to this Article ~~3~~
III
 shall be added back as one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans or Individual Arrangements, and as 1.4 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2 Limitations on Grants to Individual Participant.  Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 1,500,000 Shares, or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any 12-month period with respect to more than 750,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards and/or Other Stock Unit Awards that are valued with reference to cash or property other than Shares is $2,500,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

3.3 Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE IV

ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility.  Any Employee, Director or Consultant shall be eligible to be selected as a Participant. Only Employees may receive awards of Incentive Stock Options.

4.2 Administration.

(a) The Plan shall be administered by the Committee, constituted as follows:

(i) The Committee will consist of the Board, or a committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, while the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (A) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (B) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (C) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange or other exchange or quotation system on which the Shares are principally traded; provided, however, the failure of the Committee to be composed solely of individuals who are “non-employee directors,” “outside directors,” and “independent directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii) The Plan may be administered by different bodies with respect to Directors, officers who are not Directors, and Employees and Consultants who are neither Directors nor officers, and Covered Employees.

(b) The Committee shall have full discretion, power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder and the form and content of any Award Agreement; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to the provisions of the Plan; (vi) determine whether, to what extent and under what circumstances any Award shall be modified, amended, canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) determine whether any Award will have Dividend Equivalents; (xi) determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant; provided that the Committee shall take no action that would subject the Participant to a penalty tax under Section 409A of the Code; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d) The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to Employees and officers of the Company who are not Directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act, and to cancel or suspend Awards to Employees and officers of the Company who are not Directors, Covered Employees, or “officers,” as such term is defined by Rule 16a-1(f) of the Exchange Act.

ARTICLE V

OPTIONS

5.1 Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article ~~5~~
V
 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2 Award Agreements.  All Options granted pursuant to this Article ~~5~~
V
 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article ~~5~~
V
 may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price.  Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article ~~5~~
V
 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange or other exchange or quotation system on which the Shares are principally traded.

5.4 Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5 Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) with the consent of the Committee, by delivery of a properly executed exercise notice together with any other documentation as the Committee and the Participant’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, (f) through any other method specified in an Award Agreement, or (g) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6 Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7 Incentive Stock Options.  With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or any Parent or Subsidiary, subject to the requirements of Section 422 of the Code. The Award Agreement of an Option intended to qualify as an Incentive Stock Option shall designate the Option as an Incentive Stock Option Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 5,850,000 Shares. Notwithstanding the provisions of Section 5.3, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the provisions of Section 5.4, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement. Notwithstanding the foregoing, if the Shares subject to an Employee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

5.8 Termination of Employment or Consulting Relationship or Directorship.  If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period of 90 days following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement or determined by the Committee). If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

5.9 Disability of Participant.  If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period of 36 months following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement or determined by the Committee). If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

5.10 Death of Participant.  If a Participant holds exercisable Options on the date his or her death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance or under Section 12.3 may exercise the Options that were vested and exercisable as of the date of death until the end of the original term or for a period of 36 months following the date of death, whichever is earlier (or such other period as is set forth in the Award Agreement or determined by the Committee). If the Participant is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance or under Section 12.3 does not exercise the Option within the time specified above after the date of death, the Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise.  The Committee may provide Stock Appreciation Rights either alone or in addition to other Awards upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b) Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares, or cash to the extent permissible without penalty to the Participant under Section 409A of the Code.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate. In connection with the foregoing, the Committee shall consider the applicability and effect of Section 162(m) of the Code. Notwithstanding the foregoing provisions of this Section 6.2, but subject to Section 12.2, a Stock Appreciation Right shall not have (i) an exercise price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant. The Committee shall take no action under this Article ~~6~~
VI
 that would subject a Participant to a penalty tax under Section 409A of the Code.

6.3 Termination of Employment or Consulting Relationship or Directorship.  If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for a period of 90 days following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement or determined by the Committee). If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of such termination, the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise a Stock Appreciation Right within the time specified above after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

6.4 Disability of Participant.  If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for a period of 36 months following such termination, whichever is earlier (or such other period as is set forth in the Award Agreement or determined by the Committee). If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of such termination, the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant does not exercise a Stock Appreciation Right within the time specified above after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

6.5 Death of Participant.  If a Participant holds exercisable Stock Appreciation Rights on the date his or her death, the Participant’s estate or a person who acquired the right to exercise the Stock Appreciation Rights by bequest or inheritance or under Section 12.3 may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of death until the end of the original term or for a period of 36 months following the date of death, whichever is earlier (or such other period as is set forth in the Award Agreement or determined by the Committee). If the Participant is not entitled to exercise his or her entire Stock Appreciation Right at the date of death, the Shares covered by the unexercisable portion of the Stock Appreciation Right will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. The Committee may determine in its sole discretion that such unexercisable portion of the Stock Appreciation Right will become exercisable at such times and on such terms as the Committee may determine in its sole discretion. If the Participant’s estate or a person who acquired the right to exercise the Stock Appreciation Right by bequest or inheritance or under Section 12.3 does not exercise the Stock Appreciation Right within the time specified above after the date of death, the Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1 Grants.  Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements.  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3 Rights of Holders of Restricted Stock.  Except as otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

ARTICLE VIII

OTHER STOCK UNIT AWARDS

8.1 Other Stock Unit Awards.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards shall be paid in Shares or cash. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

8.2 Terms and Conditions.  Shares (including securities convertible into Shares) subject to Awards granted under this Article ~~8~~
VIII
 may be issued for no consideration or for such minimum consideration as may be required by Applicable Law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article ~~8~~
VIII
 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Terms of Performance Awards.  Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by Applicable Law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than six months nor longer than five years. Except as provided in Article ~~11~~
XI
 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period.

ARTICLE X

CODE SECTION 162(M) PROVISIONS

10.1 Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article ~~10~~
X
 is applicable to such Award.

10.2 Performance Criteria.  If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Article ~~10,~~
X,
 then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of or growth of one or any combination of the following factors, or an objective formula determined at the time of the Award that is based on modified or unmodified calculations of one or any combination of the following factors: net sales; pretax income before or after allocation of corporate overhead and bonus; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); an adjusted formula of EBITDA determined by the Committee; economic value-added models; comparisons with various stock market indices; reductions in costs, and/or return on invested capital of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Unless the Committee specifies otherwise when it sets performance goals for an Award, objective adjustments shall be made to any of the foregoing measures for items that will not properly reflect the Company’s financial performance for these purposes, such as the write-off of debt issuance costs, pre-opening and development costs, gain or loss from asset dispositions, asset or other impairment charges, litigation settlement costs, and other non-routine items that may occur during the Performance Period. Also, unless the Committee determines otherwise in setting the performance goals for an Award, such performance goals shall be applied by excluding the impact of (a) restructurings, discontinued operations and charges for extraordinary items, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.3 Adjustments.  Notwithstanding any provision of the Plan (other than Article ~~11~~
XI
), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article ~~10,~~
X,
 the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Disability of the Participant or the occurrence of a Change of Control.

10.4 Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Article ~~10,~~
X,
 the Committee shall certify in writing that the applicable performance goals have been achieved to the extent necessary for such Award to qualify as “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

10.5 Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article ~~10~~
X
 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or which are not inconsistent with such requirements.

ARTICLE XI

CHANGE OF CONTROL PROVISIONS

11.1 Impact of Change of Control.  The terms of any Award may provide in the Award Agreement evidencing the Award, or the Committee may determine in its discretion, that, upon a Change of Control of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (a) each Option and Stock Appreciation Right shall remain exercisable for only a limited period of time determined by the Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the Participants), or (b) each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. Notwithstanding the foregoing and the provisions of Section 11.2, the Committee will take no action that would subject any Participant to a penalty tax under Section 409A of the Code.

11.2 Assumption Upon Change of Control.  Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (b) and (d). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of an Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of

Section 424(h)(3) of the Code. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change of Control, each Award held by such Participant at the time of the Change of Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.

ARTICLE XII

GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Modification of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 3.2. In addition, no amendments to, or termination of, the Plan (other than by reason of the failure of stockholders to approve the Plan in the manner set forth in Section 13.12) shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2 Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Where an adjustment under this Section 12.2 is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

12.3 Transferability of Awards.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, to the extent that the Committee so authorizes in the Award Agreement or otherwise, an Award other than an Incentive Stock Option may be assigned, in whole or in part, during the Participant’s lifetime to one or more Family Members of the Participant. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

(a) Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement.

(b) Effect of No Designation.  If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant’s death, the Company will deliver such Participant’s Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) Death of Spouse or Dissolution of Marriage.  If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant. Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

12.4 Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5 Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

ARTICLE XIII

MISCELLANEOUS

13.1 Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or to the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award. If Shares acquired upon exercise of any Incentive Stock Option are disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Shares immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

13.2 Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Consultant or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3 Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4 Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Committee if the Participant’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, or if, after the termination of the Participant’s Continuous Status as an Employee, Director, or Consultant, the Committee determines that Cause existed before such termination.

13.5 Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the provisions of this Plan, the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.6 Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7 Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8 Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9 Construction.  All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10 Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11 Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.12 Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of its adoption by the Board, subject to the approval of the Plan, within 12 months thereafter, by affirmative votes representing a majority of the votes cast under Applicable Laws at a duly constituted meeting of the stockholders of the Company. After the adoption of this Plan by the Board, Awards may be made, but all such Awards shall be subject to stockholder approval of this Plan in accordance with the first sentence of this Section 13.12, and no Options or Stock Appreciation Rights may be exercised prior to such stockholder approval of the Plan. If the stockholders do not approve this Plan in the manner set forth in the first sentence of this Section 13.12, this Plan, and all Awards granted hereunder, shall be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan (unless the Board sooner suspends or terminates the Plan under Section 12.1), on which date the Plan will expire except as to Awards then outstanding under the Plan. Notwithstanding the foregoing, unless affirmative votes representing a majority of the votes cast under Applicable Laws approve the continuation of Article ~~10~~
X
 at the first duly constituted meeting of the stockholders of the Company that occurs in the fifth year following the later of i) the effective date of this Plan or ii) the then most recent re-approval of the continuation of Article ~~10~~
X
 of the Plan, no Awards other than Options or Stock Appreciation Rights shall be made to Covered Employees following the date of such meeting. Except as set forth in the third sentence of this Section 13.12, outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13 Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.14 Effect on Prior Plans.  On the approval of this Plan by the stockholders of the Company in the manner set forth in Section 13.12, the Prior Plans shall be cancelled and no further grants or awards shall be made under the Prior Plans. Grants and awards made under the Prior Plans before the date of such cancellation, however, shall continue in effect in accordance with their terms. Grants and awards made under the Individual Arrangements shall likewise continue in effect in accordance with their terms.

13.15 Other Company Compensation Plans.  Shares available for Awards under the Plan may be used by the Company as a form of payment of compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article ~~3~~
III
 of the Plan for future Awards.

13.16 Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ARTICLE XIV

OPTION EXCHANGE PROGRAM

14.1

Establishment of Option Exchange Program.
  Notwithstanding any other provision of the Plan to the contrary, the Company, by action of the Compensation Committee of the Board, may effect an option exchange program (the “Option Exchange Program”), through one or more option exchange offers to be commenced within 12 months of the approval by the stockholders; provided, however, that in no event may more than one offer to exchange be made for any outstanding option.

14.2

Procedure for Exchanging Options.
  Under the Option Exchange Program, Eligible Employees will be offered the opportunity to exchange Eligible Options for new grants of options (each an “Exchange Grant”), as follows:

(a)

the Compensation Committee shall determine the exchange ratio for an exchange of Eligible Options for Exchange Grants; provided, however, that the ratio shall be such that the fair value as of either the start of the exchange offer or the date of the exchange (for financial accounting purposes) of an Exchange Grant shall be no more than the fair value (for financial accounting purposes) of the Eligible Options for which the Exchange Grant is exchanged,

(b)

the per share exercise price of each Exchange Grant that is a stock option shall not be less than the fair market value of a Share on the date of issuance of the Exchange Grant,

(c)

an Exchange Grant shall not be vested or exercisable within one year after the date of the exchange, and

(d)

the expiration of each Exchange Grant will be the same as its corresponding Eligible Option.

All other terms of the Exchange Grants shall be governed by the provisions of the Plan. Any Eligible Employee may receive Exchange Grants where the Shares underlying such Exchange Grants exceed either one percent of the number of Shares or one percent of the voting power outstanding before the issuance of such Exchange Grants.

14.3

Definitions. For purposes of this Article,

(a)

“Eligible Employees” means employees of the Company other than the members of the Company’s Board of Directors and executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended).

(b)

“Eligible Option”
means any option granted under the Plan where, as of the date specified by the terms of the Exchange Offer (which date shall be not more than ten business days prior to any exchange offer), the per share exercise price of such option is greater than the higher of (i) the then-current 52-week high trading price of the Shares and (ii) 150% of the then-current price of the Shares.

14.4

Additional Terms.
  Subject to the foregoing, the Compensation Committee of the Board of Directors shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Program that they deem necessary or advisable, consistent with the terms of the Plan.

Attachment 1

CHARTER OF AUDIT COMMITTEE

I.	Statement of Policy

This Charter specifies the membership requirements and scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”).

The purpose of the Committee is to (1) assist the Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit function and independent auditors, (2) prepare the disclosure required by Item 407(d)(3)(i) of Regulation S-K, and (3) perform such other duties and obligations of audit committees under applicable law and regulation.

II.	Organization and Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board of Directors to meet the independence requirements of the New York Stock Exchange, Inc. (the “NYSE”), the Securities and Exchange Commission (the “SEC”) and any other applicable law applicable to audit committee members. All members shall meet the NYSE’s financial literacy requirements and at least one member shall either be an “audit committee financial expert” as such term is defined in applicable SEC rules or have accounting or financial management expertise as the Board interprets such qualification in its business judgment.

A Committee member may not serve on the audit committee of more than three public companies, including the Company.

The members of the Committee shall be appointed by the Board based on the recommendation of the corporate governance and nominating committee. The members may be removed from the Committee by the Board. The Board shall appoint the Chair of the Committee. If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote.

The Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Committee.

III.	Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly.

IV.	Oversight of the Relationship with the Company’s Auditors

The Committee shall be directly and solely responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such independent auditor must report directly to the Committee. The Committee shall:

1. Receive periodic reports from the independent auditor regarding the independent auditor’s independence, review with the independent auditor and management all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact auditor objectivity and independence.

2. Evaluate, at least annually, the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditors and present its conclusions to the Board. The lead audit partner of the audit firm shall rotate every five years as required by Section 10A(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Review with the independent auditor the planning, the scope, timing and staffing of the audit.

4. Approve in advance, by the Committee’s sole authority, all audit services and approved non-audit services provided to the Company by the independent auditor in accordance with Section 10A(i) of the Exchange Act. Non-audit services do not require pre-approval if (i) the aggregate amount of such services constitutes not more than 5% of the total amount of revenues paid to the independent auditor during the fiscal year in which such services are provided, (ii) such services were not recognized as non-audit services at the time of the engagement, and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the audit committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

5. Review with the independent auditor any audit problems or difficulties and management’s response, including any problems or difficulties encountered during the course of any audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

6. At least annually, obtain and review a report by the independent auditor describing (i) the independent auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues, and (iii) (to assess the independent auditor’s independence), all relationships between the independent auditor and the Company.

V.	Committee Authority and Responsibilities

The Committee is authorized to carry out its responsibilities and functions and other responsibilities assigned to it by the Board from time to time, and to take any action reasonably related to the mandate of this Charter. Subject to any restrictions set forth in the Company’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities, including the resources and authority to retain independent counsel or other advisers, as it deems appropriate. The Committee shall receive appropriate funding from the Company, as determined in the Committee’s sole discretion, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to independent counsel or other advisers and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

To fulfill its responsibilities and duties the Committee shall, to the extent that it deems necessary or appropriate, and in addition to the items described above:

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any report, opinion or management letter rendered by the independent auditors.

2. Based on (a) its review and discussions with management of the Company’s audited financial statements, (b) its discussion with the independent auditors of the matters to be communicated pursuant to Statement of Auditing Standards No. 61 and (c) the written disclosures from the Company’s independent auditors regarding independence, recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

3. Review with the Company’s independent auditors and financial management the adequacy and

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effectiveness of the Company’s system of disclosure controls and procedures and internal controls over financial reporting, including the report of management and the independent auditors thereon, and the related findings and recommendations of the Company’s independent auditors together with management’s responses.

4. Prior to the Company’s filing of any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, receive disclosures from the Company’s principal executive officer and principal financial officer with respect to the following (a) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; (b) all material weaknesses in internal controls identified by such officers to the Company’s independent auditors; and (c) any fraud, whether material or not material, that involves management of the Company or other employees who have a significant role in the Company’s internal controls over financial reporting.

5. Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may discuss this generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

6. Meet separately and periodically with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

7. Review with management and the independent auditors the critical accounting policies and practices used by the Company, alternatives thereto and the ramifications thereof. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

8. Review with the independent auditors any accounting adjustments that were noted or proposed by the independent auditor, including those not recorded (as immaterial or otherwise), any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement and any material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences and management’s responses. The review shall also include discussions of the responsibilities, budget and staffing of the Company’s internal audit function.

9. Review with management and the independent or internal auditor, as appropriate, any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

10. Review any related-party transactions for potential conflicts of interests and approve the same if appropriate in the Committee’s discretion.

11. Review with management and the auditors the effect of regulatory and accounting initiatives on the Company’s financial statements.

12. Review with management and the auditors any off-balance sheet transactions or structures and the effect on the Company’s financial results and operations.

13. Prepare the report required by Item 407(d)(3)(i) of Regulation S-K.

VI.	Other Policies and Procedures

To ensure that management has appropriate policies and procedures for quality financial reporting and ethical behavior, the Committee, in conjunction with the Board, shall:

1. Discuss policies with respect to risk assessment and risk management, including discussing the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and discussing the guidelines and policies to govern the process by which risk assessment and management is undertaken. Provide regular reports to the Board regarding the Committee’s discussions with respect to risk assessment and risk management.

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2. Discuss with the principal executive and financial officers of the Company any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3. Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4. Establish clear hiring policies for employees or former employees of the independent auditors.

5. Perform any other activities consistent with this Charter, the Company’s Bylaws, governing law and the rules of the NYSE and/or the SEC, as the Committee deems necessary or appropriate.

6. Report regularly to the Board. The Committee shall review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s auditors, or the performance of the internal audit function.

7. Conduct an annual evaluation of the performance of the Committee.

8. Review and reassess the adequacy of this Charter annually.

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Attachment 2

CHARTER OF COMPENSATION COMMITTEE

I.	Purpose

This Charter specifies the scope of the responsibilities of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to discharge the Board’s responsibilities relating to compensation and benefits of the Company’s executive officers and directors. In carrying out these responsibilities, the Committee shall review all components of executive officer and director compensation for consistency with the Committee’s compensation philosophy as in effect from time to time.

II.	Organization and Membership Requirements

The Committee shall consist of at least two directors and each member of the Committee shall be determined by the Board to meet the independence requirements of the New York Stock Exchange (the “NYSE”). In addition, no director may serve unless he or she (i) is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The members of the Committee shall be appointed by the Board based on the recommendation of the corporate governance and nominating committee. The members may be removed from the Committee by the Board. The Board shall appoint the Chair of the Committee. If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote.

The Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee, provided that the subcommittee consists of at least two members of the Committee.

III.	Meetings

The Committee shall meet as often as it deems appropriate to review the compensation of the executive officers, directors and, if it chooses, other employees of the Company, and otherwise perform its duties under this Charter. The Committee shall report regularly to the Board.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate, to perform its duties hereunder and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any consulting firm used to evaluate director, Chief Executive Officer or executive compensation, and to determine and approve the terms of engagement the fees and costs for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist it in performing any duties hereunder shall be borne by the Company.

IV.	Committee Authority and Responsibilities

To fulfill its responsibilities and duties, the Committee shall:

1. Review and approve corporate goals and objectives relevant to compensation for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation level based on this evaluation (including, but not limited to, annual salary, bonus, incentive-based and equity-based compensation and other benefits (direct or indirect)). The Chief Executive Officer may not be present during such voting or deliberations.

2. Consider, in determining the long-term incentive component of compensation for the Chief Executive Officer, the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years and such other factors as the Committee deems appropriate.

3. Make recommendations to the Board with respect to non-CEO executive officer compensation, incentive-compensation plans and equity-based plans that are subject to the Board’s approval. For purposes of this charter, “Executive Officers” are those individuals who have been designated by the Board as “officers” or “executive officers” for purposes of the federal securities laws, including Section 16(b) of the Securities Exchange Act of 1934, as amended.

4. Prepare the report of the Committee for inclusion in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission (the “SEC”), including preparing the disclosure required by Item 407(e)(5) of Regulation S-K.

5. Review and approve incentive-based or equity-based compensation plans (subject to ratification of the Board) in which the Company’s executive officers and/or directors participate.

6. Periodically review and advise the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the Company’s compensation programs for the Chief Executive Officer, other executive officers and directors relative to comparable companies in the Company’s industry.

7. Annually review and propose to the Board changes in director compensation.

8. Approve (subject to ratification by the Board) grants of performance-based compensation to the Chief Executive Officer and any other executive officer whose compensation is likely to be subject to the limitations under Section 162(m) of the Code (as identified by management), and determine the objective performance goals that shall serve as a benchmark for such performance-based compensation. Evaluate such executive officers’ performance against such objective performance goals, certify that such objective performance goals have been met, and determine the appropriate level of performance-based compensation that each such executive officer should receive.

9. Approve (subject to ratification of the Board) all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers.

10. Administer the Company’s incentive-compensation, stock option and other equity-based compensation plans.

11. Approve grants of awards of shares, share options or other equity units pursuant to the Company’s stock option or other equity-based compensation plans.

12. Perform such other activities consistent with this Charter, the Company’s Bylaws, governing law and the rules of the NYSE and/or the SEC, as the Committee or the Board deems necessary or appropriate.

13. Review and reassess the adequacy of this Charter annually.

14. Report to the Board as necessary regarding the Committee’s recommendations and activities or as the Board otherwise requests.

15. Perform an annual performance evaluation of the Committee and oversee the evaluation of management.

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Attachment 3

CHARTER OF CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

I.	Statement of Policy

This Charter specifies the scope of the responsibilities of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Pinnacle Entertainment, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements. In general, the Committee exercises oversight with respect to the governance of the Company and the Board.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommend that the Board select the director nominees for the next annual meeting of stockholders; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal and make appropriate recommendations to the Board; (v) develop and recommend to the Board a set of corporate governance guidelines (the “Guidelines”) applicable to the Company; (vi) oversee the evaluation of the Board and management; and (vii) facilitate effective interaction between management of the Company and the Board and its committees.

II.	Organization and Membership Requirements

The Committee shall consist of at least one director and each member of the Committee shall be determined by the Board to meet the independence requirements of the New York Stock Exchange, Inc. (the “NYSE”).

The members of the Committee shall be appointed by the Board based on the recommendation of the Committee. The members may be removed from the Committee by the Board. The Board shall appoint the Chair of the Committee. If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote.

The Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee, provided that each member of the subcommittee shall be independent as determined by the Board.

The Committee is authorized to carry out its responsibilities and functions and other responsibilities assigned to it by the Board from time to time, and to take any action reasonably related to the mandate of this Charter. The Committee shall report regularly to the Board. Subject to any restrictions set forth in the Company’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities, including the resources and authority to retain outside separate counsel or other experts or consultants, as it deems appropriate.

If the Committee determines that it is necessary to retain any search firm to be used to identify director candidates, then the Committee shall have the sole authority to retain and terminate the search firm, including, sole authority to approve of the search firm’s fees and other retention terms.

III.	Meetings

The Committee shall meet as often as it deems necessary — but not less often than semi-annually — to fulfill its responsibilities hereunder. The Committee may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

IV.	Committee Authority and Responsibility

To fulfill its responsibilities and duties hereunder, the Committee shall:

A. Nominating Functions

1. Identify individuals qualified to become Board members and recommend that the Board select the director nominees for the next annual meeting of stockholders, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee may but need not evaluate or propose such nomination, unless required by contract or requested by the Board.

2. Identify individuals qualified to become Board members and recommend to the Board director nominees to fill vacancies that may occur, including vacancies resulting from an increase in the size of the Board.

3. Develop and recommend to the Board criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

4. Consider any nominations of director candidates validly made by stockholders.

5. Review and make recommendations to the Board concerning qualifications, appointment and removal of committee members.

B. Corporate Governance Functions

1. Develop, recommend for Board approval, and review on an ongoing basis the Guidelines applicable to the Company and the Company’s other corporate governance policies or procedures.

2. Review, at least annually, the Company’s compliance with the corporate governance requirements of the NYSE and the Securities and Exchange Commission (the “SEC”), and report to the Board regarding the same.

3. Develop criteria for the evaluation of Board and committee performance.

4. Perform an annual performance evaluation of the Committee.

5. Review and recommend to the Board changes to the Company’s Bylaws as needed.

6. Review and reassess the adequacy of this Charter and the Guidelines annually.

7. Perform any other activities consistent with this Charter, the Company’s Bylaws, Certificate of Incorporation, other applicable law and rules of the NYSE and/or the SEC, as the Committee or the Board deems necessary or appropriate.

C. Evaluation of the Board and Management

1. Oversee the evaluation of the Board and management.

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PINNACLE ENTERTAINMENT, INC.
ATTN: INVESTOR RELATIONS
8918 SPANISH RIDGE AVENUE
LAS VEGAS, NV 89148
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a	Stephen C. Comer	☐	☐	☐

1b	John V. Giovenco	☐	☐	☐

1c	Richard J. Goeglein	☐	☐	☐

1d	Bruce A. Leslie	☐	☐	☐

1e	James L. Martineau	☐	☐	☐

1f	Lynn P. Reitnouer	☐	☐	☐

1g	Anthony M. Sanfilippo	☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.	☐	☐	☐

3.	Amendment to the Company’s 2005 Equity and Performance Incentive Plan to permit a one-time value-for-value stock option exchange program.	☐	☐	☐

4.	Advisory resolution regarding compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends you
vote 1 YEAR on proposal 5:	1 year	2 years	3 years	Abstain

5.	Advisory vote on the frequency of future advisory votes on compensation of the Company’s named executive officers. ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

PINNACLE ENTERTAINMENT, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2011
The undersigned hereby appoints Anthony M. Sanfilippo and John A. Godfrey, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters as may properly come before the meeting, all of the shares of Common Stock of Pinnacle Entertainment, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time, on Tuesday, May 24, 2011, at the Four Seasons Hotel St. Louis, 999 North Second Street, St. Louis, Missouri 63102, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 1 YEAR ON PROPOSAL 5. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE